                                                                    Exhibit 10.1

                                                                  CONFORMED COPY




                                  DYNATECH LLC
                                      AND
                       THE GERMAN BORROWERS NAMED HEREIN
                           _________________________

                                  $860,000,000
                                CREDIT AGREEMENT

                            dated as of May 23, 2000
                           _________________________

                          J.P. MORGAN SECURITIES INC.
                                  as Arranger


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent
                                      and
                       as German Term Loan Servicing Bank

                          CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent


                           THE CHASE MANHATTAN BANK,
                                      and
                             BANKERS TRUST COMPANY
                           as Co-Documentation Agents

                               TABLE OF CONTENTS

                                                                                     Page
SECTION 1.  DEFINITIONS............................................................    2
     1.1  Defined Terms............................................................    2
     1.2  Other Definitional Provisions............................................   28

SECTION 2.  AMOUNT AND TERMS OF TRANCHE A LOAN.....................................   28
     2.1  Tranche A Term Loans.....................................................   28
     2.2  Procedure for Tranche A Loan Borrowing...................................   29
     2.3  Amortization of Tranche A Loans..........................................   29
     2.4  Use of Proceeds of Tranche A Loans.......................................   30

SECTION 3.  AMOUNT AND TERMS OF TRANCHE B LOAN.....................................   30
     3.1  Tranche B Term Loans.....................................................   30
     3.2  Procedure for Tranche B Loan Borrowing...................................   30
     3.3  Amortization of Tranche B Loans..........................................   30
     3.4  Use of Proceeds of Tranche B Loans.......................................   31

SECTION 4.  AMOUNT AND TERMS OF GERMAN TERM LOANS..................................   31
     4.1  German Term Loans........................................................   31
     4.2  Procedure for German Term Loan Borrowing.................................   32
     4.3  Amortization of German Term Loans........................................   32
     4.4  Use of Proceeds of German Term Loans.....................................   33
     4.5  German Borrower Assumption...............................................   33

SECTION 5.  AMOUNT AND TERMS OF GERMAN L/C FACILITY................................   33
     5.1  German L/C Participation Commitment......................................   33
     5.2  Procedure for Issuance of the German L/C.................................   33
     5.3  Fees, Commissions and Other Charges......................................   34
     5.4  German L/C Participations................................................   34
     5.5  Reimbursement Obligation of the German Borrowers.........................   35
     5.6  Obligations Absolute.....................................................   37
     5.7  German L/C Payments......................................................   38
     5.8  Reduction of German L/C Participation Commitment.........................   38
     5.9  German Borrower Assumption...............................................   39
     5.10  Obligation of German Term Loan Servicing Bank...........................   39

SECTION 6.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.......................   39
     6.1  Revolving Credit Commitments.............................................   39
     6.2  Procedure for Revolving Credit Borrowing.................................   39
     6.3  Use of Proceeds of Revolving Credit Loans................................   40

SECTION 7.  DOMESTIC LETTERS OF CREDIT.............................................   40
     7.1  Domestic L/C Commitment..................................................   40

     7.2  Procedure for Issuance of Domestic L/Cs..................................   41
     7.3  Fees, Commissions and Other Charges......................................   41
     7.4  L/C Participations.......................................................   42
     7.5  Reimbursement Obligation of the Primary Borrower.........................   43
     7.6  Obligations Absolute.....................................................   44
     7.7  Domestic L/C Payments....................................................   45
     7.8  Application..............................................................   45

SECTION 8.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY............................   45
     8.1  Swing Line Commitments...................................................   45
     8.2  Procedure for Swing Line Loan Borrowing..................................   45
     8.3  Refunding of Swing Line Loans............................................   46
     8.4  Unconditional Obligation to Refund Swing Line Loans......................   46
     8.5  Use of Proceeds of Swing Line Loans......................................   47

SECTION 9.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
FEES AND PAYMENTS..................................................................   47
     9.1  Repayment of Loans; Evidence of Debt.....................................   47
     9.2  Commitment Fee; Other Fees...............................................   48
     9.3  Optional Prepayments.....................................................   49
     9.4  Optional Termination or Reduction of Aggregate Revolving Credit
          Commitment...............................................................   50
     9.5  Mandatory Reduction of Commitments and Prepayments.......................   51
     9.6  Conversion and Continuation Options......................................   53
     9.7  Minimum Amounts and Maximum Number of Tranches...........................   54
     9.8  Interest Rates and Payment Dates.........................................   55
     9.9  German Term Loans ; Additional Interest..................................   55
     9.10  Computation of Interest and Fees........................................   56
     9.11  Inability to Determine Interest Rate....................................   56
     9.12  Pro Rata Treatment and Payments.........................................   57
     9.13  Illegality..............................................................   59
     9.14  Requirements of Law.....................................................   60
     9.15  Taxes...................................................................   61
     9.16  Indemnity...............................................................   64
     9.17  Certain Fees............................................................   65
     9.18  Certain Rules Relating to the Payment of Additional Amounts.............   65

SECTION 10. REPRESENTATIONS AND WARRANTIES.........................................   67
     10.1  Financial Condition.....................................................   67
     10.2  No Change...............................................................   68
     10.3  Corporate Existence; Compliance with Law................................   68
     10.4  Corporate Power; Authorization; Enforceable Obligations.................   69
     10.5  No Legal Bar............................................................   69
     10.6  No Material Litigation..................................................   70
     10.7  No Default..............................................................   70
     10.8  Ownership of Property; Liens............................................   70
     10.9  Intellectual Property...................................................   70
     10.10  No Burdensome Restrictions.............................................   70
     10.11  Taxes..................................................................   70
     10.12  Federal Regulations....................................................   71
     10.13  ERISA..................................................................   71


     10.14  Investment Company Act; Other Regulations..............................   71
     10.15  Subsidiaries...........................................................   71
     10.16  Environmental Matters..................................................   71
     10.17  Collateral Documents...................................................   73
     10.18  Accuracy and Completeness of Information...............................   73
     10.19  Solvency...............................................................   73
     10.20  Senior Indebtedness....................................................   73

SECTION 11.  CONDITIONS PRECEDENT..................................................   74
     11.1  Conditions to Initial Loans.............................................   74
     11.2  Conditions to the German Term Loans and the German L/C..................   77
     11.3  Conditions to Each Loan.................................................   77

SECTION 12.  AFFIRMATIVE COVENANTS.................................................   78
     12.1  Financial Statements....................................................   78
     12.2  Certificates; Other Information.........................................   79
     12.3  Payment of Obligations..................................................   79
     12.4  Conduct of Business and Maintenance of Existence........................   80
     12.5  Maintenance of Property; Insurance......................................   80
     12.6  Inspection of Property; Books and Records; Discussions..................   80
     12.7  Notices.................................................................   80
     12.8  Environmental Laws......................................................   82
     12.9  Additional Collateral...................................................   82

SECTION 13.  FINANCIAL COVENANTS...................................................   84
     13.1  Minimum Interest Coverage Ratio.........................................   84
     13.2  Maximum Leverage Ratio..................................................   85

SECTION 14.  NEGATIVE COVENANTS....................................................   86
     14.1  Limitation on Indebtedness..............................................   86
     14.2  Limitation on Liens.....................................................   88
     14.3  Limitation on Guarantee Obligations.....................................   90
     14.4  Limitation on Fundamental Changes.......................................   92
     14.5  Limitation on Sale of Assets............................................   92
     14.6  Limitation on Restricted Payments.......................................   94
     14.7  Limitation on Capital Expenditures......................................   95
     14.8  Limitation on Investments, Loans and Advances...........................   96
     14.9  Limitation on Transactions with Affiliates..............................   98
     14.10 Limitation on Sales and Leasebacks......................................   99
     14.11 Limitation on Changes in Fiscal Year....................................   99
     14.12 Limitation on Optional Payments and Modifications of Debt Instruments
           and other Material Agreements..........................................    99
     14.13 Limitation on Negative Pledge Clauses...................................  100
     14.14 Limitation on Lines of Business.........................................  100

SECTION 15.  EVENTS OF DEFAULT.....................................................  100
     15.1  Certain Bankruptcy Events...............................................  100
     15.2  Other Events of Default.................................................  102
     15.3  Certain Provisions Applicable to Domestic L/Cs..........................  104
     15.4  Certain Waivers.........................................................  105


SECTION 16.  THE ADMINISTRATIVE AGENT..............................................  105
     16.1  Appointment.............................................................  105
     16.2  Delegation of Duties....................................................  106
     16.3  Exculpatory Provisions..................................................  106
     16.4  Reliance by Administrative Agent and
           German Term Loan Servicing Bank.........................................  106
     16.5  Notice of Default.......................................................  107
     16.6  Acknowledgments and Representations by Lenders..........................  107
     16.7  Indemnification.........................................................  108
     16.8  Agents in their Individual Capacities...................................  108
     16.9  Successor Agents........................................................  109

SECTION 17.  MISCELLANEOUS.........................................................  110
     17.1  Amendments and Waivers..................................................  110
     17.2  Notices.................................................................  112
     17.3  No Waiver; Cumulative Remedies..........................................  113
     17.4  Survival of Representations and Warranties..............................  113
     17.5  Payment of Expenses and Taxes...........................................  113
     17.6  Successors and Assigns; Participations and Assignments..................  114
     17.7  Adjustments; Set-off....................................................  118
     17.8  Counterparts............................................................  118
     17.9  Severability............................................................  118
     17.10  Integration............................................................  118
     17.11  GOVERNING LAW..........................................................  119
     17.12  Submission To Jurisdiction; Waivers....................................  119
     17.13  Acknowledgements.......................................................  120
     17.14  WAIVERS OF JURY TRIAL..................................................  120
     17.15  Confidentiality........................................................  120
     17.16 Judgment Currency.......................................................  121

SCHEDULES

Schedule I          Lenders; Commitments
Schedule II         Addresses for Notices
Schedule 1.1(a)     Inactive Subsidiaries
Schedule 1.1(b)     Permitted Investors
Schedule 10.4(a)    Required Consents, Authorizations and Filings
Schedule 10.6       Existing Litigation
Schedule 10.9       Intellectual Property
Schedule 10.11      Taxes
Schedule 10.15      Subsidiaries
Schedule 11.1(m)    Existing Indebtedness
Schedule 14.2(q)    Existing Liens
Schedule 14.3       Existing Guarantee Obligations
Schedule 14.5(j)    Permitted Dispositions
Schedule 14.8(f)    Existing Investments
Schedule 14.9(iv)   Permitted Transactions with Guarantor Affiliates



EXHIBITS

Exhibit A-1         Form of Revolving Credit Note
Exhibit A-2         Form of Tranche [A][B] Note
Exhibit A-3         Form of Swing Line Note
Exhibit B           Form of Guarantee and Collateral Agreement
Exhibit C-1         Form of Opinion of Debevoise & Plimpton
Exhibit C-2         Form of Opinion of Mark V.B. Tremallo
Exhibit C-3         Form of Opinion of German counsel
Exhibit D           Form of Assignment and Acceptance
Exhibit E-1         Form of Notice of Borrowing (Drawings)
Exhibit E-2         Form of Notice of Borrowing (Conversions)
Exhibit E-3         Form of Notice of Borrowing (Continuations)
Exhibit F           Form of German L/C
Exhibit G           Form of U.S. Tax Compliance Certificate
Exhibit H           Form of Eligible German Bank Certificate
Exhibit I           Form of [Optional][Mandatory] Prepayment Option Notice

          CREDIT AGREEMENT, dated as of May 23, 2000, among:

(a) DYNATECH LLC, a Delaware limited liability company wholly owned by the Guarantor (the "Primary Borrower");

(b) the GERMAN BORROWERS (as hereinafter defined; together with the Primary Borrower, the "Borrowers");

(c) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as agent (in such capacity, the "German Term Loan Servicing Bank") for the German Term Loan Lenders (as hereinafter defined);

(d)  the Lenders (as hereinafter defined) from time to time parties hereto;

(e) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders;

(f) CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders; and

(g) THE CHASE MANHATTAN BANK and BANKERS TRUST COMPANY, each in its capacity as co-documentation agent (collectively, the "Co-Documentation Agents") for the Lenders.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, Dynatech Corporation, a Delaware corporation, (the "Guarantor"), the Primary Borrower and DWW Acquisition Corporation, a Delaware corporation ("Mergco") have entered into the Agreement and Plan of Merger, dated as of February 14, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Merger Agreement"), with Wavetek Wandel Goltermann, Inc., a Delaware corporation (together with any successor thereto, "WWG"), pursuant to which Mergco is to merge with WWG (the "Merger"), with WWG to be the survivor of the Merger;

          WHEREAS, the Guarantor and the Primary Borrower are parties to the Credit Agreement, dated as of May 21, 1998 (as heretofore amended, supplemented or otherwise modified, the "Existing Dynatech Credit Agreement"), with the lenders parties thereto, Morgan Guaranty Trust Company of New York, as administrative agent, and others;

          WHEREAS, in connection with the Merger, the Guarantor and the Primary Borrower wish to refund, refinance and replace the Existing Dynatech Credit Agreement with the credit facilities described herein to provide financing for
(i) the Merger, (ii) the repayment and refinancing of amounts outstanding under the Existing Dynatech Credit Agreement, (iii) the repurchase of WWG's 10-1/8% Senior Subordinated Notes due 2007 (the "WWG Senior Subordinated Notes"), (iv) the repayment of certain other existing Indebtedness of WWG and its Subsidiaries, (v) the repayment of the Interim Intercompany Loan (as hereinafter defined), (vi) the conversion of WWG into a limited liability company and (vii) the working capital needs and general corporate purposes of the Primary Borrower and its Subsidiaries following the Merger (the Merger and such refinancing transactions, collectively, the "Transaction");

          WHEREAS, in connection with the Merger, the Guarantor is to receive at least $160,000,000 of gross cash proceeds from the issuance and sale of its common stock to Fund V and Fund VI (the "Equity Financing");

          WHEREAS, the Primary Borrower desires that a portion of the credit facilities described herein be made available to certain of its German subsidiaries; and

          WHEREAS, the Lenders are willing to provide the credit facilities described herein upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


                             SECTION   DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans (including, without limitation, Swing Line Loans) the rate of interest applicable to which is based upon the ABR.

          "Active Subsidiaries": all Subsidiaries of the Guarantor other than those listed on Schedule 1.1(a).

          "Administrative Agent":  as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement Currency": as defined in subsection 17.16.

          "Aggregate German L/C Participation Commitment": (Euro)110,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "Aggregate German Term Loan Commitment": (Euro)108,375,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "Aggregate Outstanding Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans denominated in Dollars made by such Revolving Credit Lender, (b) the Dollar Equivalent Amount of Revolving Credit Loans denominated in euro made by such Revolving Credit Lender then outstanding and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Domestic L/C Obligations and Swing Line Loans then outstanding; provided, however, that the Swing Line Loans shall be deemed not to be outstanding for purposes only of determining the commitment fee which is payable from time to time pursuant to subsection 9.2.

          "Aggregate Revolving Credit Commitment": $175,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "Aggregate Tranche A Commitment": $75,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "Aggregate Tranche B Commitment": $510,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Commitment Fee Rate": at any date, the rate per annum set forth below opposite the Level then in effect with respect to the Revolving Credit Facility:

                         ===================
                          Level        Rate
                         -------------------
                         Level I      .375%
                         Level II     .375%
                         Level III     .50%
                         Level IV      .50%
                         Level V       .50%
                         ===================


     ; provided that, until the date which is six months after the Closing Date, the Level in effect shall be deemed to be Level V.

          "Applicable Margin": (a) with respect to Tranche B Loans, 3.25% (for Eurocurrency Loans), and 2.25% (for ABR Loans), (b) with respect to the German Term Loan, 0.30% and (c) with respect to Revolving Credit Loans, Swing Line Loans , Tranche A Loans and Reimbursement Term Loans (if any), the rate per annum set forth below under the relevant column heading below opposite the Level then in effect:

                 ======================================
                                  Applicable Margin
                            ---------------------------
                              Eurocurrency   ABR Loans
                    Level         Loans
                 --------------------------------------
                 Level I              1.75%       0.75%
                 Level II             2.00%       1.00%
                 Level III            2.25%       1.25%
                 Level IV             2.50%       1.50%
                 Level V              2.75%       1.75%
                 ======================================

     Notwithstanding the foregoing, (y) the "Applicable Margin" from time to time in effect for Swing Line Loans shall be the rate which would then be applicable to Revolving Credit Loans which are ABR Loans and (z) for each day prior to the date which is six months following the Closing Date, the Level in effect shall be deemed to be Level V.

          "Application": an application, in such form as the relevant Domestic L/C Issuing Bank may reasonably specify from time to time, requesting such Domestic L/C Issuing Bank to open a Domestic L/C.

          "Assignee":  as defined in subsection 17.6(c).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) such Revolving Credit Lender's Aggregate Outstanding Extensions of Credit.

          "Borrowers":  as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified in a Notice of Borrowing pursuant to subsection 2.2, 3.2, 4.2, 5.2, 6.2 or 8.2 or in an Application pursuant to subsection 7.2, as a date on which the relevant Borrower requests the Lenders to make Loans, issue the German L/C or issue a Domestic L/C, as applicable, hereunder.

          "Business":  as defined in subsection 10.16(b).

          "Business Day":   a day other than a Saturday, Sunday or other day on
     which commercial banks in New York City are authorized or required by law to close; provided, however, that, with respect to matters relating to the German Term Loan, any day on which commercial banks in Frankfurt am Main, Germany are authorized or required by law to close shall not constitute a "Business Day"; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

          "Capital Expenditure":  as defined in subsection 14.7.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits, bankers acceptances and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard and Poor's Rating Group or any successor rating agency ("S&P") or P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and (h) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors or comparable body of the Guarantor or the Primary Borrower, in each case provided in clauses (a), (b) and (d) above, maturing within twelve months after the date of acquisition.

          "CD&R":  Clayton, Dubilier & Rice, Inc., a Delaware corporation.

          "CD&R Group": CD&R, Fund V, Fund VI or other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, Fund V, Fund VI or any such other investment fund or vehicle.

          "Change of Control": the occurrence of the following: (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange
     Act), other than any of the Permitted Investors, shall have acquired a percentage of shares of Voting Stock that is greater than as held in the aggregate by the Permitted Investors or (b) the Permitted Investors shall cease to hold in the aggregate at least (i) at any time prior to a New Equity Financing, 35% of the outstanding Voting Stock of the Guarantor or
     (ii) upon or at any time after a New Equity Financing, 25% of the outstanding Voting Stock of the Guarantor. As used in this paragraph, "Voting Stock" shall mean shares of Capital Stock entitled to vote generally in the election of directors and "Permitted Investors" means any of (i) CD&R, Fund V, Fund VI, any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, Fund V, Fund VI or any such other investment fund or vehicle, (ii) any Person listed on Schedule 1.1(b) or Affiliate thereof, (iii) any Management Investor and (iv) for a period not exceeding three Business Days, any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Guarantor.

          "Closing Date": the date on which the conditions precedent set forth in subsection 11.1 shall be satisfied or waived.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Documentation Agents":  as defined in the preamble hereto.

          "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Guarantor, the Primary Borrower and each of its Domestic Subsidiaries that is an Active Subsidiary, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment": as to any Lender, its Tranche A Commitment, Tranche B Commitment, German Term Loan Commitment, German L/C Participation Commitment or Revolving Credit Commitment, as the context shall require; as to all Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, its Tranche A Commitment Percentage, its Tranche B Commitment Percentage, German Term Loan Commitment Percentage, German L/C Participation Commitment Percentage or its Revolving Credit Commitment Percentage, as the context shall require.

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Primary Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Primary Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Guarantor and its Subsidiaries for such fiscal period.

     "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents": this Agreement, the Notes, the German L/C, the Applications and the Security Documents.

          "Credit Parties": the Guarantor, each Borrower and each of their Subsidiaries that is a party to a Credit Document.

          "Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Guarantor and its Subsidiaries at such date.

          "Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Guarantor and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Guarantor and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

          "Default": any of the events specified in subsections 15.1 or 15.2, whether or not any requirement for the giving of notice (other than any notice to be delivered pursuant to subsection 15.2(e)(ii)), the lapse of time, or both, or any other condition, has been satisfied.

          "Dollar Equivalent Amount": on any date of determination thereof, with respect to the principal amount of any Loan denominated in euro or the amount of any Domestic L/C denominated in euro or any drawing thereunder, the amount of Dollars that may be purchased with such amount of euro at the Spot Exchange Rate on such date.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic L/C Issuing Bank": ABN AMRO Bank N.V or any other Lender appointed by the Administrative Agent (provided that such other Lender agrees to serve in the capacity of Domestic L/C Issuing Bank), in its capacity as issuer thereof.

          "Domestic L/C Commitment":  $35,000,000.

          "Domestic L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Domestic L/Cs denominated in Dollars, (b) the Dollar Equivalent Amount of the aggregate then undrawn and unexpired amount of the then outstanding Domestic L/Cs denominated in euro, (c) the aggregate amount of drawings under Domestic L/Cs denominated in Dollars which have not then been reimbursed pursuant to subsection 7.5 and (d) the Dollar Equivalent Amount of the aggregate amount of drawings under Domestic L/Cs denominated in euros which have not then been reimbursed pursuant to subsection 7.5.

          "Domestic L/C Participants": with respect to any Domestic L/C, the collective reference to all Revolving Credit Lenders other than the Domestic L/C Issuing Bank with respect to such Domestic L/C.

          "Domestic L/Cs":  as defined in subsection 7.1

          "Domestic Subsidiary": any Subsidiary of the Primary Borrower organized under the laws of any jurisdiction within the United States (other than any Foreign Subsidiary Holdco).

          "EBITDA" for any period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period adjusted to exclude the following items to the extent that such items were included in the calculation of such Consolidated Net Income or Consolidated Net Loss: (a) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items) for such period, (b) the amount of interest expense (net of interest income) of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (c) the amount of tax expense of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, (d) any non cash expenses and charges, in each case, which represents an accrual for which no cash is expected to be paid in the short term, (e) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (f) any non-cash provisions for reserves of discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and (h) any gains or losses relating to the repatriation of foreign currency denominated investments; provided, that for purposes of calculating EBITDA of the Guarantor and its Subsidiaries for any period (other than for purposes of the definition of Excess Cash Flow), (i) EBITDA attributable to any Person acquired by the Primary Borrower or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which EBITDA of the Guarantor and its Subsidiaries is to be calculated
     (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit (or the review, in the case of any such financial statements that are interim unaudited statements) by independent certified public accountants of nationally recognized standing or (2) are reasonably acceptable to the Administrative Agent and (ii) the EBITDA attributable to any Person disposed of by the Primary Borrower or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

           "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

          "EMU Legislation": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

          "Eligible German Bank":  a bank or other financial institution that
     (a) constitutes a "German bank" or a "German taxable branch of a bank" within the meaning of chapter 23 of the German revenue ruling on the section 8a of the German Corporate Revenue Code and (b) has delivered a certificate to the Administrative Agent substantially in the form of Exhibit H, with copies to each of the German Borrowers.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority properly promulgated and having the force and effect of law, or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as related to the environment, as now or may at any relevant time hereafter be in effect.

           "Equity Financing":  as defined in the recitals hereto.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "euro" and "(euro)": the single currency of the EMU as constituted by the Treaty on European Union and as referred to in EMU Legislation.

          "euro unit": the currency unit of the euro as defined in the EMU Legislation.

          "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in any currency, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the applicable Telerate Page for deposits in such currency for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/100th of 1%); provided that, to the extent that an interest rate is not ascertainable for any currency pursuant to the foregoing provisions of this definition, the "Eurocurrency Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/100th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in such currency are offered for such relevant Interest Period to major banks in the London interbank market in London, England by Morgan Guaranty Trust Company of New York at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

          "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

     "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurocurrency Base Rate
                  ------------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Event of Default": any of the events specified in subsections 15.1 or 15.2, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow": for any fiscal year (or, in the case of the fiscal year ending March 31, 2001, the portion thereof commencing on the first day of the month next succeeding the Closing Date) of the Guarantor, the amount equal to the excess, if any, of (a) the sum of (i) EBITDA for such fiscal year (or portion thereof) and (ii) decreases in Working Capital for such fiscal year (or portion thereof) minus (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Guarantor and its Subsidiaries in cash during such fiscal year (or portion thereof) on account of (w) Capital Expenditures, (x) interest expense on the aggregate principal amount of their consolidated Indebtedness, (y) tax expense and
     (z) any investments made pursuant to subsection 14.8(c), (e) or (j), (ii) the aggregate amount of all principal payments of Indebtedness (net of any refinancings of any such Indebtedness to the extent applied to fund such payments) during such fiscal year (or portion thereof) resulting in permanent reductions of such Indebtedness (excluding, in the case of the Loans, any principal payment pursuant to subsection 9.5(c), (d) or (e) except to the extent that the event giving rise to such payment causes an increase in EBITDA), (iii) the Net Proceeds from any sale or other disposition of property or assets of the Guarantor or any of its Subsidiaries to the extent that such Net Proceeds (A) consist of any Reinvested Amount or are otherwise applied in accordance with subsection 9.5(d) and (B) are included in the calculation of EBITDA, and (iv) increases in Working Capital for such fiscal year (or portion thereof).

          "Excess Cash Flow Recapture Amount": for (a) each fiscal year of the Guarantor when the Leverage Ratio at the last day of such fiscal year is greater than or equal to 4.0 to 1.0, the amount equal to 50% of Excess Cash Flow for such fiscal year and (b) for each other period, $0.

          "Existing Dynatech Credit Agreement": as defined in the recitals hereto.

          "Existing Transaction Documents": the Transaction Documents, as that term is defined in the Existing Dynatech Credit Agreement.

          "Facility": each of (a) the Tranche A Commitments and the Tranche A Loans made thereunder (the "Tranche A Facility"), (b) the Tranche B Commitments and the Tranche B Loans made thereunder (the "Tranche B Facility"), (c) the German L/C Facility and the extensions of credit made thereunder (the "German L/C Facility"), (d) the German Term Loan Commitment and the German Term Loans (the "German Term Loan Facility"), (e) the Reimbursement Term

     Loans (the "Reimbursement Loan Facility") and (f) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate": shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter": the amended and restated agreement, dated March 10, 2000, among the Guarantor, the Primary Borrower, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, relating to the payment of certain fees.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Foreign Backstop Letters of Credit": any Domestic L/C issued under this Agreement to any Person for the account of the Primary Borrower to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under subsection 14.1(l).

          "Foreign Pledge Agreement": each pledge agreement (or analogous document), which pledge agreement (or analogous document) shall be in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Primary Borrower or any of its Domestic Subsidiaries purports to grant a Lien on any portion of the Capital Stock of any Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

          "Foreign Subsidiary": any Subsidiary of the Primary Borrower that is organized under the laws of any jurisdiction outside the United States of America, or that is a Foreign Subsidiary Holdco.

          "Foreign Subsidiary Holdco": any Subsidiary of the Primary Borrower that has no material assets other than Capital Stock or other securities of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos, and other assets relating to an ownership interest in such Capital Stock, securities or Foreign Subsidiaries.

     "Former Plan": any employee benefit plan in respect of which the Primary Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

          "Fund V": Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership managed by CD&R, and its successors and its assigns who are existing members of the CD&R Group at the time of any such assignment.

          "Fund VI": Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership managed by CD&R, and its successors and its assigns who are existing members of the CD&R Group at the time of any such assignment.

          "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of any Borrower, Indebtedness in respect of the Loans.

          "Funding Office": the office of the Administrative Agent specified in subsection 17.2 or such other office in the United States as may be specified by the Administrative Agent as its funding office by written notice to the Borrowers and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining compliance with the provisions of Section 13 or subsection 14.8(e), "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on December 31, 1999.

          "German Borrower": until consummation of the German Borrower Merger, each of Wavetek GmbH and Holdings II GmbH; and thereafter, Wavetek GmbH or Holdings II GmbH, whichever is the surviving corporation in the German Borrower Merger.

          "German Borrower Merger":  as defined in subsection 4.5

          "German L/C":  as defined in subsection 5.1.

          "German L/C Issuing Bank": Morgan Guaranty Trust Company of New York, in its capacity as issuer of the German L/C.

          "German L/C Participant": each bank or other financial institution holding a German L/C Participation Commitment hereunder; collectively, the "German L/C Participants".

          "German L/C Participation Commitment": as to any German L/C Participant its obligation to participate in the German L/C and, if applicable pursuant to subsection 5.5(c), to make Reimbursement Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "German L/C Participation Commitment".

          "German L/C Participation Commitment Percentage": as to any German L/C Participant at any time prior to the deemed incurrence of the Reimbursement Term Loans pursuant to subsection 5.5(c), the percentage which such German L/C Participant's German L/C Participation Commitment then constitutes of the Aggregate German L/C Participation Commitment (or, at any time after the deemed incurrence of the Reimbursement Term Loans pursuant to subsection 5.5(c), the percentage which the aggregate principal amount of such German L/C Participant's Reimbursement Term Loans then outstanding constitutes of the aggregate principal amount of the Reimbursement Term Loans then outstanding.

          "German Loan Percentage": as to any German Borrower at any time, the percentage that the then outstanding principal amount of German Term Loans (or, if incurred, the Reimbursement Term Loans) owing by it constitutes of the aggregate principal amount of all German Term Loans (or, if incurred, the Reimbursement Term Loans) then outstanding.

          "German Mortgage Debt": Indebtedness of Wavetek GmbH and/or one or more Subsidiaries thereof arising under financing arrangements existing on the Closing Date (as such Indebtedness and arrangements may be amended, waived, modified, refunded, refinanced or replaced from time to time), including Liens on certain real property of one or more such Persons, in an aggregate outstanding principal amount at any time not to exceed 50,000,000 Deutsche marks.

          "German Term Loan":  as defined in subsection 4.1.

          "German Term Loan Availability Period": the period from and including the day after the Closing Date, to and including the date that is ten Business Days thereafter.

          "German Term Loan Commitment": as to any German Term Loan Lender, its obligation to make its German Term Loans to each German Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "German Term Loan Commitment".

          "German Term Loan Commitment Percentage": as to any German Term Loan Lender at any time on or prior to the Borrowing Date for the German Term Loans, the percentage which such German Term Loan Lender's German Term Loan Commitment then constitutes of the Aggregate German Term Loan Commitment (or, at any time after the Borrowing Date for the German Term Loans, the percentage which the aggregate principal amount of such German Term Loan Lender's German Term Loans then outstanding constitutes of the aggregate principal amount of the German Term Loans then outstanding).

          "German Term Loan Exposure": as of any date, the sum of (a) the then outstanding principal amount of the German Term Loans, plus (b) the amount of interest that will be due and payable on the next succeeding Interest Payment Date(s) with respect to each of the then current Interest Periods for the German Term Loans (including any overdue interest as of such date).

          "German Term Loan Lender": each Eligible German Bank holding a German Term Loan Commitment hereunder (or, after the Borrowing Date for the German Term Loans and subject to the provisions of subsection 17.6(c), holding any German Term Loans hereunder); collectively, the "German Term Loan Lenders".

          "German Term Loan Servicing Bank":  as defined in the recitals hereto.

          "German Term Loan Repayment Date":   the first date on which the
     German Term Loans and (if incurred) the Reimbursement Term Loans, and all Reimbursement Obligations in respect of the German L/C then due and owing, shall have been paid in full and the German L/C shall have expired or no longer be outstanding.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Primary Borrower in good faith.

          "Guarantor":  as defined in the recitals hereto.

          "Hedging Arrangement": means any agreement or arrangement that relates to any interest rate protection, future, option, swap, cap, collar or hedge, or to any foreign exchange contract or currency swap or hedge, or any other similar agreement or arrangement (including any derivative agreement or arrangement), and is entered into, purchased or otherwise acquired by the Primary Borrower or any of its Subsidiaries in the ordinary course of business and not for purposes of speculation.

          "Historical Period": with respect to any Permitted Acquisition, the period of four consecutive fiscal quarters of the Primary Borrower most recently ended prior to the consummation of such Permitted Acquisition for which consolidated financial statements of the Guarantor have been delivered pursuant to subsection 12.1.

          "Historical Pro Forma Compliance": with respect to any Permitted Acquisition, the Primary Borrower shall be in Historical Pro Forma Compliance if the Leverage Ratio as of the end of the relevant Historical Period shall be less than or equal to the ratio set forth below opposite the period during which such Historical Period ends, with such compliance determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Historical Period:[CAPTION]

               Period                       Ratio
               ------                       -----
               Closing Date          December 31, 2001   6.00 to 1.0
               January 1, 2002       September 30, 2002  5.25 to 1.0
               October 1, 2002       December 31, 2002   5.00 to 1.0
               January 1, 2003       thereafter          4.50 to 1.0

          "Holdings I GmbH": Dynatech World Holdings GmbH, a Wholly Owned Subsidiary of the Primary Borrower, organized under the laws of Germany.

          "Holdings II GmbH": Dynatech Subworld Holdings GmbH, a Wholly Owned Subsidiary of Holdings I GmbH, organized under the laws of Germany

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit issued for the account of such Person, (e) all obligations of such Person in respect of acceptances created for the account of such Person, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any preferred stock (or equivalent equity interests) of such Person which is mandatorily redeemable prior to the scheduled maturity of the Tranche B Loans (other than any such stock held by Management Investors), and (g) all obligations of the types referred to in clauses (a) through (f) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intellectual Property":  as defined in subsection 10.9.

          "Interest Coverage Ratio": for any period, the ratio of (i) EBITDA for such period to (ii) Interest Expense for such period.

          "Interest Expense": for any period, the amount equal to the interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs otherwise included therein), net of interest income, of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness; provided, that for the purposes of calculating Interest Expense of the Guarantor and its Subsidiaries for any period, (i) Interest Expense attributable to any Person acquired by the Primary Borrower or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Interest Expense of the Guarantor and its Subsidiaries is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit (or the review, in the case of any such financial statements that are interim unaudited statements) by independent certified public accountants of nationally recognized standing or (2) are reasonably acceptable to the Administrative Agent and (ii) the Interest Expense attributable to any Person disposed of by the Primary Borrower or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

          "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business Day) and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurocurrency Loan:

              (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its Notice of Borrowing given with respect thereto; and

              (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

              (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the relevant Tranche A Loan, Tranche B Loan or German Term Loan (as the case may be) shall end on the Termination Date or such date of final payment, as the case may be;

              (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

              (4) the relevant Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan.

          "Interim Intercompany Loan": a (Euro)70,000,000 intercompany loan, on terms and conditions reasonably satisfactory to the Administrative Agent, from a Wholly Owned Subsidiary of the Primary Borrower to Holdings I GmbH in connection with the acquisition of Wavetek GmbH from such Subsidiary, which loan shall be financed with proceeds of Revolving Credit Loans borrowed on the Closing Date and repaid with proceeds of the German Term Loan.

          "International Standby Practices": the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, as the same may be amended from time to time.

          "L/C Fee Payment Date": the last Business Day of each March, June, September, and December occurring after the date of issuance of a Domestic L/C or the German L/C, as the case may be.

          "Lenders": the collective reference to the Tranche A Lenders, the Tranche B Lenders, the German L/C Participants, the German Term Loan Lenders, the Revolving Credit Lenders and the Swing Line Lender.

          "Level": with respect to the Tranche A Facility, the Revolving Credit Facility and the Applicable Commitment Fee Rate, the Level set forth below corresponding to the Leverage Ratio then in effect:

             Level              Leverage Ratio
             -----------------------------------------------
              I               Less than 3.50 to 1.00
             -----------------------------------------------

              II       Greater than or equal to 3.50 to 1.00
                            and less than 4.00 to 1.00
             -----------------------------------------------

              III      Greater than or equal to 4.00 to 1.00
                            and less than 4.50 to 1.00
             -----------------------------------------------

              IV       Greater than or equal to 4.50 to 1.00
                            and less than 4.75 to 1.00
             -----------------------------------------------
              V        Greater than or equal to 4.75 to 1.00
             ===============================================

     ; provided that, any change in the Applicable Margin or the Applicable Commitment Fee Rate resulting from a change in the Level shall become effective as of the opening of business on the date which is the earlier of
     (A) the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 12.1(a) or (b) which evidence such change in the Level and (B) the date upon which such financial statements are required to be delivered pursuant to subsection 12.1(a) or (b), as applicable; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 12.1(a) or (b), as applicable, are not delivered when due (after giving effect to the applicable cure period), then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Level in effect shall be deemed for purposes of this definition to be Level V.

          "Leverage Ratio":  at the last day of any fiscal quarter, the ratio of
     (i) total Indebtedness of the Primary Borrower and its Subsidiaries required to be reflected on a consolidated balance sheet of the Primary Borrower on such date in accordance with GAAP, to (ii) EBITDA for the period of four consecutive fiscal quarters ended on such date.

          "Lien": any mortgage, pledge, hypothecation, assignment security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan": any of the Tranche A Loans, the Tranche B Loans, the German Term Loans, the Revolving Credit Loans, the Reimbursement Term Loans (if any), the Preference Replacement Loans (if any), or any Swing Line Loan, as the context shall require.

          "Majority Facility Lenders": (a) with respect to any Term Loan Facility, the Lenders holding more than 50% of the aggregate principal amount of Term Loans outstanding under such Facility, (b) with respect to the Revolving Credit Facility at any time prior to the termination of the Aggregate Revolving Credit Commitment, Lenders having more than 50% of the Revolving Credit Commitments (or at any time after the termination or expiration of the Aggregate Revolving Credit Commitment, Lenders holding more than 50% of the Aggregate Outstanding

     Extensions of Credit), and (c) with respect to the German L/C Facility, Lenders holding more than 50% of the Aggregate German L/C Participation Commitment.

          "Majority Lenders": at any time, Lenders holding more than 50% of the amount equal to the sum of (a) the aggregate principal amount of the U.S. Term Loans then outstanding, (b) the Dollar Equivalent Amount of the Aggregate German L/C Participation Commitment at such time and (c) at any time prior to the termination of the Aggregate Revolving Credit Commitment, the Aggregate Revolving Credit Commitment then in effect (or, at any time after the termination or expiration of the Aggregate Revolving Credit Commitments, the Aggregate Outstanding Extensions of Credit then outstanding).

          "Management Investors": the collective reference to the officers, directors, employees and other members of the management of the Guarantor or any of its Subsidiaries, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors or legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of the Guarantor or the Primary Borrower.

          "Management Subscription Agreements": one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between the Guarantor or the Primary Borrower and certain Management Investors, with respect to the issuance to or ownership by such parties of common stock of the Guarantor or the Primary Borrower or options, warrants, units or other rights in respect of common stock of the Guarantor or the Primary Borrower, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

          "Mandatory Prepayment Option Notice":  as defined in subsection
     9.5(g).

          "Mandatory Prepayment Date":  as defined in subsection 9.5(g).

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries (after giving effect to the Transaction) taken as a whole or (b) the validity or enforceability of the Credit Documents as to any Credit Parties party thereto or the rights and remedies of the Administrative Agent or the Lenders hereunder and thereunder taken as a whole.

          "Material Environmental Amount": an amount payable by the Primary Borrower and/or its Subsidiaries in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof in an amount that would reasonably be expected to have a Material Adverse Effect.

          "Material Subsidiary": at any date, any Subsidiary of the Primary Borrower which at such date has assets with a market value in excess of $5,000,000 or annual revenues in excess of $5,000,000.

          "Materials of Environmental Concern": any hazardous or toxic substances, materials, pollutants or wastes, defined or regulated as such in or under any applicable Environmental Law, including, without limitation, gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mergco":  as defined in the recitals hereto.

          "Merger":  as defined in the recitals.

          "Merger Agreement":  as defined in the recitals.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": with respect to any of the events referred to in subsection 9.5(c) or (d) and the defined terms used therein, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Primary Borrower and its Subsidiaries in connection with such event, minus (b) the sum, without duplication, of (i) any taxes reasonably estimated to be payable to any federal, state, local or foreign taxing authority by the Guarantor and its Subsidiaries as a result thereof, (ii) the amount of fees and commissions (including reasonable investment banking fees, legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses) actually incurred in connection with such event which are paid or payable by the Primary Borrower and its Subsidiaries, (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Primary Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment), (v) the amount of Indebtedness (other than intercompany Indebtedness) of any Person, or secured by a Lien permitted hereunder on or that otherwise relates to any asset, that is the subject of such event, if any, which is required to be repaid at the time or as a result of such event out of the proceeds thereof and (vi) with respect to the determination of Net Proceeds from a sale or other disposition of property or assets referred to in subsection 9.5(d), appropriate amounts to be provided by the Primary Borrower or any of its Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by the Primary Borrower or any such Subsidiary after such sale or other disposition and other appropriate amounts which shall be used by the Primary Borrower or any of its Subsidiaries to discharge or pay on a current basis any other reasonable expenses and liabilities associated with such property or assets.

          "New Equity Financing": the receipt by the Guarantor of at least $150,000,000 in gross cash proceeds from the issuance and sale of its common stock after the Closing Date to Persons other than the Permitted Investors and other than pursuant to the share rights offering described in subsection 14.12.

          "Non-Excluded Taxes":  as defined in subsection 9.15(a).

          "Non-U.S Lender":  as defined in subsection 9.15(c).

          "Note":  as defined in subsection 9.1(f); collectively, the "Notes."

          "Notice of Borrowing": with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit E-1,
     (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit E-2 and (c) any continuation of Eurocurrency Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit E-3 hereto.

          "Notice of Prepayment":  as defined in subsection 9.5(g).

          "Optional Prepayment Date":  as defined in subsection 9.3(a).

          "Optional Prepayment Option Notice":  as defined in subsection 9.3(a).

          "Participant":  as defined in subsection 17.6(b).

          "Participating Member State": any member state of EMU which has the euro as its lawful currency.

          "Payment Office": with respect to payments hereunder in any currency, the office in the United States specified from time to time by the Administrative Agent or the German Term Loan Servicing Bank, as the case maybe, as its payment office for such currency by notice to the relevant Borrowers and the relevant Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Acquisition":  as defined in subsection 14.8(e).

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Primary Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Preference Replacement Loans":  as defined in subsection 5.5(d).

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

          "Properties":  as defined in subsection 10.16(a).

          "Refunded Swing Line Loans":  as defined in subsection 8.3(a).

          "Register":  as defined in subsection 17.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": (a) with respect to the Primary Borrower, the obligation of the Primary Borrower to reimburse the Domestic L/C Issuing Bank pursuant to subsection 7.5 for amounts drawn under Domestic L/Cs issued by it and (b) with respect to the German Borrower, the obligation of either German Borrower to reimburse the German L/C Issuing Bank pursuant to subsection 5.5 for amounts drawn under the German L/C.

          "Reimbursement Term Loan":  as defined in subsection 5.5(c).

          "Reinvested Amount": with respect to any sale, transfer or other disposition of property or assets of the Primary Borrower or any of its Subsidiaries permitted by subsection 14.5(h), (j) or (k) or any recovery of amounts under any property insurance policies, that portion of the Net Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Primary Borrower delivered to the Administrative Agent within 30 days of such sale or other disposition, be reinvested in the business of the Primary Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 14.14 and the other provisions hereof within 360 days of the receipt of such Net Proceeds or, if such reinvestment is in a project authorized by the board of directors or comparable body of the Primary Borrower that will take longer than such 360 days to complete, the period of time necessary to complete such project (so long as the Primary Borrower or the relevant Subsidiary has committed to expend such portion of the Net Proceeds within, and is diligently pursuing such project during, the period of 360 days from the receipt of such Net Proceeds); provided that (i) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such sale or other disposition, any Net Proceeds of such sale or other disposition shall be promptly (x) deposited in a cash collateral account established at Morgan Guaranty Trust Company of New York to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is (or is required to be) delivered to the Administrative Agent or (y) to the extent that the Primary Borrower has indicated that no such certificate will be delivered, used to make a prepayment of the Revolving Credit Loans in accordance with subsection 9.3; provided that, notwithstanding anything in this Agreement to the contrary, the Primary Borrower may not request any borrowings under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent and (ii) any Net Proceeds not so reinvested by such 360th day or later day, as applicable, shall be utilized on such day to prepay the Loans pursuant to subsection 9.5(d).

          "Related Fund": with respect to any Lender that is a fund or trust that invests in loans, either any other fund or trust that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required German L/C Amount": as of any date of determination, the sum of (i) the then outstanding principal amount of the German Term Loans and (ii) an amount equal to 1.45% of the then outstanding principal amount of the German Term Loans; provided, however, that if such determination occurs on a date that is less than 90 days prior to the Termination Date, the foregoing percentage shall be multiplied by a fraction the numerator of which is the number of days remaining in the period from such date to the Termination Date and the denominator of which is 360.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

          "Responsible Officer": the chief executive officer and the president of the Primary Borrower or, with respect to financial or benefits matters, the chief financial officer of the Primary Borrower.

          "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to and/or make, issue or participate in Swing Line Loans and/or Domestic L/Cs made or issued on behalf of the Primary Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (as deemed amended by any Assignment and Acceptance) under the heading "Revolving Credit Commitment"; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

          "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time prior to the expiration or termination of the Aggregate Revolving Credit Commitment, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment (or, at any time after the Aggregate Revolving Credit Commitment shall have expired or terminated, the percentage which the aggregate principal amount of such Revolving Credit Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Lenders": each bank or other financial institution holding a Revolving Credit Commitment hereunder (or, after the last day of the Commitment Period and subject to the provisions of subsection 17.6(d), holding any Revolving Credit Loans or participating interests in Domestic L/Cs or Swing Line Loans hereunder); collectively, the "Revolving Credit Lenders".

          "Revolving Credit Loans":  as defined in subsection 6.1.

          "Section 9.15 Lender": the collective reference to the Lenders, the German L/C Issuing Bank and the German Term Loan Servicing Bank.

          "Security Documents": the collective reference to the Collateral Agreement, the Foreign Pledge Agreements, if any, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Senior Subordinated Note Indenture": the Indenture, dated as of May 21, 1998, between the Primary Borrower, the Guarantor and State Street Bank and Trust Company, as trustee, relating to the Senior Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.12.

          "Senior Subordinated Notes": the Primary Borrower's 9 3/4% Senior Subordinated Notes due 2008, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.12.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the assets of such Person, at a fair valuation, will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Change":  as defined in subsection 17.1(b).

          "Spot Exchange Rate": with respect to any exchange of euro for Dollars or Dollars for euro, as the case may be, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to euro on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of euro into Dollars or the conversion of Dollars into euro, as the case may be; provided that (i) if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions, (ii) with respect to any determination of the Available Revolving Credit Commitment hereunder, such determination shall be based on the Spot Exchange Rate in effect on the Business Day immediately preceding the date of determination of the Available Revolving Credit Commitment and (iii) with respect to any determination of fees payable under subsection 9.2(a), such determination shall be based on the Spot Exchange Rate in effect on the Business Day immediately preceding the last Business Day of the quarter in respect of which such payment is being made and (iv) with respect to any calculation of the Majority Lenders at any time, such determination with respect to the Dollar Equivalent Amount of the Aggregate German L/C Participation Commitment shall be based on the Spot Exchange Rate in effect on the Business Day immediately preceding the date such calculation becomes necessary pursuant to the term of this Agreement.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Primary Borrower (after giving effect to the Transaction).

          "Subsidiary Guarantor": any Person (other than the Primary Borrower, the Guarantor and the Administrative Agent) party to the Collateral Agreement pursuant to this Agreement.

          "Swing Line Commitment": at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 8.1 in the amount referred to therein.

          "Swing Line Lender":  Morgan Guaranty Trust Company of New York.

          "Swing Line Loans":  as defined in subsection 8.1(a).

          "Syndication Agent":  as defined in the preamble hereto.

          "Target Operating Day":  any day that is not (a) a Saturday or Sunday,
     (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as reasonably determined by the Administrative Agent).

          "Tax Allocation Agreement": the Tax Sharing Agreement, dated as of May 21, 1998, among the Guarantor, the Primary Borrower and the Subsidiaries, as amended, modified or supplemented from time to time, any profit and loss pooling agreement between two or more German Subsidiaries of the Primary Borrower to effect a German tax Organschaft (a fiscal unity) and any tax sharing agreement to allocate German income, trade or value-added taxes payable by Subsidiaries participating in an Organschaft.

          "Termination Date":  March 31, 2006.

          "Term Loan Facilities": the collective reference to the Tranche A Facility, the Tranche B Facility, the Reimbursement Loan Facility (if any) and the German Term Loan Facility.

          "Term Loans": the collective reference to the Tranche A Loans, the Tranche B Loans , the Reimbursement Term Loans (if any) and the German Term Loans.

          "Tranche": the collective reference to Eurocurrency Loans of the same currency under the same Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurocurrency Tranches".

          "Tranche A Commitment": as to any Tranche A Lender, its obligation to make its Tranche A Loan to the Primary Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Tranche A Commitment".

          "Tranche A Commitment Percentage": as to any Tranche A Lender at any time on or prior to the Closing Date, the percentage which such Tranche A Lender's Tranche A Commitment then constitutes of the Aggregate Tranche A Commitment (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Tranche A Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

          "Tranche A Lender": each bank or other financial institution holding a Tranche A Commitment hereunder (or, after the Closing Date and subject to the provisions of subsection 17.6(d), holding any Tranche A Loans hereunder); collectively, the "Tranche A Lenders".

          "Tranche A Loan":  as defined in subsection 2.1.

          "Tranche B Commitment": as to any Tranche B Lender, its obligation to make its Tranche B Loan to the Primary Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Tranche B Commitment".

          "Tranche B Commitment Percentage": as to any Tranche B Lender at any time on or prior to the Closing Date, the percentage which such Tranche B Lender's Tranche B

     Commitment then constitutes of the Aggregate Tranche B Commitment (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Tranche B Lender's Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Loans then outstanding).

          "Tranche B Lender": each bank or other financial institution holding a Tranche B Commitment hereunder (or, after the Closing Date and subject to the provisions of subsection 17.6(d), holding any Tranche B Loans hereunder); collectively, the "Tranche B Lenders".

          "Tranche B Loan":  as defined in subsection 3.1.

          "Transaction":  as defined in the recitals.

          "Transaction Documents": the Merger Agreement; this Agreement and the other Credit Documents; and any subscription, registration rights or stockholders agreements relating to the Equity Financing.

          "Transferee":  as defined in subsection 17.6(f).

          "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

          "Underfunding": an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Term Loan Facility": the collective reference to the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Reimbursement Loan Facility (if any).

          "U.S. Term Loans": the collective reference to the Tranche A Loans , the Tranche B Loans and the Reimbursement Term Loans (if any).

          "Wavetek GmbH": Wavetek Wandel Goltermann GmbH, a company organized under the laws of Germany and, after consummation of the Transaction, a Wholly Owned Subsidiary of the Primary Borrower.

          "Wholly Owned Subsidiary": as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

          "Working Capital": at any date, Current Assets on such date minus Current Liabilities on such date.

          "WWG":  as defined in the recitals hereto.

          "WWG Senior Subordinated Notes":  as defined in the recitals hereto.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Guarantor, the Primary Borrower and their Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                SECTION 2.  AMOUNT AND TERMS OF TRANCHE A LOAN

          2.1 Tranche A Term Loans. Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make a term loan (a "Tranche A Loan") denominated in Dollars to the Primary Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Commitment of such Tranche A Lender then in effect. The Tranche A Loans may from time to time be (a) Eurocurrency Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with subsections
2.2 and 9.6; provided that the Tranche A Loans to be made on the Closing Date initially shall be made as ABR Loans.

          2.2  Procedure for Tranche A Loan Borrowing.   The Primary Borrower
shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the Closing Date) requesting that the Tranche A Lenders make the Tranche A Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche A Lender thereof. Each Tranche A Lender will make the amount of its pro rata share of the Tranche A Loans available to the Administrative Agent for the account of the Primary Borrower at the applicable Funding Office prior to 10:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche A Loans will then be made available to the Primary Borrower by the Administrative Agent transferring to the account directed by the Primary Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Lenders and in like funds as received by the Administrative Agent.

          2.3 Amortization of Tranche A Loans. (a) The Primary Borrower shall repay the Tranche A Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by the amount set forth below opposite such date:

                    Date                    Amount
                    --------------------  ----------
                    June 30, 2000         $  750,000
                    September 30, 2000    $  750,000
                    December 31, 2000     $  750,000

                    Date                    Amount
                    --------------------  ----------
                    March 31, 2001        $  750,000
                    June 30, 2001         $2,000,000
                    September 30, 2001    $2,000,000
                    December 31, 2001     $2,000,000
                    March 31, 2002        $2,000,000
                    June 30, 2002         $3,750,000
                    September 30, 2002    $3,750,000
                    December 31, 2002     $3,750,000
                    March 31, 2003        $3,750,000
                    June 30, 2003         $7,500,000
                    September 30, 2003    $7,500,000
                    December 31, 2003     $7,500,000
                    March 31, 2004        $7,500,000
                    June 30, 2004         $2,500,000
                    September 30, 2004    $2,500,000
                    December 31, 2004     $2,500,000
                    March 31, 2005        $2,500,000
                    June 30, 2005         $2,250,000
                    September 30, 2005    $2,250,000
                    December 31, 2005     $2,250,000
                    March 31, 2006        $2,250,000

          (b) The Primary Borrower shall repay any then-outstanding Tranche A Loans on the Termination Date.

          2.4 Use of Proceeds of Tranche A Loans. The proceeds of the Tranche A Loans shall be utilized by the Primary Borrower only (a) to finance the Transaction and (b) to pay any fees and expenses relating thereto.


                SECTION 3.  AMOUNT AND TERMS OF TRANCHE B LOAN

          3.1 Tranche B Term Loans. Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make a term loan (a "Tranche B Loan") denominated in Dollars to the Primary Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Commitment of such Tranche B Lender then in effect. The Tranche B Loans may from time to time be (a) Eurocurrency Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 9.6; provided that the Tranche B Loans to be made on the Closing Date initially shall be made as ABR Loans.

          3.2 Procedure for Tranche B Loan Borrowing. The Primary Borrower shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the Closing Date) requesting that the Tranche B Lenders make the Tranche B Loans on the requested Borrowing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche B Lender thereof. Each Tranche B Lender will make the amount of its pro rata share of the Tranche B Loans available to the Administrative Agent for the account of the Primary Borrower at the applicable Funding Office prior to 10:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche B Loans will then be made available to the Primary Borrower by the Administrative Agent transferring to the account directed by the Primary Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Lenders and in like funds as received by the Administrative Agent.

          3.3 Amortization of Tranche B Loans. (a) The Primary Borrower shall repay the Tranche B Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by the amount set forth below opposite such date:

                     Date                    Amount
                     --------------------  -----------
                     June 30, 2000         $ 2,000,000
                     September 30, 2000    $ 2,000,000
                     December 31, 2000     $ 2,000,000
                     March 31, 2001        $ 2,000,000
                     June 30, 2001         $ 2,000,000
                     September 30, 2001    $ 2,000,000
                     December 31, 2001     $ 2,000,000
                     March 31, 2002        $ 2,000,000
                     June 30, 2002         $ 2,000,000
                     September 30, 2002    $ 2,000,000
                     December 31, 2002     $ 2,000,000
                     March 31, 2003        $ 2,000,000
                     June 30, 2003         $ 2,000,000
                     September 30, 2003    $ 2,000,000
                     December 31, 2003     $ 2,000,000
                     March 31, 2004        $ 2,000,000
                     June 30, 2004         $ 2,000,000
                     September 30, 2004    $ 2,000,000
                     December 31, 2004     $ 2,000,000
                     March 31, 2005        $ 2,000,000
                     June 30, 2005         $ 2,000,000
                     September 30, 2005    $ 2,000,000
                     December 31, 2005     $ 2,000,000
                     March 31, 2006        $ 2,000,000
                     June 30, 2006         $77,500,000
                     September 30, 2006    $77,500,000
                     December 31, 2006     $77,500,000
                     March 31, 2007        $77,500,000
                     June 30, 2007         $76,000,000
                     September 30, 2007    $76,000,000

          (b) The Primary Borrower shall repay any then-outstanding Tranche B Loans on September 30, 2007.

          3.4 Use of Proceeds of Tranche B Loans. The proceeds of the Tranche B Loans shall be utilized by the Primary Borrower only (a) to finance the Transaction and (b) to pay any fees and expenses relating thereto.

               SECTION 4.  AMOUNT AND TERMS OF GERMAN TERM LOANS

          4.1 German Term Loans. Subject to the terms and conditions hereof, at any time during the German Term Loan Availability Period, each German Term Loan Lender severally agrees to make a term loan (each, a "German Term Loan") denominated in euro (a) to Wavetek GmbH in an amount not to exceed its German Term Loan Commitment Percentage of (euro)35,375,000 and (b) to Holdings II GmbH in an amount not to exceed its German Term Loan Commitment Percentage of
(euro)73,000,000. The borrowing of the German Term Loans by such two entities shall occur on the same Business Day, and such Loans shall be Eurocurrency Loans with identical Interest Periods .

          4.2 Procedure for German Term Loan Borrowing. Wavetek GmbH and Holdings II GmbH may borrow under the German Term Loan Commitment on any Business Day during the German Term Loan Availability Period; provided that Wavetek GmbH and Holdings II GmbH shall give the German Term Loan Servicing Bank, the German L/C Issuing Bank and the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the German Term Loan Servicing Bank, the German L/C Bank and the Administrative Agent prior to 12:00 Noon, New York time four Business Days prior to the requested Borrowing Date and
(i) specifying the initial Interest Period for the German Term Loans and (ii) requesting that the German L/C be issued pursuant to subsection 5.2. Upon receipt of such Notice of Borrowing, the German Term Loan Servicing Bank shall promptly notify each German Term Loan Lender thereof. Each German Term Loan Lender will make the amount of its pro rata share of the German Term Loans available to Wavetek GmbH and Holdings II GmbH prior to 10:00 A.M., Frankfurt time, on the requested Borrowing Date in funds immediately available to Wavetek GmbH and Holdings II GmbH, as applicable, by transferring to the account or accounts directed by such parties in the Notice of Borrowing referred to above (which account or accounts need not be maintained by any German Term Loan Lender).

          4.3 Amortization of German Term Loans. (a) Each German Borrower shall repay the German Term Loans owing by it on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by such German Borrower's German Loan Percentage of the amount set forth below opposite such date:

         Date                        Amount
         --------------------     ------------
         June 30, 2000            (euro)530,000
         September 30, 2000       (euro)530,000
         December 31, 2000        (euro)530,000
         March 31, 2001           (euro)530,000
         June 30, 2001            (euro)790,000
         September 30, 2001       (euro)790,000
         December 31, 2001        (euro)790,000
         March 31, 2002           (euro)790,000
         June 30, 2002            (euro)790,000
         September 30, 2002       (euro)790,000
         December 31, 2002        (euro)790,000
         March 31, 2003           (euro)790,000
         June 30, 2003            (euro)790,000
         September 30, 2003       (euro)790,000
         December 31, 2003        (euro)790,000
         March 31, 2004           (euro)790,000
         June 30, 2004          (euro)7,625,000
         September 30, 2004     (euro)7,625,000
         December 31, 2004      (euro)7,625,000
         March 31, 2005         (euro)7,625,000

         Date                        Amount
         --------------------     ------------
         June 30, 2005         (euro)15,780,000
         September 30, 2005    (euro)15,780,000
         December 31, 2005     (euro)15,780,000
         March 31, 2006        (euro)18,935,000

          (b) Each German Borrower shall repay any then-outstanding amount of the German Term Loans owing by it on the Termination Date.

          4.4 Use of Proceeds of German Term Loans. The proceeds of the German Term Loans shall be utilized by the German Borrowers (a) to repay the Interim Intercompany Loan, (b) to otherwise finance the Transaction, (c) to pay any fees and expenses relating to the foregoing and (d) for general corporate purposes, including working capital.

          4.5 German Borrower Assumption. At any time after the Borrowing Date of the German Term Loans, Wavetek Holdings II GmbH may merge with Wavetek GmbH, with either such corporation surviving (the "German Borrower Merger"). Wavetek GmbH, Holdings II GmbH, the Administrative Agent, the Lenders and the other parties hereto hereby irrevocably agree that, as a result of the German Borrower Merger, such successor corporation shall succeed to all the rights, obligations, covenants, agreements, duties and liabilities of its predecessor corporation under or with respect to this Agreement, the German Term Loans, any Reimbursement Term Loans, any Notes, the German L/C and the other Credit Documents as fully as if such successor corporation were originally the "German Borrower" and obligor in respect thereof.


              SECTION 5.  AMOUNT AND TERMS OF GERMAN L/C FACILITY

          5.1 German L/C Participation Commitment. (a) Subject to the terms and conditions hereof, the German L/C Issuing Bank, in reliance on the agreements of the German L/C Participants set forth in subsection 5.4(a), agrees to issue a standby letter of credit (the "German L/C") denominated in euro, substantially in the form of Exhibit F, for the several account of Wavetek GmbH and Holdings II GmbH in a face amount not exceeding the Aggregate German L/C Participation Commitment then in effect.

          (b) The German L/C shall be subject to the Uniform Customs , subject to the terms and conditions of this Agreement, and to the extent consistent therewith or otherwise mandatorily applicable, the laws of the State of New York.

          (c) The German L/C shall expire on the earliest to occur of (i) the payment in full of the principal of and interest then due and owing on the German Term Loans, (ii) payment by the German L/C Issuing Bank of the final drawing available to be made under the German L/C, (iii) the date of any drawing pursuant to subsection 5.5(c) and (iv) the date that is thirty days after the Termination Date.

          5.2 Procedure for Issuance of the German L/C. The German L/C Issuing Bank agrees to issue the German L/C to the German Term Loan Servicing Bank, as agent on behalf of the German Term Loan Lenders, on the Borrowing Date for the German Term Loans; provided, that the Administrative Agent and the German L/C Issuing Bank shall have received the required Notice of Borrowing pursuant to subsection 4.2. Upon receipt of such Notice of Borrowing, (a) the Administrative Agent shall promptly notify the German L/C Participants thereof and (b) immediately prior to the making of the German Term Loans by the German Term Loan Lenders, the German L/C Issuing Bank shall issue the original of the German L/C to the German Term Loan Servicing Bank. The German L/C Issuing Bank shall furnish a copy of the German L/C to each Borrower, each German Term Loan Lender and the Administrative Agent promptly following the issuance thereof.

          5.3 Fees, Commissions and Other Charges. (a) Promptly upon receipt by the German Term Loan Servicing Bank of any amounts payable for the account of the German Term Loan Lenders pursuant to subsection 9.9(a), the German Term Loan Servicing Bank, on behalf of the German Term Loan Lenders, shall pay such amounts as a letter of credit fee to the Administrative Agent for the ratable account of the German L/C Participants.

          (b) Promptly upon receipt by the German Term Loan Servicing Bank of any amounts payable to the account of the German Term Loan Lenders pursuant to subsection 9.9(b), the German Term Loan Servicing Bank, on behalf of the German Term Loan Lenders, shall pay such amounts as a fronting fee to the Administrative Agent for the account of the German L/C Issuing Bank.

          (c) Promptly upon receipt by the German Term Loan Servicing Bank of any amounts payable to the account of the German Term Loan Lenders pursuant to subsection 9.9(c), the German Term Loan Servicing Bank, on behalf of the German Term Loan Lenders, shall pay such amounts to the Administrative Agent for the account of the German L/C Issuing Bank.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the German L/C Issuing Bank and the German L/C Participants, as the case may be, all amounts received by the Administrative Agent for their respective accounts pursuant to this subsection.

          5.4 German L/C Participations. (a) The German L/C Issuing Bank irrevocably agrees to grant and hereby grants to each German L/C Participant, and, to induce the German L/C Issuing Bank to issue the German L/C hereunder, each German L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the German L/C Issuing Bank, on the terms and conditions hereinafter stated, for such German L/C Participant's own account and risk an undivided interest equal to such German L/C Participant's German L/C Participation Commitment Percentage from time to time in effect in the German L/C Issuing Bank's obligations and rights under the German L/C and the amount of each draft paid by the German L/C Issuing Bank thereunder. Each German L/C Participant unconditionally and irrevocably agrees with the German L/C Issuing Bank that, if a draft is paid under the German L/C for which the German L/C Issuing Bank is not reimbursed in full by the relevant German Borrower in accordance with the terms of this Agreement, such German L/C Participant shall pay to the German L/C Issuing Bank upon demand at the German L/C Issuing Bank's address for notices specified herein an amount equal to such German L/C Participant's then German L/C Participation Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such German L/C Participant shall make such payment to the German L/C Issuing Bank prior to the end of such Business Day and otherwise such German L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any German L/C Participant to the German L/C Issuing Bank pursuant to subsection 5.4(a) in respect of any unreimbursed portion of any payment made by the German L/C Issuing Bank under the German L/C is paid to the German L/C Issuing Bank within three Business Days after the date such payment is due, such German L/C Participant shall pay to the German L/C Issuing Bank on demand an amount equal to the actual cost to the German L/C Issuing Bank of funding such amount during the period from and including the date such payment is required to the date on which such payment is immediately available to the German L/C Issuing Bank. If any such amount required to be paid by any German L/C Participant pursuant to subsection 5.4(a) is not in fact made available to the German L/C Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the German L/C Issuing Bank shall be entitled to recover from such German L/C Participant, on demand, such amount together with interest thereon from such date calculated at a rate per annum equal to (i) the actual interest rate paid by the German L/C Issuing Bank (as conclusively certified by it) to fund such amount, plus (ii) the Applicable Margin then applicable to Eurocurrency Loans under the Revolving Credit Facility. A certificate of the German L/C Issuing Bank submitted to any German L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the German L/C Issuing Bank has made payment under the German L/C and has received from any German L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a), the German L/C Issuing Bank receives any payment related to the German L/C (whether directly from either German Borrower or otherwise, including proceeds of collateral applied thereto by the German L/C Issuing Bank), or any payment of interest on account thereof, the German L/C Issuing Bank will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such German L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the German L/C Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the German L/C Issuing Bank and distributed to the German L/C Participants shall be required to be returned by the German L/C Issuing Bank, each such German L/C Participant shall return to the German L/C Issuing Bank the portion thereof previously distributed by the German L/C Issuing Bank to it.

          5.5 Reimbursement Obligation of the German Borrowers. (a) Except in the case of a draft described in subsection 5.5(c), upon payment by the German L/C Issuing Bank of a draft under the German L/C, each German Borrower agrees to reimburse the German L/C Issuing Bank for the amount of such draft in respect of the German Term Loans owing by it, on the same Business Day on which it receives notice that a draft presented under the German L/C has been paid by the German L/C Issuing Bank, provided that the German L/C Issuing Bank provides such notice to the relevant German Borrower(s) prior to 11:00 A.M., New York City time, on such Business Day and otherwise such German Borrower will reimburse the German L/C Issuing Bank on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect such German Borrower's absolute and unconditional obligation to so reimburse the German L/C Issuing Bank for the amount of any draft paid under the German L/C in respect of the German Term Loans owing by it. Any such notice shall include a copy of such draft so paid and the other related documents referred to in subsection 5.7, and shall indicate the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by the German L/C Issuing Bank in connection with such payment. Each such payment shall be made to the German L/C Issuing Bank at its address for notices specified herein in euro and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by either German Borrower under subsection 5.5(a) from the date on which a draft presented under the German L/C is paid by the German L/C Issuing Bank until payment in full at the rate per annum equal to (i) the actual interest rate paid by the German L/C Issuing Bank (as conclusively certified by it) to fund such amount, plus (ii) the Applicable Margin then applicable to Eurocurrency Loans under the Revolving Credit Facility.

          (c) If at any time the stated amount of the German L/C is less than the German Term Loan Exposure then the German Term Loan Servicing Bank , with the consent of the Majority Facility Lenders under the German Term Loan Facility, shall have the right on ten Business Days notice to each Borrower (with a copy to the Administrative Agent) to draw an amount under the German L/C equal to the then outstanding principal amount of, and accrued and unpaid interest on, the German Term Loans as of the date of such drawing for the ratable account of each German Term Loan Lender, in payment in full of such amounts of principal and interest, provided, however, that if at the time such drawing is to occur, the stated amount of the German L/C equals or exceeds the
German Term Loan Exposure, such drawing shall not be permitted.   On the date of
any such drawing, (i) if the German Borrower Merger has occurred, each German L/C Participant shall be deemed to have made a term loan to the German Borrower (each, a "Reimbursement Term Loan") denominated in euro hereunder in a principal amount equal to such German L/C Participant's German L/C Participation Commitment Percentage of the amount of such drawing and (ii) if the German Borrower Merger has not occurred, each German L/C Participant shall be deemed to have made a Reimbursement Term Loan denominated in euro to each German Borrower, such Reimbursement Term Loans being in an aggregate principal amount equal to such German L/C Participant's German L/C Participation Commitment Percentage of the amount of such drawing, with each such Reimbursement Term Loan to the applicable German Borrower being in an aggregate principal amount equal to such German Borrower's German Loan Percentage of the amount of such drawing. The Reimbursement Term Loans shall be deemed to be in payment of and satisfaction in full of all Reimbursement Obligations of each German Borrower otherwise owing in respect of such drawing; provided that nothing in this paragraph shall relieve the German L/C Issuing Bank or any German L/C Participant of any liability resulting from the gross negligence or willful misconduct of the German L/C Issuing Bank or any German L/C Participant, or otherwise affect any defense or other right that either German Borrower may have as a result of any such gross negligence or willful misconduct, or affect any claim, right or defense the German Borrower may have against the German Term Loan Servicing Bank or any German Term Loan Lender. The Reimbursement Term Loans shall bear interest at a rate per annum equal to (i) the actual interest rate paid by the German L/C Issuing Bank (as conclusively certified by it) to fund such amount, plus (ii) the Applicable Margin from time to time applicable to Eurocurrency Loans under the Revolving Credit Facility, until such date as the German Borrower shall request that such Loans be converted into Eurocurrency Loans ; provided, that the German Borrower has delivered an irrevocable notice to the Administrative Agent by 10:00 A.M., New York time, at least three Business Days' prior to the requested conversion date for such Loans specifying the length of the initial Interest Period therefor. Each German Borrower shall repay the Reimbursement Term Loans to the Administrative Agent, for the ratable account of the German L/C Participants, on the dates and in the amounts set forth in subsection 4.3 with respect to the German Term Loans. Each German Borrower may prepay the Reimbursement Term Loans owing by it, in whole or in part, in accordance with subsection 9.3.

          (d) If at any time (i) any payment made by either German Borrower in respect of the German Term Loans is rescinded or must otherwise be restored or returned by the German Term Loan Servicing Bank or any German Term Loan Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either German Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for either German Borrower (the amount of any such payment, the "Preference Amount") and (ii) at such time, the amount available to be drawn under the German L/C is less than the sum of (A) such Preference Amount and (B) the then outstanding principal amount of, and accrued and unpaid interest on, the German Term Loans, then, upon return by the German Term Loan Servicing Bank or such German Term Loan Lender of the Preference Amount to such German Borrower, a Loan payable by such German Borrower to the relevant German Term Loan Lenders in a principal amount equal to the Preference Amount shall be reinstated hereunder (any such Loan, a
"Preference Replacement Loan"). Upon request by the German Term Loan Servicing Bank, the German L/C Issuing Bank shall immediately purchase and assume from the German Term Loan Lenders, and the German Term Loan Lenders shall sell and assign to the German L/C Issuing Bank, any Preference Replacement Loans held by the German Term Loan Lenders for an amount equal to the then outstanding principal amount of, and accrued and unpaid interest on, such Preference Replacement
Loans.   Upon any such assignment of any Preference Replacement Loan to the
German L/C Issuing Bank, each German L/C Participant shall purchase, and the German L/C Issuing Bank shall sell, a participating interest in such Preference Replacement Loan for an amount equal to such German L/C Participant's German L/C Participation Commitment Percentage of the principal amount of such Preference Replacement Loan. The Preference Replacement Loans shall bear interest at a rate per annum equal to (x) the actual interest rate paid by the German L/C Issuing Bank (as conclusively certified by it) to fund such Preference Replacement Loans, plus (y) the Applicable Margin from time to time applicable to the German Term Loans, until such date as the German Borrower shall request that
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                                                                              33


such Loans be converted into Eurocurrency Loans; provided, that the German Borrower has delivered an irrevocable notice to the Administrative Agent by 10:00 A.M., New York time, at least three Business Days' prior to the requested conversion date for such Loans specifying the length of the initial Interest Period therefor. Each Preference Replacement Loan deemed made under this paragraph (d) shall immediately become due and payable. Notwithstanding the provisions set forth in subsection 17.6, any assignment or participation of a Preference Replacement Loan made pursuant to this paragraph (d) shall not require the consent of any party hereto or payment of any fee under such subsection.

          5.6 Obligations Absolute. (a) Each German Borrower's obligations under subsection 5.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such German Borrower may have or have had against the German L/C Issuing Bank, any German L/C Participant or any German Term Loan Lender, provided that this paragraph shall not relieve the German L/C Issuing Bank or any German L/C Participant of any liability resulting from the gross negligence or willful misconduct of the German L/C Issuing Bank or any German L/C Participant, or otherwise affect any defense or other right that either German Borrower may have as a result of any such gross negligence or willful misconduct, or affect any claim, right or defense either German Borrower may have against the German Term Loan Servicing Bank or any German Term Loan Lender.

          (b) Each German Borrower also agrees with the German L/C Issuing Bank that the German L/C Issuing Bank shall not be responsible for, and such German Borrower's Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between such German Borrower and any German Term Loan Lender or (iii) any claims whatsoever of such German Borrower against any German Term Loan Lender, provided that this paragraph shall not relieve the German L/C Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the German L/C Issuing Bank, or otherwise affect any defense or other right that either German Borrower may have as a result of any such gross negligence or willful misconduct, or affect any claim, right or defense either German Borrower may have against the German Term Loan Servicing Bank or any German Term Loan Lender.

          (c) Neither the German L/C Issuing Bank with respect to the German L/C nor any German L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with the German L/C, except for errors or omissions caused by such Person's gross negligence or willful misconduct.

          (d) Each German Borrower agrees that any action taken or omitted by the German L/C Issuing Bank under or in connection with the German L/C or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such German Borrower and shall not result in any liability of such German L/C Issuing Bank or any German L/C Participant to such German Borrower.

          5.7 German L/C Payments. If any draft shall be presented for payment under the German L/C, the German L/C Issuing Bank shall promptly notify each German Borrower of the date and amount thereof. The responsibility of the German L/C Issuing Bank to each German Borrower in connection with any such draft shall, in addition to any payment obligation expressly provided for in the German L/C, be limited to determining that the documents (including each draft) delivered under the German L/C in connection with such presentment are in conformity with the German L/C, provided that this paragraph shall not relieve the German L/C Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the German L/C Issuing Bank, or otherwise affect any defense or other right that either German Borrower may have as a result of any such gross negligence or willful misconduct , or affect any claim, right or defense either German Borrower may have against the German Term Loan Servicing Bank or any German Term Loan Lender.

          5.8 Reduction of German L/C Participation Commitment. Each of the German Term Loan Lenders, the German L/C Issuing Bank and the German L/C Participants hereby agrees that immediately upon receipt of any payment or prepayment of principal of or interest on the German Term Loans under this Agreement, (a) the German Term Loan Servicing Bank shall instruct the German L/C Issuing Bank to, and the German L/C Issuing Bank shall, reduce the available amount of the German L/C to an amount equal to the Required German L/C Amount, after giving effect to such payment or prepayment, and (b) the Aggregate German L/C Participation Commitment automatically shall be reduced to such amount.

          5.9  German Borrower Assumption.    Wavetek GmbH and Holdings II GmbH
hereby irrevocably agree that, as a result of the German Borrower Merger pursuant to subsection 4.5, Wavetek GmbH or Holdings II GmbH, as the case may be, as the surviving corporation of the German Borrower Merger, shall succeed to all the rights, obligations, covenants, agreements, duties and liabilities of its predecessor under or with respect to the German L/C as if such surviving corporation were originally the sole account party thereunder and obligor in respect thereof.

          5.10 Obligation of German Term Loan Servicing Bank. Upon any drawing by the German Term Loan Servicing Bank pursuant to the German L/C, the amount of such drawing shall be allocated by the German Term Loan Servicing Bank to, and promptly forwarded by the German Term Loan Servicing Bank to, the German Term Loan Lenders pro rata according to the respective German Term Loan Commitment Percentages of the German Term Loan Lenders.


          SECTION 6. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          6.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") denominated in Dollars or euro to the Primary Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding Domestic L/C Obligations and Swing Line Loans, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment then in effect; provided that, after giving effect to the making of such Revolving Credit Loan, the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect. During the Commitment Period the Primary Borrower may use the Aggregate Revolving Credit Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurocurrency Loans or (ii) in the case of Revolving Credit Loans denominated in Dollars only, (x) ABR Loans or (y) a combination of Eurocurrency Loans and ABR Loans, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with subsections 6.2 and 9.6, provided that (x) no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date and (y) any Revolving Credit Loans to be made on the Closing Date initially shall be made as ABR Loans.

          6.2 Procedure for Revolving Credit Borrowing. The Primary Borrower may borrow under the Aggregate Revolving Credit Commitment during the Commitment Period on any Business Day, provided that the Primary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) four

Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans denominated in euros, (b) at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans denominated in Dollars, or (c) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Aggregate Revolving Credit Commitment (other than any borrowing of Swing Line Loans or of Revolving Credit Loans the proceeds of which are used to refund Swing Line Loans) shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $5,000,000, such lesser amount), (y) in the case of Eurocurrency Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) in the case of Eurocurrency Loans denominated in euro,
(euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof. Upon receipt of any such notice from the Primary Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Primary Borrower at the applicable Funding Office prior to 10:00 A.M., New York City time on the Borrowing Date requested by the Primary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Primary Borrower by the Administrative Agent crediting the account of the Primary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          6.3 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be utilized by the Primary Borrower only (a) to finance the Transaction (including, without limitation, pursuant to the Interim Intercompany Loan), (b) to pay any fees and expenses relating thereto and (c) for other general corporate purposes; provided, however, that not more than $100,000,000 in the aggregate of Revolving Credit Loans may be utilized by the Primary Borrower for the purposes described in clauses (a) and (b) above.


                     SECTION 7. DOMESTIC LETTERS OF CREDIT

          7.1 Domestic L/C Commitment. (a) Subject to the terms and conditions hereof, the Domestic L/C Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 7.4(a), agrees to issue letters of credit (the "Domestic L/Cs") denominated in Dollars or euros for the account of the Primary Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Domestic L/C Issuing Bank; provided that the Domestic L/C Issuing Bank shall have no obligation to issue any Domestic L/C if, after giving effect to such issuance, (i) the Domestic L/C Obligations would exceed the Domestic L/C Commitment, (ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero or (iii) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders would exceed the Aggregate Revolving Credit Commitment then in effect.

          (b)  Each Domestic L/C shall (i) be denominated in Dollars or euros,
(ii) be (x) a standby letter of credit issued to support obligations of the Primary Borrower or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Primary Borrower or any of its Subsidiaries in the ordinary course of business or (y) a commercial letter of credit issued in respect of the purchase of goods or services by the Primary Borrower and its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) five Business Days prior to the Termination Date; provided that any Domestic L/C with an expiration date occurring up to twelve months after such Domestic L/Cs date of issuance may be automatically renewable for subsequent 12-month periods (but in no event to a date which is later than five Business Days prior to the Termination Date).

          (c) Each Domestic L/C shall be subject to the Uniform Customs or, if agreed upon by the Primary Borrower and the Domestic L/C Issuing Bank, the International Standby Practices, in either case, subject to the terms and conditions provided for in this Agreement and, to the extent consistent therewith or otherwise mandatorily applicable thereto, the laws of the State of New York.

          (d) The Domestic L/C Issuing Bank shall not at any time be obligated to issue any Domestic L/C hereunder if such issuance would conflict with, or cause the Domestic L/C Issuing Bank or any Domestic L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          7.2 Procedure for Issuance of Domestic L/Cs. The Primary Borrower may request that the Domestic L/C Issuing Bank issue a Domestic L/C at any time during the Commitment Period by delivering to the Domestic L/C Issuing Bank (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Domestic L/C Issuing Bank, and such other certificates, documents and other papers and information as the Domestic L/C Issuing Bank may reasonably request. Upon receipt of any Application, the Domestic L/C Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Domestic L/C requested thereby (but in no event shall the Domestic L/C Issuing Bank be required to issue any Domestic L/C earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Domestic L/C to the beneficiary thereof or as otherwise may be agreed by the Domestic L/C Issuing Bank and the Primary Borrower. The Domestic L/C Issuing Bank shall furnish a copy of such Domestic L/C to the Primary Borrower and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall in turn promptly furnish to the Lenders, notice of the issuance of each Domestic L/C (including the amount thereof).

          7.3 Fees, Commissions and Other Charges. (a) The Primary Borrower shall pay to the Administrative Agent, for the account of the Domestic L/C Issuing Bank and the Domestic L/C Participants, a letter of credit fee with respect to each Domestic L/C, computed for the period from and including the date of issuance of such Domestic L/C to the expiration date of such Domestic L/C, at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 365 day year or 366 day year, as the case may be) of the aggregate face amount of Domestic L/Cs outstanding. Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, in arrears on each L/C Fee Payment Date and on the Termination Date.

          (b) The Primary Borrower shall pay to the Administrative Agent, for the account of the Domestic L/C Issuing Bank, a fronting fee with respect to each Domestic L/C issued by such Domestic L/C Issuing Bank, computed for the period from and including the date of issuance of such Domestic L/C to the expiration date of such Domestic L/C, at the rate to be agreed upon by the Primary Borrower and the Domestic L/C Issuing Bank (but in any event, not more than 0.25% per annum) of the aggregate face amount of Domestic L/Cs outstanding which were issued by such Domestic L/C Issuing Bank. Such fee shall be payable in arrears on each L/C Fee Payment Date and on the Termination Date.

          (c) In addition to the foregoing fees and commissions, the Primary Borrower shall pay or reimburse the Domestic L/C Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Domestic L/C Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Domestic L/C issued by it.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Domestic L/C Issuing Bank and the Domestic L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          (e) All fees and commissions applicable to any Domestic L/C shall be calculated and payable in the currency in which such Domestic L/C is denominated.

          7.4 L/C Participations. (a) The Domestic L/C Issuing Bank irrevocably agrees to grant and hereby grants to each Domestic L/C Participant, and, to induce the Domestic L/C Issuing Bank to issue Domestic L/Cs hereunder, each Domestic L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Domestic L/C Issuing Bank, on the terms and conditions hereinafter stated, for such Domestic L/C Participant's own account and risk an undivided interest equal to such Domestic L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Domestic L/C Issuing Bank's obligations and rights under each Domestic L/C issued hereunder and the amount of each draft paid by the Domestic L/C Issuing Bank thereunder. Each Domestic L/C Participant unconditionally and irrevocably agrees with the Domestic L/C Issuing Bank that, if a draft is paid under any Domestic L/C for which the Domestic L/C Issuing Bank is not reimbursed in full by the Primary Borrower in accordance with the terms of this Agreement, such Domestic L/C Participant shall pay to the Domestic L/C Issuing Bank upon demand at the Domestic L/C Issuing Bank's address for notices specified herein an amount equal to such Domestic L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such Domestic L/C Participant shall make such payment to the Domestic L/C Issuing Bank prior to the end of such Business Day and otherwise such Domestic L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any Domestic L/C Participant to the Domestic L/C Issuing Bank pursuant to subsection 7.4(a) in respect of any unreimbursed portion of any payment made by the Domestic L/C Issuing Bank under any Domestic L/C is paid to the Domestic L/C Issuing Bank within three Business Days after the date such payment is due, such Domestic L/C Participant shall pay to the Domestic L/C Issuing Bank on demand an amount equal to the product of (i) such amount, times the daily average Federal Funds Effective Rate, as quoted by the Domestic L/C Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Domestic L/C Issuing Bank, times (ii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Domestic L/C Participant pursuant to subsection 7.4(a) is not in fact made available to the Domestic L/C Issuing Bank by such Domestic L/C Participant within three Business Days after the date such payment is due, the Domestic L/C Issuing Bank shall be entitled to recover from such Domestic L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder (in the case of Domestic L/Cs denominated in Dollars) or the rate reasonably determined by the Administrative Agent as its actual cost of funding such amounts, plus the Applicable Margin for Eurocurrency Loans denominated in euros under the Revolving Credit Facility (in the case of Domestic L/Cs denominated in euros). A certificate of the Domestic L/C Issuing Bank submitted to any Domestic L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Domestic L/C Issuing Bank has made payment under any Domestic L/C issued by it and has received from any Domestic L/C Participant its pro rata share of such payment in accordance with subsection 7.4(a), the Domestic L/C Issuing Bank receives any payment related to such Domestic L/C (whether directly from the Primary Borrower or otherwise, including proceeds of collateral applied thereto by the Domestic L/C Issuing
Bank), or any payment of interest on account thereof, the Domestic L/C Issuing Bank will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such Domestic L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Domestic L/C Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Domestic L/C Issuing Bank and distributed to the Domestic L/C Participants shall be required to be returned by the Domestic L/C Issuing Bank, each such Domestic L/C Participant shall return to the Domestic L/C Issuing Bank the portion thereof previously distributed by the Domestic L/C Issuing Bank to it.

          7.5 Reimbursement Obligation of the Primary Borrower. (a) Upon payment of a draft under a Domestic L/C, the Primary Borrower agrees to reimburse the Domestic L/C Issuing Bank on the same Business Day on which it receives notice that a draft presented under any Domestic L/C issued by such Domestic L/C Issuing Bank has been paid by such Domestic L/C Issuing Bank, provided that such Domestic L/C Issuing Bank provides such notice to the Primary Borrower prior to 11:00 A.M., New York City time, on such Business Day and otherwise the Primary Borrower will reimburse the Domestic L/C Issuing Bank on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect the Primary Borrower's absolute and unconditional obligation to reimburse the Domestic L/C Issuing Bank for any draft paid under any Domestic L/C issued by it. Any such notice shall indicate the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by the Domestic L/C Issuing Bank in connection with such payment. Each such payment shall be made to the Domestic L/C Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Primary Borrower under this subsection from the date on which a draft presented under any Domestic L/C issued by such Domestic L/C Issuing Bank is paid by such Domestic L/C Issuing Bank until payment in full at the rate which would be payable on any outstanding Loans that are ABR Loans which were then overdue.


          (c) Each drawing under any Domestic L/C shall constitute a request by the Primary Borrower to the Administrative Agent for a borrowing pursuant to subsection 6.2 of ABR Loans in the amount of the Reimbursement Obligations in respect of such drawing but without any requirement for compliance with the prior notice or minimum borrowing amount provisions of subsection 6.2 or the conditions set forth in subsection 11.3. The Borrowing Date with respect to such borrowing shall be the date of such drawing. Any such request or borrowing shall not relieve the Domestic L/C Issuing Bank or Domestic L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Domestic L/C Issuing Bank or any Domestic L/C Participant, or otherwise affect any defenses or other right that the Primary Borrower may have as a result of any such gross negligence or willful misconduct.

          7.6 Obligations Absolute. (a) The Primary Borrower's obligations under subsection 7.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Primary Borrower may have or have had against the Domestic L/C Issuing Bank, any Domestic L/C Participant or any beneficiary of a Domestic L/C, provided that this paragraph shall not relieve the Domestic L/C Issuing Bank or any Domestic L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Domestic L/C Issuing Bank or any Domestic L/C Participant, or otherwise affect any defense or other right that the Primary Borrower may have as a result of any such gross negligence or willful misconduct.

          (b) The Primary Borrower also agrees with the Domestic L/C Issuing Bank that the Domestic L/C Issuing Bank shall not be responsible for, and the Primary Borrower's Reimbursement Obligations under subsection 7.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Primary Borrower and any beneficiary of any Domestic L/C or any other party to which such Domestic L/C may be transferred or (iii) any claims whatsoever of the Primary Borrower against any beneficiary of such Domestic L/C or any such transferee, provided that this paragraph shall not relieve the Domestic L/C Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the Domestic L/C Issuing Bank, or otherwise affect any defense or other right that the Primary Borrower may have as a result of any such gross negligence or willful misconduct.

          (c) Neither the Domestic L/C Issuing Bank with respect to any Domestic L/C nor any Domestic L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Domestic L/C, except for errors or omissions caused by such Person's gross negligence or willful misconduct.

          (d) The Primary Borrower agrees that any action taken or omitted by the Domestic L/C Issuing Bank under or in connection with any Domestic L/C issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Primary Borrower and shall not result in any liability of such Domestic L/C Issuing Bank or any Domestic L/C Participant to the Primary Borrower.

          7.7 Domestic L/C Payments. If any draft shall be presented for payment under any Domestic L/C, the Domestic L/C Issuing Bank shall promptly notify the Primary Borrower of the date and amount thereof. The responsibility of the Domestic L/C Issuing Bank thereof to the Primary Borrower in connection with any such draft shall, in addition to any payment obligation expressly provided for in such Domestic L/C, be limited to determining that the documents (including each draft) delivered under such Domestic L/C in connection with such presentment are in conformity with such Domestic L/C, provided that this paragraph shall not relieve the Domestic L/C Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the Domestic L/C Issuing Bank, or otherwise affect any defense or other right that such Primary Borrower may have as a result of any such gross negligence or willful misconduct.

          7.8 Application. To the extent that any provision of any Application related to any Domestic L/C is inconsistent with the provisions of this Section 7, the provisions of this Section 7 shall apply.


            SECTION 8. AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

          8.1 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (the "Swing Line Loans") denominated in Dollars to the Primary Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that, after giving effect to the making of such Swing Line Loan, the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect. Amounts borrowed under this subsection 8.1 may be repaid and, to but excluding the Termination Date, reborrowed.

          (b) All Swing Line Loans shall be made and maintained as ABR Loans and shall not be entitled to be converted into Eurocurrency Loans; provided that nothing contained in this subsection 8.1 shall prohibit the conversion into Eurocurrency Loans of any Revolving Credit Loans the proceeds of which are utilized to refund Swing Line Loans.

          8.2 Procedure for Swing Line Loan Borrowing. The Primary Borrower may borrow under the Swing Line Commitment during the Commitment Period on any Business Day; provided that the Primary Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which
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                                                                              40

notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $500,000 or a multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Primary Borrower, the Administrative Agent shall promptly notify the Swing Line Lender thereof. The Swing Line Lender will make the proceeds of the Swing Line Loan available to the Administrative Agent by crediting the account of the Primary Borrower with such proceeds in Dollars, at the office of the Administrative Agent in such manner as may be agreed upon by the Swing Line Lender and the Primary Borrower prior to 3:30 P.M., New York City time, on the Borrowing Date requested by the Primary Borrower.

          8.3 Refunding of Swing Line Loans. (a) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall), on behalf of the Primary Borrower (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Commitment Percentage of the then outstanding principal amount of Swing Line Loans (the "Refunded Swing Line Loans") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 6.2). In the event that the Swing Line Lender makes its request for refunding of the Swing Line Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swing Line Lender, at the applicable Funding Office prior to 11:00 A.M., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 A.M., New York City time, on any date, then the proceeds of such Revolving Credit Loans shall instead be so made available to the Administrative Agent prior to 2:00 P.M., New York City time, on the date of such request); provided that in the event that any of the events described in subsection 15.1(a) or (b) shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Credit Loans and the provisions of subsection 8.3(b) shall apply.

          (b) If, prior to the making of a Revolving Credit Loan pursuant to subsection 8.3(a), one of the events described in subsection 15.1(a) or (b) shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Swing Line Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of such Swing Line Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

          (c) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Swing Line Loan to be refunded pursuant to subsection 8.3(b), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will pay to the Administrative Agent for distribution to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender through the Administrative Agent to it in like funds as such payment is required to be returned by the Swing Line Lender.

          8.4 Unconditional Obligation to Refund Swing Line Loans. (a) Each Revolving Lender's obligation to make Revolving Credit Loans and to purchase participating interests in accordance with subsections 8.3(a) and (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Primary Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of
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                                                                              41

any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Primary Borrower or any other Person; (iv) any breach of this Agreement by the Primary Borrower or any other Person; (v) any inability of the Primary Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to subsections 8.3(a) and
(b) above, as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the rate applicable to ABR Loans thereafter.

          8.5 Use of Proceeds of Swing Line Loans. The proceeds of Swing Line Loans hereunder shall be used by the Primary Borrower for any purpose for which the proceeds of Revolving Credit Loans may be used.


         SECTION 9.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
                               FEES AND PAYMENTS

          9.1 Repayment of Loans; Evidence of Debt. (a) The Primary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender:

          (i) the then unpaid principal amount of each Revolving Credit Loan of each Revolving Credit Lender, and each Swing Line Loan, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 15);

          (ii) the then unpaid principal amount of the Tranche A Loan of each Tranche A Lender on the dates and in the amounts set forth in subsection
     2.3 (or the then unpaid principal amount of such Tranche A Loan, on the date that the Tranche A Loans become due and payable pursuant to Section
     15);

          (iii) the then unpaid principal amount of the Tranche B Loan of each Tranche B Lender on the dates and in the amounts set forth in subsection
     3.3 (or the then unpaid principal amount of such Tranche B Loan, on the date that the Tranche B Loans become due and payable pursuant to Section
     15);

The Primary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 9.8.

          (b) Each German Borrower hereby unconditionally promises to pay to the German Term Loan Servicing Bank for the account of each German Term Loan Lender the then unpaid principal amount of each German Term Loan made by such German Term Loan Lender and owing by such German Borrower on the dates and in the amounts set forth in subsection 4.3 (or the then unpaid principal amount of such German Term Loan, on the date that the German Term Loans become due and payable pursuant to Section 15). Each German Borrower hereby further agrees to pay interest on the unpaid principal amount of the German Term Loans outstanding and owing by such German Borrower from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 9.8.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such
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                                                                              42


Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (d) The Administrative Agent and the German Term Loan Servicing Bank, as applicable, shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, hereunder from each Borrower and each applicable Lender's share thereof.

          (e) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 9.1(d) shall, to the extent permitted by applicable law, be prima facie evidence (i) of the existence and amounts of the obligations of the Borrowers therein recorded and (ii) for the purposes of determining the Required German L/C Amount on any date of determination thereof; provided, however, in either case that the failure of any Lender or the Administrative Agent or the German Term Loan Servicing Bank to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (f) The Primary Borrower agrees that, upon request of any Lender through the Administrative Agent (which request is made on or prior to the date on which such Lender becomes a Lender), the Primary Borrower will execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-1, A-2 or A-3 , as the case may be (each, a "Note"), evidencing the Loans made by such Lender to the Primary Borrower.

          9.2 Commitment Fee; Other Fees. (a) The Primary Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the rate per annum equal to the Applicable Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Aggregate Revolving Credit Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof; provided that no commitment fee shall be payable hereunder in the event that the Closing Date does not occur.

          (b) The Primary Borrower shall pay (without duplication, including of any fee payable under subsection 9.2(a)) to the Administrative Agent, for its account and, as specified therein, for the account of the Lenders, the other fees required to be paid pursuant to the Fee Letter in the amounts and on the dates set forth therein.

          9.3 Optional Prepayments. (a) Any Borrower may at any time and from time to time prepay the Loans made to or owing by it, in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, one Business Day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time on the date when such notice is due) or, in the case of the German Term Loans, the German Term Loan Servicing Bank with a copy to the Administrative Agent (which notice must be received by the German Term Loan Servicing Bank prior to 12:00 Noon, New York time, on the date upon which such notice is due), specifying (i) the date and amount of such prepayment and (ii) in the case of the Primary Borrower, (A) whether such prepayment is to be applied to the Revolving Credit Loans or U.S. Term Loans and (B) whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of
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                                                                              43


any such notice (x) the Administrative Agent (or, in the case of the German Term Loans, the German Term Loan Servicing Bank) shall promptly notify each affected Lender thereof. If any such notice is given by any Borrower, the amount specified in such notice shall be due and payable on the date specified therein (subject to subsection 9.3(b)(ii)), together with any amounts payable pursuant to subsection 9.16 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans and Swing Line Loans, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed. Notwithstanding the foregoing, if any desired optional prepayment includes any amount of Tranche B Loans (unless after giving effect to such prepayment, no Tranche A Loans or Reimbursement Term Loans would remain outstanding) the Administrative Agent shall immediately prepare and provide to each Tranche B Lender a notice (an "Optional Prepayment Option Notice"), which shall be in the form of Exhibit I and shall include an offer by the Primary Borrower to prepay the amount of any optional prepayment allocated to the Tranche B Loans pursuant to this subsection on a date (the "Optional Prepayment Date") that is five Business Days after the date of such Optional Prepayment Option Notice.

          (b) Any partial prepayments of the U.S. Term Loans due pursuant to this subsection 9.3 shall be applied to repay the principal amounts outstanding under each of the U.S. Term Loan Facilities ratably among such Facilities (based upon the percentage which such Facility constitutes of the aggregate then outstanding principal amount of all U.S. Term Loans) and ratably among the installments owing under each such Facility (based upon the percentage which each installment of such Facility then constitutes of the aggregate principal amount then outstanding under such Facility); provided that:

          (i) the Primary Borrower may (in its sole discretion) prepay (or, in the case of any Reimbursement Term Loans, cause to be prepaid) any installments of the U.S. Term Loans which are due within 12 months following the date of prepayment, ratably as between installments with the same due dates; and

          (ii) each Tranche B Lender may (in its sole discretion) elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent within two Business Days of receipt of an Optional Prepayment Option Notice, and, if it so declines , the amount so declined shall instead be used on the Optional Prepayment Date to increase the amount applied to prepay the U.S. Term Loans of the non-declining Tranche B Lenders first, based upon the method described in clause (i) of this proviso and second, based upon the method described in this paragraph (b) prior to giving effect to this proviso; provided, however, that:

               (x) no Tranche B Lender shall have the right to decline such payment if, after giving effect to the Primary Borrower's desired prepayment(s), no Tranche A Loans or Reimbursement Term Loans shall remain outstanding, and

               (y) if the amount of the Primary Borrower's desired prepayment exceeds the existing U.S. Term Loans of the non-declining Tranche B Lenders (the amount of such excess desired prepayment, the "Surplus Optional Prepayment Amount"), then on the Optional Prepayment Date, first, the Surplus Optional Prepayment Amount shall be applied to prepay the Tranche A Loans and any Reimbursement Term Loans (ratably among the remaining installments thereof) and second, any remaining Surplus Optional Prepayment Amount shall be applied to prepay the U.S. Term Loans of the declining Tranche B Lenders (ratably among the remaining installments thereof).

Partial prepayments of the U.S. Term Loans shall be in an aggregate principal amount of $5,000,000 (or (euro)5,000,0000 in the case of any Reimbursement Term Loans) or a whole multiple of $1,000,000 (or (euro)1,000,000 in the case of any Reimbursement Term Loans) in excess thereof.
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                                                                              44

          (c) The Primary Borrower may at any time and from time to time prepay, in whole or in part and without premium or penalty, any Swing Line Loans then owing by it on any Business Day; provided that such Borrower has given irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date of such prepayment. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $500,000 or a whole multiple in excess thereof (or, if less, the outstanding principal amount of the Swing Line Loans).

          (d) Any partial prepayments of the German Term Loans pursuant to this subsection 9.3 shall be applied to repay the principal amounts of such Loans outstanding under the German Term Loan Facility ratably among the installments of such Loans owing under the German Term Loan Facility (based upon the percentage which each installment of such Loans then constitutes of the aggregate principal amount then outstanding under the German Term Loan Facility); provided that the applicable German Borrower may (in its sole discretion) prepay any installments of the German Term Loans owing by it which are due within 12 months following the date of prepayment. Partial prepayments of the German Term Loans shall be in an aggregate principal amount of or
(euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof.

          9.4 Optional Termination or Reduction of Aggregate Revolving Credit Commitment. The Primary Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans then outstanding, when added to the then outstanding Domestic L/C Obligations, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect.

          9.5 Mandatory Reduction of Commitments and Prepayments. (a) The Aggregate Revolving Credit Commitment shall terminate on the Termination Date and all amounts outstanding thereunder shall be due and payable.

          (b) If the Aggregate Outstanding Extensions of Credit of all Lenders shall exceed the Aggregate Revolving Credit Commitment then in effect (i) as a result of any permanent reduction of the Aggregate Revolving Credit Commitment pursuant to subsection 9.4 or this subsection 9.5, the Primary Borrower shall immediately repay the amounts outstanding under the Aggregate Revolving Credit Commitment by the amount equal to such excess or (ii) by more than 10% on the date on which the interest rate is to be determined for any Interest Period in respect of a Eurocurrency Loan under the Revolving Credit Facility (for any reason other than as described in the foregoing clause (i)), the Primary Borrower shall, on the first day of such Interest Period, repay the amounts outstanding under the Aggregate Revolving Credit Commitment by an amount sufficient to reduce such excess to 0%. Any repayments pursuant to this paragraph (b) shall be applied, first, to repay any then outstanding Swing Line Loans, second, to repay any then outstanding Revolving Credit Loans and, third, to cash collateralize the Domestic L/C Obligations in a manner reasonably satisfactory to the Administrative Agent.

          (c)  If the Primary Borrower or any of its Subsidiaries shall incur any Indebtedness (excluding Indebtedness permitted pursuant to subsection 14.1), as promptly as is practicable (and, in any event, within one Business Day following the receipt thereof), the Primary Borrower shall give notice thereof to the Administrative Agent, and on the applicable Mandatory Prepayment Date, the Loans shall be prepaid and the Commitments shall be reduced by the amount equal to the aggregate amount of Net Proceeds received from such incurrence of indebtedness. Any repayment of Loans and reduction of
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                                                                              45

Commitments required by this subsection 9.5(c) shall be made in accordance with the provisions of subsection 9.5(f).

          (d) If on any date the Primary Borrower or any of its Subsidiaries shall receive Net Proceeds from (i) the sale, transfer or other disposition by the Primary Borrower, or any of its Subsidiaries of any real or personal, tangible or intangible, property of the Primary Borrower or such Subsidiary (including, without limitation, any Capital Stock of a Subsidiary of the Primary Borrower) to any Person (other than to the Primary Borrower or any of its Subsidiaries) pursuant to subsection 14.5(f), (h), (j) or (k) or (ii) the recovery by the Primary Borrower or any of its Subsidiaries of amounts owing to it under property insurance policies if the Primary Borrower and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds, the Primary Borrower shall give notice thereof to the Administrative Agent, and on the applicable Mandatory Prepayment Date, the Loans shall be prepaid and the Commitments reduced by the aggregate amount of such Net Proceeds (minus the Reinvestment Amount related thereto); provided that, notwithstanding the foregoing, any such repayment of the Loans or reduction of the Commitments pursuant to this subsection 9.5(d) shall only be required upon any such sale, transfer, other disposition or recovery (A) pursuant to subsections 14.5(h), (j) or (k) to the extent the Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales, transfers, other dispositions or recoveries in the immediately preceding twelve-month period and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $5,000,000 and (B) pursuant to subsection 14.5(f) to the extent the Net Proceeds received from any one such sale and minus the applicable Reinvested Amounts relating to such Net Proceeds exceeds $5,000,000 or to the extent that Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $10,000,000. Any Notice of Prepayment given pursuant to this subsection 9.5(d) shall be given as promptly as practicable (and in any event, within three Business Days) following the date of receipt of any such Net Proceeds (except that if any such Net Proceeds are eligible to be reinvested in accordance with the definition of the term "Reinvested Amount" in subsection 1.1 and the Primary Borrower has not elected to reinvest such proceeds, such Notice of Prepayment shall be given on the earlier of (1) the date on which the certificate of a Responsible Officer of the Primary Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition).

          (e) Within one Business Day following delivery of the certificate referenced in subsection 12.2(a) (commencing with the fiscal year ending March 31, 2001) the Primary Borrower shall give notice thereof to the Administrative Agent, and on the applicable Mandatory Prepayment Date, the Loans shall be repaid and the Commitment reduced by the amount equal to the Excess Cash Flow Recapture Amount for such fiscal year (or, in the case of the fiscal year ending March 31, 2001, the portion thereof commencing on the first day of the first full fiscal month after the Closing Date and ending on March 31, 2001) covered by such certificate, with any such repayment of Loans and reduction of Commitments to be made in accordance with the provisions of subsection 9.5(f).

          (f) Any payments of the Loans and reductions of the Commitments made pursuant to subsection 9.5(c), (d) or (e) shall be applied, first, to the prepayment of the Term Loans and, second, to reduce the Aggregate Revolving Credit Commitment then in effect. For purposes of this subsection 9.5(f), any partial prepayment of the Term Loans shall be applied to repay the principal amounts outstanding under each of the Term Loan Facilities ratably among such Term Loan Facilities (based upon the aggregate principal amount then outstanding thereunder) and ratably among the installments owing under each such Facility (based upon the aggregate then outstanding principal amount of each such installment); provided that:

               (i) the Primary Borrower (in the Primary Borrower's sole discretion) may, and/or may cause the German Borrowers to, prepay any installments of the Term Loans which are due within 12 months following the date of prepayment, ratably as between installments with the same due date; and

               (ii) each Tranche B Lender may (in its sole discretion) elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent within two Business Days of receipt of a Mandatory Prepayment Option Notice and, if it so declines, the amount so declined shall instead be used on the Mandatory Prepayment Date to increase the amount applied to prepay the Term Loans of the non-declining Tranche B Lenders first, based upon the method described in clause (i) of this proviso and second, based upon the method described in this paragraph (f) prior to giving effect to this proviso; provided, however, that:

                (x) no Tranche B Lender shall have the right to decline such payment if, after giving effect to the otherwise required prepayment(s), no Tranche A Loans or Reimbursement Term Loans shall remain outstanding, and

               (y) if the amount of the required prepayment exceeds the existing Term Loans of the non-declining Tranche B Lenders (the amount of such excess desired prepayment, the "Surplus Mandatory Prepayment Amount"), then on the Mandatory Prepayment Date, first, the Surplus Mandatory Prepayment Amount shall be applied to prepay the Tranche A Loans, any Reimbursement Term Loans and any German Term Loans (ratably among the remaining installments thereof); second, any remaining Surplus Mandatory Prepayment Amount shall be applied to prepay the Term Loans of the declining Tranche B Lenders (ratably among the remaining installments thereof) until the Tranche B Loans are fully prepaid; and third, any remaining Surplus Mandatory Prepayment Amount shall reduce the Aggregate Revolving Credit Commitment then in effect.

Unless the Primary Borrower otherwise elects, the application of prepayments by the Primary Borrower made pursuant to this subsection 9.5 shall be made, first, to ABR Loans and, second, to Eurocurrency Loans. In determining the ratable amounts owing pursuant to this subsection 9.5 when such determination must be made with respect to Loans denominated in euro, the principal amount of such euro-denominated Loans shall be deemed to be the Dollar Equivalent Amount of such euro-denominated Loans using the Spot Exchange Rate on the date on which the interest rate was most recently determined with respect to such Loans.

          (g) Upon receipt by the Administrative Agent of a notice of prepayment pursuant to paragraphs (c), (d) or (e) of this subsection (a "Notice of Prepayment"), unless, after giving effect to the otherwise required prepayment(s) no Tranche A Loans or Reimbursement Term Loans would remain outstanding, the Administrative Agent shall immediately prepare and provide to each Tranche B Lender a notice (the "Mandatory Prepayment Option Notice"), which shall be in the form of Exhibit I and shall include an offer by the Primary Borrower to prepay the amount of any mandatory prepayment allocated to the Tranche B Loans pursuant to this subsection on a date that is five Business Days
after the date of such Mandatory Prepayment Option Notice.   For purposes
hereof, the term "Mandatory Prepayment Date" means either (i) the date that is five Business Days after the date of the applicable Mandatory Prepayment Option Notice, or (ii) if no Mandatory Prepayment Option Notice is required, a date specified in the applicable Notice of Prepayment that is not later than five Business Days after the date of such Notice of Prepayment (or if no date is so specified, the date of such Notice of Prepayment).

          9.6 Conversion and Continuation Options. (a) The Primary Borrower may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least
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                                                                              47

one Business Day prior to the requested date of conversion; provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Primary Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Term Lenders have determined that such a conversion is not appropriate and the Administrative Agent has given notice to the Primary Borrower that no conversion may be made, (ii) no Revolving Credit Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date and (iii) no Tranche A Loan or Tranche B Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the date of the final installment of principal thereof. Notwithstanding anything to the contrary contained herein, Swing Line Loans shall at all times be maintained as ABR Loans and shall not be converted to Eurocurrency Loans hereunder.

          (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by any Borrower delivering to the Administrative Agent (and, in the case of the German Term Loans, to the German Term Loan Servicing Bank) an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, setting forth (among other things) the length of the next Interest Period to be applicable to such Loans, provided that
(i) no Loan under any Facility may be continued as a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent (in consultation with the German Term Loan Servicing Bank, in the case of the German Term Loan Facility) has or the Majority Facility Lenders with respect to such Facility have determined that such a continuation is not appropriate and the Administrative Agent has given notice to the relevant Borrower that no such continuations may be made, (ii) no Revolving Credit Loan may be continued as a Eurocurrency Loan after the date that is one month prior to the Termination Date and (iii) no Term Loan may be continued as a Eurocurrency Loan after the date that is one month prior to the date of the final installment of principal of such Term Loan and provided, further, that if the relevant Borrower shall fail to give such notice or if such continuation is not permitted such Loans (A) in the case of Loans denominated in Dollars, shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (B) in the case of Loans denominated in euro, shall be continued for Interest Periods of one month or such shorter duration as the Administrative Agent (in consultation with the German Term Loan Servicing Bank, with respect to the German Term Loan Facility) may select. Upon receipt of any such Notice of Borrowing, the Administrative Agent (or, in the case of the German Term Loans, the German Term Loan Servicing Bank) shall promptly notify each affected Lender thereof.

          9.7 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Eurocurrency Loans shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurocurrency Loans denominated in Dollars) or (euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof (in the case of Eurocurrency Loans denominated in euro). In no event shall there be more than 15 Eurocurrency Tranches outstanding at any time.

          9.8  Interest Rates and Payment Dates. (a) Each Eurocurrency Loan
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the
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                                                                              48


Eurocurrency Rate determined for such day plus the Applicable Margin with respect thereto in effect on such day.

          (b)  Each ABR Loan (including, without limitation, each Swing Line
Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect thereto in effect on such day.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection (or, in the case of any Preference Replacement Loans, pursuant to subsection 5.5(d)) plus 2%, (y) in the case of overdue Reimbursement Obligations with respect to the German L/C payable pursuant to subsection 5.5(a), the lesser of
(A) the rate that would otherwise be applicable thereto pursuant to subsection 5.5(b) plus 2% and (B) the rate then applicable to Eurocurrency Loans denominated in euros plus 2%, or (z) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

          9.9 German Term Loans; Additional Interest. (a) The German Term Loans shall bear additional interest, computed for the period from and including the date of issuance of the German L/C to but excluding the expiration date thereof, at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360 day year) of the aggregate face amount of the German L/C then outstanding. Such interest shall be payable by each German Borrower according to its German Loan Percentage of the amount of such interest to the German Term Loan Servicing Bank, for the ratable account of the German Term Loan Lenders, in arrears on each L/C Fee Payment Date and on the Termination Date.

          (b) The German Term Loans shall bear additional interest, computed for the period from and including the date of issuance of the German L/C to but excluding the expiration date thereof, at a rate per annum equal 0.125% of the aggregate face amount of the German L/C then outstanding. Such interest shall be payable by each German Borrower according to its German Loan Percentage of the amount of such interest to the German Term Loan Servicing Bank, for the ratable account of the German Term Loan Lenders, in arrears on each L/C Fee Payment Date and on the Termination Date.

          (c) In addition to the foregoing, each German Borrower shall pay (as additional interest) the German Term Loan Servicing Bank for its German Loan Percentage of such normal and customary costs and expenses as are incurred or charged by the German L/C Issuing Bank in issuing, effecting payment under,
amending or otherwise administering the German L/C.   Each German Borrower's
German Loan Percentage of such interest shall be payable by such German Borrower to the
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                                                                              49


German Term Loan Servicing Bank, for the ratable account of the German Term Loan Lenders, promptly after presentment to the German Borrowers of a copy of the request for any such payment by the German L/C Issuing Bank substantiating the amount so incurred or charged in reasonable detail.

          9.10 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the affected Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from (i) a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective and (ii) the Leverage Ratio of the Primary Borrower and its Subsidiaries shall become effective as of the opening of business (x) on the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 12.1 which evidence such change in the Leverage Ratio or (y) if such financial statements are not delivered when due (after giving effect to the applicable cure period), on the date such financial statements were required to be delivered. The Administrative Agent shall as soon as practicable notify the German Term Loan Servicing Bank, the affected Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Primary Borrower, deliver to the Primary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 9.10(a).

          9.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers and which, in the case of the German Term Loans, shall be made in consultation with the German Term Loan Servicing Bank) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for the relevant currency for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrower(s) and the affected Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans in the relevant currency requested to be made on the first day of such Interest Period shall (i) if Term Loans denominated in Dollars, be made as ABR Loans, (ii) Term Loans if denominated in euros, be made at the rate reasonably determined by the Administrative Agent (in consultation with the German Term Loan Servicing Bank, with respect to the German Term Loans) as its actual cost of funding such Loans plus the Applicable Margin for Eurocurrency Loans for the relevant Facility and
(iii) if Revolving Credit Loans, be made in Dollars as ABR Loans and (b) any Loans in the relevant currency that were to have been converted to or continued as Eurocurrency Loans on the first day of such Interest Period shall (i) if denominated in Dollars, be converted to ABR Loans and (ii) if Term Loans denominated in euros, be continued at the rate reasonably determined by the Administrative Agent (in consultation with the German Term Loan Servicing Bank, with respect to the German Term Loans) as its actual cost of funding such Loans plus the Applicable Margin for Eurocurrency Loans for the relevant Facility and
(iii) if Revolving Credit Loans denominated in euro, shall be repaid on the last day of the current Interest Period and may be reborrowed in Dollars in accordance with the provisions of subsection 6.2. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in the relevant currency under the Revolving Credit Commitments shall be made or continued as such, nor shall the Primary Borrower have the right to convert any Loans in the relevant currency to Eurocurrency Loans.

          9.12 Pro Rata Treatment and Payments. (a) Each borrowing (other than a borrowing of Swing Line Loans) by the Primary Borrower from the Lenders hereunder, each payment by the Primary

Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Except as otherwise contemplated by subsections 9.3(b) and 9.5(f), each payment (including each prepayment) by (i) the Primary Borrower on account of principal of and (subject to the provisions of subsection 9.13) interest on the Loans made to it (other than a payment of Swing Line Loans) shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders and (ii) either German Borrower on account of principal of and (subject to the provisions of subsection 9.13) interest on the German Term Loans shall be allocated by the German Term Loan Servicing Bank pro rata according to the respective outstanding principal amounts of the German Term Loans then held by the German Term Loan Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim in immediately available funds and shall be made (i) in the case of the German Term Loans, prior to 1:00 P.M., New York time, on the due date thereof to the German Term Loan Servicing Bank for the ratable account of the German Term Loan Lenders, at the relevant Payment Office in euro and (ii) in the case of any other Loan (including any Reimbursement Term Loans), prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the relevant Payment Office, in Dollars (or euro, in the case of payments of principal and interest in respect of Loans denominated in euro). In relation to the payment of any amount of euro, such amount shall be made available to the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, in immediately available, freely transferable, cleared funds to such account at such Payment Office as the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, shall from time to time nominate for this purpose. The Administrative Agent or the German Term Loan Servicing Bank, as the case may be, shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. Except as otherwise set forth herein, if any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension). If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender (other than any German Term Loan Lender) prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Primary Borrower in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection
9.12 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Primary Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility (in the case of Loans denominated in

Dollars) or the rate reasonably determined by the Administrative Agent as its actual cost of funding such amounts, plus the Applicable Margin for Eurocurrency Loans under such Facility (in the case of Loans denominated in euros), upon three Business Days after receipt by the Primary Borrower of written notice from the Administrative Agent specifying the amount such Lender failed to make available to the Administrative Agent, from the Primary Borrower. Nothing contained in this subsection 9.12(b) shall prejudice any claims otherwise available to any Borrower against any Lender as a result of such Lender's failure to make its share of any borrowing available to the Administrative Agent or the German Term Loan Servicing Bank for the account of the relevant Borrower.

          (c) Notwithstanding anything to the contrary contained herein, in the event that the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, shall make any payment to a Lender on account of amounts owing to such Lender by any Borrower hereunder and the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, either (i) shall not receive the corresponding amount from such Borrower or (ii) shall be required to be return such amount to such Borrower, such Lender shall (upon the request of the Administrative Agent or the German Term Loan Servicing Bank, as the case may
be) promptly return to the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, the amount of such payment.

          (d) In the event that (i) the Primary Borrower gives notice to the Administrative Agent that (A) the Primary Borrower intends to make a borrowing under subsection 6.2 of Revolving Credit Loans denominated in euro, (B) the Primary Borrower intends, on the requested Borrowing Date for such Eurocurrency Loans, to prepay under subsection 9.4 Revolving Credit Loans denominated in Dollars and (C) after giving effect to such borrowing and prepayment, the aggregate Available Revolving Credit Commitment shall not be less than zero, and
(ii) if (after giving effect to such requested Revolving Credit Loans, but before giving effect to such prepayment) the aggregate Available Revolving Credit Commitment shall be less than zero, the Administrative Agent may, in reliance on the foregoing notice, make available to the Primary Borrower the amount of such requested Revolving Credit Loans; provided, however, that, in the event that the Primary Borrower fails to make such prepayment on the requested Borrowing Date, the Primary Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans made to it in an aggregate principal amount equal to the amount by which the Aggregate Outstanding Extensions of Credit exceeds the Aggregate Revolving Credit Commitments then in effect, together with interest accrued to the date of such prepayment and any amounts payable under subsection 9.16.

          (e) A payment in euro shall be deemed to have been made by the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, on the date on which it is required to be made under this Agreement if the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, has, on or before that date, taken all relevant steps to make that payment.
With respect to the payment of any amount denominated in euro, the
Administrative Agent (or, in the case of the German Term Loan, the German Term Loan Servicing Bank) shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, if the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, may from time to time determine for the purpose of clearing or settling payments of euro.
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                                                                              52

          9.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans to the Primary Borrower as contemplated by this Agreement ("Affected Eurocurrency Loans"), (a) such Lender shall promptly give written notice of such circumstances to Primary Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist),
(b) the commitment of such Lender hereunder to make Affected Eurocurrency Loans, continue Affected Eurocurrency Loans as such and convert ABR Loans to Affected Eurocurrency Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Eurocurrency Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Eurocurrency Loan is requested, (c) such Lender's Loans denominated in Dollars then outstanding as Affected Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (d) such Lender's Loans denominated in euros then outstanding as Affected Eurocurrency Loans, if any, shall be converted automatically to ABR Loans (such conversion to be affected at the Spot Exchange Rate in effect on such conversion date) on the last day of the current Interest Period or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Primary Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 9.16.

          9.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Domestic L/C, any Application, the German L/C or any Eurocurrency Loan made by it or its obligation to make Eurocurrency Loans or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 9.15 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 9.15(c) or 9.15(d)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

          (iii) shall impose on such Lender any other condition excluding any tax of any kind whatsoever;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, participating in the German L/C or issuing or participating in Domestic L/Cs or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the relevant Borrower from such Lender, through the Administrative Agent (or, in the case of a German Term Lender, through the German Term Loan Servicing Bank with a copy to the Administrative Agent), in accordance herewith, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, the German L/C or Domestic L/Cs, provided that, in any such case involving Eurocurrency Loans denominated in Dollars, the Primary Borrower may elect to convert Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Primary Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 9.14(a) and such amounts, if any, as may be required pursuant to subsection 9.16. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the relevant Borrower, through the Administrative Agent (or, in the case of a German Term Lender, through the German Term Loan Servicing Bank with a copy to the Administrative Agent), certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender) shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of such Lender's obligations hereunder or under any Domestic L/C or the German L/C to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Primary Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Primary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction.

          (c) Any certificate provided pursuant to (a) or (b) above as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent (or, in the case of a German Term Lender, through the German Term Loan Servicing Bank with a copy to the Administrative Agent), to any Borrower shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          9.15 Taxes. (a) All payments made by any Borrower under this Agreement and any Notes or (subject to the last sentence of this paragraph (a)) by the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders pursuant to subsection 5.3 shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding taxes measured by or imposed upon the overall net income of the Administrative Agent, the German L/C Issuing Bank or any Lender or its applicable lending office, or any branch or affiliate of either, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of the Administrative Agent, the German L/C Issuing Bank or any Lender or its applicable lending office, or any branch or affiliate of either, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent, the German L/C Issuing Bank or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the Administrative Agent, the German L/C Issuing Bank or any Lender is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any present or former connection between the jurisdiction imposing such tax and the Administrative Agent, the German L/C Issuing Bank or such Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent, the German L/C Issuing Bank or such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Note. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld by any Borrower or (subject to the last sentence of this paragraph (a)) the German Term Loan Servicing bank on behalf of the German Term Loan Lenders from any amounts payable to the Administrative Agent or any Section 9.15 Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Section 9.15 Lender shall be increased to the extent necessary to yield to the Administrative Agent or such
Section 9.15 Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that any Borrower or (subject to the last sentence of this paragraph (a)) the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Section 9.15 Lender that is not organized under the laws of the United States of America or a state thereof if such Section 9.15 Lender fails to comply with the requirements of paragraph (c) or (d) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower or the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders, as promptly as possible thereafter such Borrower or the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders shall send to the Administrative Agent for its own account or for the account of such Section 9.15 Lender, as the case may be, a certified copy of an original official receipt or other documentary evidence acceptable to the Administrative Agent received by such Borrower or the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders showing payment thereof; provided that, in the case of the German Term Loans, such receipt shall be sent directly to the German Term Loan Servicing Bank for its own account or the account of such Section 9.15 Lender with a copy to the Administrative Agent. If a Borrower or (subject to the last sentence of this paragraph (a)) the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower or (subject to the last sentence of this paragraph (a)) the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders shall indemnify the Administrative Agent and the Section 9.15 Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Section 9.15 Lender as a result of any such failure. Notwithstanding anything to the contrary set forth in this clause (a), so long as the German Term Loan Servicing Bank has provided notice to the applicable German Borrower pursuant to paragraph (b) of this subsection, the German Term Loan Servicing Bank shall be entitled to deduct or withhold any Non-Excluded Taxes from amount payable by it to the Administrative Agent pursuant to subsection 5.3 and shall not be required to increase any amounts payable by it to the Administrative Agent unless or until the relevant German Borrower(s) has made the amount equal to such required increase available to the German Term Loan Servicing Bank pursuant to paragraph
(b) of this subsection.

          (b) Each German Borrower hereby agrees that promptly upon receipt of notice from the German Term Loan Servicing Bank that the German Term Loan Servicing Bank is required pursuant to the terms of paragraph (a) above to increase any amounts payable by the German Term Loan Servicing Bank to the Administrative Agent under subsection 5.3, the amounts payable by the German Borrowers to the German Term Loan Servicing Bank pursuant to subsection 9.9 shall be increased (based on the German Loan Percentage of each such German Borrower) to the extent necessary to yield to the Administrative Agent (after payment of all Non- Excluded Taxes) the amounts payable under subsection 5.3. The German Term Loan Servicing Bank hereby agrees that if Non- Excluded Taxes are required to be withheld from amounts payable to it from either German Borrower, it shall exercise its rights under paragraph (a) above to the fullest extent permitted under applicable law.

          (c) Each Lender making Loans to the Primary Borrower that is not incorporated under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") shall:

               (X)(i) on or before the date of any payment by the Primary Borrower under this Agreement or any Note to such Lender, deliver to the Primary Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, certifying that such Lender is entitled to an exemption from deduction or withholding of United States federal income taxes and United States backup withholding taxes with respect to payments under this Agreement and any Notes, together with such other forms, documentation or certifications as may be necessary to establish this exemption.

          (ii) deliver to the Primary Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Primary Borrower; and

          (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Primary Borrower or the Administrative Agent; and

          (Y) in the case of any such Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of subsection 9.15(c)(x) above, (i) represent to the Primary Borrower (for the benefit of the Primary Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Primary Borrower on or before the date of any payment by the Primary Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit G (any such certificate a "U.S. Tax Compliance Certificate") and
     (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code and United States backup withholding taxes with respect to payments to be made under this Agreement and any Notes (and to deliver to the Primary Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form, and, if necessary, obtain any extensions of time reasonably requested by the Primary Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Primary Borrower, to provide to the Primary Borrower (for the benefit of the Primary Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

unless in any such case, any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Primary Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 17.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms, documentation or certifications to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including without limitation Internal Revenue Service Form W-8IMY), documentation and certifications to the Primary Borrower and the Administrative Agent. Notwithstanding the foregoing, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

          (d) A Section 9.15 Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower or the applicable taxing authority, if required by law to do so (with a copy to the Administrative Agent and, in the case of the German Borrower, to the German Term Loan Servicing Bank), at the time or times reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Borrower furnishes such documentation to such
Section 9.15 Lender, such Section 9.15 Lender is legally entitled to complete, execute and deliver such documentation and in such Section 9.15 Lender's reasonable judgment such completion, execution or submission would not be materially disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower is required to pay such additional amount agrees to reimburse such Section 9.15 Lender for the reasonable out-of-pocket costs thereof).

          (e) The agreements in this subsection 9.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          9.16 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (other than through such Lender's gross negligence or willful misconduct) which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment by such Borrower of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 9.16, it shall provide prompt notice thereof to the Primary Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Primary Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          9.17 Certain Fees. The Primary Borrower agrees to pay to the Administrative Agent, for its own account, a non-refundable administration fee in an amount previously agreed to with the Administrative Agent in the Fee Letter, payable in the manner and on the dates set forth therein.

          9.18 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of any Borrower, each Section 9.15 Lender to which such Borrower is required to pay any additional amount pursuant to subsection 9.14 or 9.15, and any Participant in respect of whose participation such payment is required, shall reasonably afford such Borrower or the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders the opportunity to contest, and reasonably cooperate with such Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Section 9.15 Lender shall not be required to afford such Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Section 9.15 Lender its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower shall reimburse such Section
9.15 Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Non-Excluded Tax.

          (b) If a Section 9.15 Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause any Borrower to become obligated to pay any additional amount under subsection 9.14 or 9.15, such Borrower shall not be obligated to pay such additional amount.

          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Section 9.15 Lender by any Borrower or by the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders pursuant to subsection
9.14 or 9.15, or which results in interests payments in respect of the German Term Loans becoming non-deductible (without regard to any debt-equity safe harbor) for German income tax purposes, such Section 9.15 Lender shall take such steps as may reasonably be available to it and acceptable to the Primary Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Section 9.15 Lender at another lending office, or through another branch or an affiliate, of such Section 9.15 Lender); provided that such Section 9.15 Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower that would be required to pay such additional amounts agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof). If a condition or event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by any Borrower pursuant to subsection 9.14(a)(i) (i.e. increased costs for taxes) such Lender shall promptly notify the Primary Borrower and the Administrative Agent; provided that a failure on the part of a Lender to notify the Primary Borrower shall not result in any liability to such Lender and shall not reduce the amount of any additional amounts payable hereunder to such Lender to the extent that such failure to notify the Primary Borrower does not result in the payment of any additional amount by any Borrower pursuant to subsection 9.14(a)(i) which payment could have been avoided or reduced had the Lender notified the Primary Borrower in accordance with this subsection 9.18(c).

          (d) If any Borrower or the German Term Loan Servicing Bank on behalf of the German Term Loan Lenders shall become obligated to pay additional amounts pursuant to subsection 9.14 or 9.15 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection
9.14 or 9.15, the Primary Borrower shall have the right, for so long as such obligation remains, (x) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Primary Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or
(y) to the extent that no Default or Event of Default under subsection 15.2(a) or subsection 15.2(c) (with respect to violations of covenants in Section 13) shall have occurred of which the Primary Borrower has actual knowledge and is then continuing, upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 9.16, without premium or penalty. In the case of the substitution of a Lender, the Primary Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and

Acceptance pursuant to subsection 17.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Primary Borrower shall first pay the affected Lender any additional amounts owing under subsections 9.14, 9.15 and 9.16 (as well as any commitment fees and other amounts then due and owing to such Lender) prior to such substitution or prepayment.

          (e) If the Administrative Agent or any Section 9.15 Lender receives a refund in respect of taxes for which any Borrower has made additional payments pursuant to subsection 9.14(a) or 9.15(a), the Administrative Agent or such
Section 9.15 Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to such Borrower, provided, however, that such Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. Notwithstanding anything to the contrary contained in this clause
(e), no Lender shall have any obligation to disclose to any Borrower any of such Lender's books, records or tax filings.

          (f) For the purposes of subsections 9.14 and 9.15, a change in treaty, law, rule or regulation shall not include (i) the ratification or entry into force of the income tax treaty between Luxembourg and the United States of America or (ii) the new United States withholding regulations (Treasury Decision 8734, Treasury Decision 8804, Treasury Decision 8856 and Treasury Decision 8881) which become effective on January 1, 2001.

          (g) The obligations of the Administrative Agent and each Section 9.15 Lender or Participant under this subsection 9.18 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

          (h) Except as provided in section 9.18(c), no German Term Loan Lender shall rebook or otherwise transfer its German Term Loan and no Participant in a German Term Loan shall rebook or otherwise transfer its participating interest in such German Term Loan to a branch or a lending office of such Lender or such Participant, respectively, that is not an Eligible German Bank.


                  SECTION 10.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent, each Domestic L/C Issuing Bank, the German L/C Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Domestic L/Cs and to issue or participate in the German L/C, the Primary Borrower hereby represents and warrants to the Administrative Agent, each Domestic L/C Issuing Bank, the German L/C Issuing Bank and each Lender that:

          10.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at December 31, 1999 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transaction on the Closing Date, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof (including to repay amounts outstanding under the Existing Dynatech Credit Agreement, the WWG Senior Subordinated Notes and the other existing Indebtedness of WWG and its Subsidiaries to be repaid on the Closing Date), (iii) the consummation of the Equity Financing and (iv) the payment of estimated fees, expenses and financing costs in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the good faith assumptions of the Guarantor as of the date of delivery thereof, and based on such assumptions presents fairly in all material respects on a pro forma basis the estimated financial position of Guarantor and its consolidated Subsidiaries as at December 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Guarantor and its Subsidiaries as at March 31, 1998 and March 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers, present fairly, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, on the basis disclosed in the footnotes to such financial statements, present fairly, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to the omission of certain footnotes and normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by a Responsible Officer, and disclosed in any such schedules and notes, and except that such unaudited financial statements do not contain certain footnotes). All material Guarantee Obligations, material contingent liabilities and liabilities for taxes, or all material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which according to GAAP must be reflected in such financial statements or the notes thereto are so reflected. During the period from December 31, 1999 to and including the date hereof there has been no disposition by the Guarantor or any of its Subsidiaries of any business or property that would be material to the Guarantor and its Subsidiaries taken as a whole, other than any such disposition which is reflected in the foregoing financial statements or in the notes thereto, or which has otherwise been disclosed in writing to the Lenders on or prior to the Closing Date, or which is pursuant to the Transaction.

          10.2 No Change. Since March 31, 1999, there has been no development or event relating to or affecting the Guarantor or its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect (after giving effect to the Transaction and the transactions related thereto).

          10.3 Corporate Existence; Compliance with Law. Each of the Primary Borrower and the Active Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          10.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Borrower and each other Credit Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the
Credit Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in
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                                                                              60

the case of the Borrowers, the borrowings on the terms and conditions of this Agreement and any Notes or Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party or any other Subsidiary of the Guarantor in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrowers and each other Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 10.4(a), all of which have been obtained or made or have the status described therein, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3737 et seq.), in respect of Accounts of the Primary Borrower and its Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

          (b) This Agreement has been, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant hereto will be, duly executed and delivered on behalf of such Credit Party that is party thereto. This Agreement constitutes, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant hereto will constitute upon execution and delivery, the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          10.5 No Legal Bar. The execution, delivery and performance of each Credit Document by each Credit Party party thereto, the incurrence of the Loans, the Domestic L/Cs and the German L/C by the applicable Borrower, and the use of the proceeds of the Loans or drawings under such letters of credit by the applicable Borrower, as the case may be, and the consummation on the Closing Date of the other transactions contemplated by the Credit Documents (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Guarantor, any Subsidiary of the Guarantor or any of their respective properties or assets in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in the creation or imposition of any Lien on any of their properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents or permitted under subsection 14.2.

          10.6 No Material Litigation. Except as disclosed on Schedule 10.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Primary Borrower, threatened by or against the Guarantor or the Primary Borrower or any of its Subsidiaries, or against any of its or their respective properties or revenues (including after giving effect to the Transaction), which (a) is so pending or threatened at any time on or prior to the Closing Date and relates to any Credit Document, the Loans made hereunder, the use of proceeds thereof, or any drawings under a Domestic L/C and the other transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect.

          10.7 No Default. Neither the Primary Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          10.8 Ownership of Property; Liens. Each of the Primary Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real
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                                                                              61

property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 14.2.

          10.9 Intellectual Property. The Primary Borrower and each of its Subsidiaries owns, or is licensed to use (or otherwise has the legal right), all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business substantially as currently conducted except for those the failure to own or license (or otherwise have the legal right to use) which would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule
10.9 no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Primary Borrower know of any valid basis for any such claim and to the knowledge of the Primary Borrower, the use of such Intellectual Property by the Primary Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          10.10 No Burdensome Restrictions. Except as previously disclosed to the Lenders in writing prior to the Closing Date, no Requirement of Law applicable to or Contractual Obligation of the Primary Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

          10.11 Taxes. Each of the Guarantor, the Primary Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Primary Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor, the Primary Borrower or its Subsidiaries, as the case may be); other than as disclosed on Schedule 10.11, no tax Lien has been filed, and, to the knowledge of the Primary Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          10.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Primary Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

          10.13 ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Guarantor, the Primary Borrower or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Guarantor, the Primary Borrower or any Commonly Controlled Entity; (viii) any liability of the Guarantor, the Primary Borrower or any Commonly Controlled Entity under

ERISA if the Guarantor, the Primary Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan; and (x) an event or condition with respect to which the Guarantor, the Primary Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan.

          10.14 Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company" required to register as such under the Investment Company Act of 1940, as amended, within the meaning of such act. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          10.15 Subsidiaries. On the Closing Date, the Subsidiaries of the Primary Borrower and their jurisdiction of incorporation shall be as set forth on Schedule 10.15.

          10.16 Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) the facilities and properties owned, leased or operated by the Primary Borrower or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) would reasonably be expected to give rise to liability on the part of the Primary Borrower or any of its Subsidiaries under, any applicable Environmental Law.

          (b) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Primary Borrower or any of its Subsidiaries (the "Business") which would materially interfere with the continued operation of the Properties.

          (c) neither the Primary Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the Business, nor does the Primary Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, in violation of, or in a manner or to a location which would reasonably be expected to give rise to liability on the part of the Primary Borrower or any of its Subsidiaries under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties, in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of the Primary Borrower or any of its Subsidiaries under, any applicable Environmental Law.

         (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Primary Borrower, threatened, under any applicable Environmental Law to which the Primary Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business.

          (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Primary Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability on the part of the Primary Borrower or any of its Subsidiaries under applicable Environmental Laws.

          (g) Neither the Primary Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to its knowledge, operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

          10.17 Collateral Documents. Upon execution and delivery thereof by the parties thereto, the Collateral Agreement will be effective to create (to the extent described therein) in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When the actions specified in Schedule 9 to the Collateral Agreement have been duly taken, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected first lien on, and security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein with respect to such pledgor.

          10.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 10.1(a) and (b), the Credit Documents (including the schedules thereto, but excluding any statements by the Administrative Agent or any Lender) and any other certificates or documents furnished by or on behalf of the Primary Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, did not as of the Closing Date, to the best knowledge of the Primary Borrower, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which the same were made, not materially misleading in their presentation of the Transaction or the other transactions contemplated hereby or by the other Transaction Documents or of the Primary Borrower and its Subsidiaries taken as a whole; all except as otherwise qualified herein or therein, and such knowledge qualification being given only with respect to factual statements made by Persons other than the Primary Borrower or any of its Subsidiaries. It is understood that no representation or warranty is made concerning any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such financial statements, certificates or documents except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Primary Borrower and (ii) such assumptions were believed by such management to be reasonable. Such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

          10.19  Solvency. As of the Closing Date, immediately prior to and after giving effect to the Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and after giving effect to the guarantee of the Guarantor, guaranteeing the obligations of the Borrowers pursuant to the Collateral Agreement, each Credit Party will be, Solvent.
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                                                                              64

          10.20 Senior Indebtedness. The monetary obligations of the Primary Borrower under this Agreement and the Notes constitute "Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture. The Guarantor's Guarantee pursuant to the Collateral Agreement constitutes "Parent Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture.


                       SECTION 11.  CONDITIONS PRECEDENT

          11.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans on the Closing Date and other extensions of credit requested to be made by it on the Closing Date is subject to the satisfaction or waiver immediately prior to or concurrently with the making of such Loan or other extension of credit, of the following conditions precedent:

          (a)   Credit Documents. The Administrative Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of the Primary Borrower and the German Borrower, (ii) the Collateral Agreement and (iii) each of the Foreign Pledge Agreements, if any, executed and delivered by a duly authorized officer of each Credit Party thereto.

          (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, complete and correct copies, certified as to authenticity by the Primary Borrower, of each of (i) the Merger Agreement, (ii) the Senior Subordinated Note Indenture and (iii) such other documents or instruments as may be reasonably requested by the Administrative Agent.

          (c) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or comparable body of each Credit Party authorizing (i) the execution, delivery and performance of each Credit Document to which such Credit Party is a party, (ii) in the case of any Borrower, the borrowings contemplated hereunder and (iii) the granting by such Credit Party of Liens pursuant to the Collateral Agreement, certified by the Secretary, an Assistant Secretary or other officer of such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded except as any later such resolution may modify any earlier such resolution.

          (d) Incumbency Certificates. The Administrative Agent shall have received, with a photocopy for each Lender, a Certificate of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other officer such Credit Party.

          (e) Corporate Documents. The Administrative Agent shall have received, with a photocopy for each Lender, complete and correct copies of the certificate of incorporation and by-laws (or analogous documents) of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary, an Assistant Secretary or other officer of such Credit Party.

          (f)    Consents, Licenses and Approvals. The Administrative Agent
     shall have received, with a photocopy for each Lender, a certificate of a Responsible Officer of each of the Guarantor and the Primary Borrower stating that all consents, authorizations and filings referred to in
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                                                                              65

     Schedule 10.4(a) are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

          (g) Legal Opinions. The Administrative Agent shall have received, with a photocopy counterpart for each Lender, the following executed legal opinions:

               (i) the legal opinion of Debevoise & Plimpton, special New York counsel to the Primary Borrower and the other Credit Parties, substantially in the form of Exhibit C-1; and

               (ii) the legal opinion of Mark V.B. Tremallo, Esq., internal counsel to the Primary Borrower, substantially in the form of Exhibit C-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Collateral Agreement and (to the extent that such shares are evidenced by certificates) each Foreign Pledge Agreement, if any, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (i) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Administrative Agent, reasonably desirable to perfect the Liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Closing Date.

          (j) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Guarantor, the Primary Borrower and their Domestic Subsidiaries (including Foreign Subsidiary Holdcos) which are Credit Parties, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

          (k) Transaction Sources and Uses. The Lenders shall be reasonably satisfied with the terms and conditions of the Equity Financing, and the Administrative Agent shall have received a certificate of a Responsible Officer, dated the Closing Date, stating that, in connection with the Transactions, (i) the Guarantor has received at least $160,000,000 in cash equity capital pursuant to the Equity Financing, (ii) the aggregate amount payable to option holders as cash consideration for the Merger shall not exceed $10,000,000 and (iii) the total cost of the Transaction shall not have exceeded $928,000,000; such certificate also shall contain a good faith estimate (in reasonable detail) of the fees and expenses relating to the Transaction (which estimate shall not exceed $50,000,000 in the aggregate).

          (l) The Merger. The Administrative Agent and the Lenders shall be reasonably satisfied that (i)) all conditions precedent under the Merger Agreement to the consummation of the Merger (other than the payment of the Merger consideration) shall have been satisfied in all material respects (except for any modification or waiver of any such condition made with the consent of the Administrative Agent) and (ii) the Merger has been, or substantially simultaneously with the funding hereof, will be, consummated.

          (m) Repayment of Material Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that (i) simultaneously with the making of the Loans on the Closing Date, all material Indebtedness of WWG and the Guarantor and their respective Subsidiaries (other than the Senior Subordinated Notes, the German Mortgage Debt, any intercompany Indebtedness and the Indebtedness described on Schedule 11.1(m)) shall be paid in full and (ii) arrangements reasonably satisfactory to the Administrative Agent have been made for the termination (or assignment) of Liens and security interests granted, or other credit support provided, in connection with such material Indebtedness.

          (n) No Consents. The Guarantor, the Primary Borrower and their Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary in connection with the Transaction, the Loans and other extensions of credit hereunder and the continuing operations of the Primary Borrower and its Subsidiaries (after giving effect to the Transaction) except for such consents and approvals which the failure to obtain would not reasonably be expected to have a Material Adverse Effect; all such consents and approvals shall be in full force and effect and all applicable waiting periods under applicable law shall have expired without any governmental or judicial action being taken that has had or would be reasonably likely to have the effect of restraining, preventing or imposing materially burdensome condi tions on the Transaction and the related financing transactions contemplated hereby.

          (o) Corporate Structure. The Administrative Agent and the Lenders shall have received a corporate structure chart of the Guarantor and its Active Subsidiaries (after giving effect to the Transaction) and shall be reasonably satisfied with the corporate, capital and legal structure of the Guarantor and its Active Subsidiaries described therein.

          (p) Pro Forma Balance Sheet; Covenant Compliance. The Administrative Agent (i) shall have received a copy of the Pro Forma Balance Sheet and the related pro forma income statement, each of which shall be substantially similar to those provided to the Lenders prior to the date hereof and (ii) shall be reasonably satisfied that the foregoing pro forma financial statements demonstrate that the covenants set forth in Section 13 are satisfied as of the Closing Date on a pro forma basis after giving effect the Transaction.

          (q) Insurance. The Administrative Agent shall have received a schedule describing all material insurance policies maintained by the Guarantor and the Primary Borrower in accordance with the provisions of subsection 12.5, which schedule shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (r) Fees. The Administrative Agent and the Lenders shall have received all fees, costs, and expenses due and payable on or prior to the Closing Date, including, without limitation, the fees referred to in subsection 9.2 and subsection 9.17.

The making of the initial Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 11.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

          11.2 Conditions to the German Term Loans and the German L/C. The agreement of each German Term Loan Lender to make the German Term Loans, the German L/C Issuing Bank to issue the German L/C and the German L/C Participants to participate in the German L/C is subject to the satisfaction or waiver immediately prior to or concurrently with the making of such Loan or other extensions of credit, of the following conditions precedent.

          (a) Closing Date Conditions. The initial Loans shall have been made on the Closing Date.

          (b) German L/C. Concurrently with each borrowing under the German Term Loan Commitment, the German Term Loan Servicing Bank shall have received the original German L/C and the face amount of the German L/C at such time shall equal (euro)104,500,000.

          (c) Legal Opinion. The Administrative Agent shall have received, with a photocopy counterpart for each Lender, the executed legal opinion of Gleiss Lutz Hootz Hirsch, special German counsel to the Primary Borrower and the other Credit Parties, substantially in the form of Exhibit C-3 covering such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (d) Corporate Structure. The Administrative Agent shall be reasonably satisfied that (i) WWG and Wavetek GmbH are Wholly Owned Subsidiaries of the Primary Borrower, (ii) WWG owns, directly or indirectly, at least 99% of Holdings I GmbH and Holdings II GmbH, and (iii) the Primary Borrower owns, directly or indirectly, the remaining interest in Holdings I GmbH and Holdings II GmbH.

The making of the German Term Loans and the issuance of the German L/C hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent, the German Term Loan Servicing Bank, the German L/C Issuing Bank and the relevant Lenders that each of the conditions precedent set forth in this subsection 11.2 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

          (a) Conditions to Each Loan. The agreement of each Lender to make any Loan or other extension of credit requested to be made by it on any date (including, without limitation, any Loan or other extension of credit to be made on the Closing Date and the German Term Loans to be made and German L/C to be issued during the German Term Loan Availability Period) is subject to the satisfaction or waiver of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by each Credit Party in or pursuant to the Credit Documents to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and other extensions of credit requested to be made on such date.

Each borrowing by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                      SECTION 12. AFFIRMATIVE COVENANTS

          The Primary Borrower hereby agrees that, from and after the Closing Date and so long as any Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations then due and owing, and any other amount then due and owing to any Lender or the Administrative Agent hereunder or under any Note, the Primary Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          12.1  Financial Statements.  Furnish to each Lender:

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                                                                              68

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Guarantor and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 12.1(b), for the absence of certain notes).

          12.2  Certificates; Other Information.  Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 12.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Primary Borrower has complied with the requirements of subsection 12.9 with respect thereto),
     (ii) neither the Primary Borrower nor any other Credit Party has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) to the best of such Responsible Officer's knowledge, each of the Primary Borrower and the other Credit Parties has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it (and including therein a reasonably detailed calculation of the covenants set forth in
     Section 13 and, in the case of the annual financial statements, of Excess Cash Flow as of the last day of such period), and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except, in each case as specified in such certificate;

          (c) not later than 60 days after the beginning of each fiscal year of the Primary Borrower, a copy of the projections by the Primary Borrower of the operating budget and cash flow budget of the Primary Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer believes such projections have been prepared on the basis of reasonable assumptions;

          (d) within five Business Days after the same are sent, copies of all financial statements and reports which the Guarantor sends to its public stockholders, and within five Business Days after the same are filed, copies of all financial statements and reports which the Guarantor or Primary Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (e) promptly, such additional financial and other information as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

          12.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Primary Borrower or its Subsidiaries, as the case may be.

          12.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Primary Borrower and its Subsidiaries taken as a whole and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Primary Borrower and its Subsidiaries taken as a whole except as otherwise permitted pursuant to subsection 14.4; provided that the Primary Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          12.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Primary Borrower and its Subsidiaries taken as a whole in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property material to the business of the Primary Borrower and its Subsidiaries taken as a whole in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

          12.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender (acting through the Administrative Agent), at any reasonable time, upon reasonable notice, and as often as may reasonably be desired, to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Primary Borrower and its Subsidiaries with officers and employees of the Primary Borrower and its Subsidiaries and with its independent certified public accountants, in each case (i) at the expense of the Primary Borrower (A) with respect to any such actions by a Lender during the continuance of a Default or an Event of Default or as otherwise required by subsection 17.5 or (B) with respect to any such actions by the Administrative Agent and (ii) at the expense of the relevant Lender in any other case.

          12.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) as soon as possible after a Responsible Officer of the Primary Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

          (b) as soon as possible after a Responsible Officer of the Primary Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of the Primary Borrower or any of its Subsidiaries other than as previously disclosed to the Lenders, or
     (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor, the Primary Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

          (c) as soon as possible after a Responsible Officer of the Primary Borrower knows or reasonably should know thereof, any litigation or proceeding which has a reasonable possibility of an adverse determination which would result in a judgment against the Guarantor, the Primary Borrower or any of its Subsidiaries of $5,000,000 or more and which is not covered by insurance, or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Primary Borrower knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Guarantor, the Primary Borrower or any of its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, if, as a result thereof, the Guarantor, the Primary Borrower, or any of its Subsidiaries could reasonably be expected to incur any material liability; (ii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC or the Guarantor, the Primary Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, the Guarantor, the Primary Borrower or any of its Subsidiaries could reasonably be expected to incur any material liability; or (iv) the occurrence or expected occurrence of any event or condition under which the Guarantor, the Primary Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan;

          (e) As soon as possible after a Responsible Officer of the Primary Borrower knows, and except as would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, that (i) any Governmental Authority has identified the Primary Borrower or any of its Subsidiaries as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Primary Borrower or any of its Subsidiaries; (ii) any Governmental Authority may revoke any permit pursuant to Environmental Law held by the Primary Borrower or any of its Subsidiaries, or deny or refuse to renew any such permit sought by the Primary Borrower or any of its Subsidiaries; or (iii) any property owned, leased, or operated by the Primary Borrower or any of its Subsidiaries is being listed on, or proposed for listing on, the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") maintained by the U.S. Environmental Protection Agency or any similar list maintained by any Governmental Authority; and

          (f) as soon as possible after a Responsible Officer of the Primary Borrower knows or reasonably should know thereof, any development or event which has had or would reasonably be expected to have a material adverse change in the business, operations, property or condition (financial or otherwise) of the Primary Borrower and its Subsidiaries, taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Primary Borrower proposes to take with respect thereto.

          12.8 Environmental Laws. (i) Comply substantially with all Environmental Laws applicable to it, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws (collectively, "Environmental Permits"); and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all Environmental Permits applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect the Primary Borrower or any of its Subsidiaries. For purposes of this subsection 12.8, noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Primary Borrower shall in a timely manner undertake all reasonable efforts to achieve substantial compliance, and provided, further that, in any case, such noncompliance, and any other such noncompliance with any Environmental Law or Environmental Permit, individually or in the aggregate, would not reasonably be expected to give rise to the payment of a Material Environmental Amount.

          12.9 Additional Collateral. (a) With respect to any owned real property or fixtures located on owned real property, in each case with a purchase price or a fair market value of at least $1,000,000, in which the Primary Borrower or any of its Subsidiaries acquires ownership rights at any time after the Closing Date, promptly grant to the Administrative Agent, for the benefit of the Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any appraisals of such property under the Financial Institutions Reform, Recovery and Enforcement Act
of 1989 which the Administrative Agent reasonably deems to be required by law); provided that (i) nothing in this subsection 12.9(a) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Primary Borrower, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this subsection 12.9(a) on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 14.1, until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 14.1) or, as the case may be, the Primary Borrower determines not to proceed with such financing or refinancing.
In connection with any such grant to the Administrative Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Primary Borrower or such Subsidiary shall deliver or cause to be delivered to the Administrative Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Administrative Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).
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                                                                              72

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary or Foreign Subsidiary Holdco (other than to the extent that compliance with this subsection 12.9(b) would have an adverse tax consequence to the Primary Borrower), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Collateral Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Primary Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any Foreign Subsidiary Holdco be required to be so pledged), (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Primary Borrower or such Subsidiary, as the case may be, and (iii) cause any such new Domestic Subsidiary (A) to become a party to the Collateral Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed by the Administrative Agent to be necessary or reasonably advisable to cause the Lien created by the Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

          (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary (other than a Foreign Subsidiary Holdco) and which has Capital Stock which is owned directly by the Primary Borrower or a Domestic Subsidiary (other than WWG) and with respect to any Foreign Subsidiary of WWG that, subsequent to the Closing Date, becomes a direct Subsidiary of the Primary Borrower or of a Domestic Subsidiary (other than WWG), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new Foreign Pledge Agreement or such amendments to the relevant Foreign Pledge Agreement or the Collateral Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned directly by the Primary Borrower or any of its Domestic Subsidiaries (other than WWG) (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent any certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Primary Borrower or such Domestic Subsidiary, as the case may be.

          (d) Notwithstanding anything to the contrary contained herein, no Subsidiary of the Primary Borrower shall be required to comply with the provisions of this subsection 12.9 until such date as either (i) the consolidated gross revenues of such Subsidiary and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters or (ii) the consolidated assets of such Subsidiary and its Subsidiaries, exceed $10,000,000 (it being understood that any Subsidiary which achieves such assets or revenues after the date hereof shall be deemed, for purposes of this subsection 12.9 only, to have been newly acquired by the Primary Borrower on the date upon which such assets or revenues, as the case may be, are achieved).


                       SECTION 13. FINANCIAL COVENANTS

          The Primary Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations then due and owing, and any other amount then due and owing hereunder or under any Note to any Lender, the Primary Borrower shall not:

          13.1 Minimum Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters ending with any fiscal quarter set forth below set forth below, the Interest Coverage Ratio at the last day of such four-quarter period to be less than the ratio set forth opposite such period below:

                     Fiscal Quarter          Ratio
                     --------------          ------

                     September 30, 2000    1.65 to 1.0
                     December 31, 2000     1.65 to 1.0
                     March 31, 2001        1.65 to 1.0
                     June 30, 2001         1.65 to 1.0
                     September 30, 2001    1.65 to 1.0
                     December 31, 2001     1.80 to 1.0
                     March 31, 2002        1.95 to 1.0
                     June 30, 2002         1.95 to 1.0
                     September 30, 2002    1.95 to 1.0
                     December 31, 2002     1.95 to 1.0
                     March 31, 2003        2.00 to 1.0
                     June 30, 2003         2.00 to 1.0
                     September 30, 2003    2.00 to 1.0
                     December 31, 2003     2.00  to1.0
                     March 31, 2004        2.00 to 1.0
                     June 30, 2004         2.00 to 1.0
                     September 30, 2004    2.00 to 1.0
                     December 31, 2004     2.00  to1.0
                     March 31, 2005        2.00 to 1.0
                     June 30, 2005         2.00 to 1.0
                     September 30, 2005    2.00 to 1.0
                     December 31, 2005     2.00  to1.0
                     March 31, 2006        2.00 to 1.0
                     June 30, 2006         2.00 to 1.0
                     September 30, 2006    2.00 to 1.0
                     December 31, 2006     2.00  to 1.0
                     March 31, 2007        2.00 to 1.0
                     June 30, 2007         2.00 to 1.0
                     September 30, 2007    2.00 to 1.0


          13.2 Maximum Leverage Ratio. Permit the Leverage Ratio at the last day of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

                       Fiscal Quarter         Ratio
                     -------------------      -----

                     September 30, 2000    6.25 to 1.0
                     December 31, 2000     6.25 to 1.0
                     March 31, 2001        6.25 to 1.0
                     June 30, 2001         6.25 to 1.0
                     September 30, 2001    6.25 to 1.0
                     December 31, 2001     5.95 to 1.0
                     March 31, 2002        5.25 to 1.0
                     June 30, 2002         5.25 to 1.0
                     September 30, 2002    5.25 to 1.0
                     December 31, 2002     5.00 to 1.0

                       Fiscal Quarter         Ratio
                     -------------------      -----

                     March 31, 2003        4.50 to 1.0
                     June 30, 2003         4.50 to 1.0
                     September 30, 2003    4.50 to 1.0
                     December 31, 2003     4.50  to1.0
                     March 31, 2004        4.50 to 1.0
                     June 30, 2004         4.50 to 1.0
                     September 30, 2004    4.50 to 1.0
                     December 31, 2004     4.50  to1.0
                     March 31, 2005        4.50 to 1.0
                     June 30, 2005         4.50 to 1.0
                     September 30, 2005    4.50 to 1.0
                     December 31, 2005     4.50  to1.0
                     March 31, 2006        4.50 to 1.0
                     June 30, 2006         4.50 to 1.0
                     September 30, 2006    4.50 to 1.0
                     December 31, 2006     4.50  to 1.0
                     March 31, 2007        4.50 to 1.0
                     June 30, 2007         4.50 to 1.0
                     September 30, 2007    4.50 to 1.0


                        SECTION 14.  NEGATIVE COVENANTS

          The Primary Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations then due and owing, and any other amount then due and owing hereunder or under any Note to any Lender and the Primary Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

          14.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including, in any event, any preferred stock which is mandatorily redeemable prior to the scheduled maturity of the Loans, other than any such stock held by Management Investors), except:

          (a) Indebtedness of the Primary Borrower and its Subsidiaries under this Agreement and the other Credit Documents;

          (b) Indebtedness of the Primary Borrower to any Subsidiary and of any Subsidiary to the Primary Borrower or any other Subsidiary;

          (c) Indebtedness of the Primary Borrower and its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) and any other Financing Leases in an aggregate principal amount not exceeding as to the Primary Borrower and its Subsidiaries $25,000,000 at any time outstanding;

          (d) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and
     (ii) immediately after giving effect to the acquisition of such Person by the Primary Borrower no Default or Event of Default shall have occurred and be continuing;

          (e) Indebtedness of the Primary Borrower on account of the Senior Subordinated Notes;

          (f) additional Indebtedness of the Primary Borrower or any of its Subsidiaries which is subordinated to the obligations of the Credit Parties hereunder not exceeding $50,000,000 in aggregate principal amount at any one time outstanding; provided that (i) any such Indebtedness shall have terms and conditions which are not materially more burdensome to the Credit Parties than, and subordination provisions substantially similar to, the Senior Subordinated Notes and (ii) the aggregate principal amount of Indebtedness owing by Subsidiaries of the Primary Borrower that are not Subsidiary Guarantors in reliance upon the provisions of this clause (f) and subsection 14.1(p) shall not exceed $20,000,000 at any one time outstanding;

          (g) Indebtedness of the Primary Borrower or any of its Subsidiaries incurred to finance or refinance the purchase price of, or Indebtedness of the Primary Borrower and any of its Subsidiaries assumed in connection with, any Permitted Acquisition permitted by subsection 14.8(e), provided that (i) such Indebtedness is incurred substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person, other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Administrative Agent and shall not exceed 60% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition but excluding any Indebtedness under this Agreement incurred to finance such acquisition) and (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; and any refinancing, refunding, renewal or extension of any such Indebtedness; provided, that, the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension; provided, further, the aggregate principal amount of Indebtedness which may be incurred in reliance on this subsection 14.2(g) shall not exceed $70,000,000 during the term of this Agreement; provided, further that such amount shall be increased by an amount equal to $10,000,000 on each anniversary of the Closing Date, commencing on the first anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be so increased;

          (h) to the extent that any Guarantee Obligation permitted under subsection 14.3 constitutes Indebtedness, such Indebtedness;

          (i) Indebtedness of Foreign Subsidiaries of the Primary Borrower for working capital purposes (including in respect of overdrafts and letters of credit issued for the account of any Foreign Subsidiary) not exceeding, as to all such Foreign Subsidiaries, $35,000,000 in aggregate principal amount at any one time outstanding;

          (j) Indebtedness to finance the general working capital needs of the Primary Borrower and its Subsidiaries incurred after the Termination Date in an aggregate principal amount not to exceed the amount of the Revolving Credit Commitments as of the Closing Date, provided that (i) the Tranche A Loans shall have been repaid in full and the Revolving Credit Commitment shall have been or shall concurrently be terminated and the Revolving Credit Loans, the Swing Line Loans and the Reimbursement Obligations shall have been or shall concurrently be repaid in full and any outstanding Domestic L/C Obligations shall have been or shall concurrently be cash collateralized on terms reasonably satisfactory to the Administrative Agent and (ii) the terms and conditions of such replacement working capital facility shall be substantially similar to, or otherwise not less favorable to the Primary Borrower in any material respect than, the analogous provisions applicable to the Revolving Credit Commitments;

          (k) Indebtedness of the Primary Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

          (l) Indebtedness of any Foreign Subsidiary of the Primary Borrower fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;

          (m) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (n) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Primary Borrower and any of its Subsidiaries under any Hedging Arrangements;

          (o)  the German Mortgage Debt and any Indebtedness described in
     Schedule 11.1(m) and any refinancing thereof; and

          (p) additional Indebtedness not exceeding $40,000,000 in aggregate principal amount at any one time outstanding; provided that the aggregate principal amount of Indebtedness owing by Subsidiaries of the Primary Borrower that are not Subsidiary Guarantors in reliance upon the provisions of this clause (p) and subsection 14.1(f) shall not exceed $20,000,000 at any one time outstanding.

          For the purposes of determining compliance with subsection 14.1(i) and
(p), the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term debt) or committed (in respect of revolving debt).

          14.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor, the Primary Borrower or their Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance and other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits or other Liens securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d) Liens to secure the performance of bids, contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds, reimbursement obligations with respect to letters of credit issued for the account of any Foreign Subsidiary and otherwise permitted hereunder, and other obligations of a like nature incurred in the ordinary course of business;

          (e) zoning restrictions, easements, rights-of-way, restrictions, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of the Primary Borrower and its Subsidiaries taken as a whole;

          (f) Liens securing or consisting of Indebtedness of the Primary Borrower and its Subsidiaries permitted by subsection 14.1(c) or 14.1(g), provided that (i) such Liens shall be created prior to or substantially simultaneously with or within six months of the acquisition thereby financed or the date of the incurrence or assumption of such Indebtedness and, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with any acquisition, the property subject thereto immediately prior to such acquisition;

          (g) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 14.1(d), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof and
     (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary;

          (h) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Primary Borrower and all Subsidiaries in the aggregate) $10,000,000 in aggregate amount at any time outstanding;

          (i)  Liens created pursuant to the Security Documents;

          (j) Liens of landlords or of mortgages of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

          (k) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (l) Liens existing on assets or properties at the time of the acquisition thereof by the Primary Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Primary Borrower or such Subsidiary other than the assets or property being acquired;

          (m) Liens securing Guarantee Obligations permitted under subsection 14.3(j)(i) or (ii);

          (n) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Primary Borrower or any of its Subsidiaries to comply with subsection 12.9;

          (o) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 14.10 and general intangibles related thereto;

          (p) Liens on property of any Foreign Subsidiary of the Primary Borrower securing Indebtedness of any Foreign Subsidiary of the Primary Borrower permitted by subsection 14.1(i) or (p);

          (q) Liens in respect of the German Mortgage Debt; and other Liens in existence on the date hereof and listed on Schedule 14.2(q); and

          (r) Liens on Intellectual Property and foreign patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Primary Borrower and its Subsidiaries.

          14.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 14.3 and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal, except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, extension or renewal;

          (b) guarantees made in the ordinary course of its business by the Primary Borrower or any of its Subsidiaries of obligations of the Primary Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

          (c) the Collateral Agreement or otherwise in respect of Indebtedness permitted by subsection 14.1(a);

          (d) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

          (e) Guarantee Obligations in connection with up to an aggregate principal amount of $20,000,000 of Indebtedness outstanding at any time incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of the Guarantor or the Primary Borrower, and any refinancings, refundings, extensions or renewals thereof; provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and advances made in reliance upon the provisions of subsection 14.8(l);

          (f) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds, letters of credit and suretyship arrangements, all in the ordinary course of business;

          (g) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 14.9(iii) or similar agreements by the Primary Borrower or any of its Subsidiaries;

          (h) Reimbursement Obligations in respect of the Domestic L/Cs and the German L/C;

          (i) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

          (j) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Guarantor, the Primary Borrower or any of their Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes, and in the case of this clause (iii), in an aggregate amount (as to the Primary Borrower and all its Subsidiaries), together with the aggregate amount of all Investments permitted under subsection 14.8(c)(ii), of up to $2,000,000 outstanding at any time;

          (k) (i) Guarantee Obligations of the Primary Borrower or any Domestic Subsidiary and (ii) Guarantee Obligations of any Foreign Subsidiary (other than Indebtedness for borrowed money or for reimbursement obligations in respect of drawn letters of credit), in the case of clauses (i) and (ii), incurred in connection with Permitted Acquisitions permitted under subsection 14.8(e), provided that if any such Guarantee Obligation inures to the benefit of any Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Guarantee Obligation shall not exceed, with respect to any such acquisition, 60% of the purchase price of such acquisition (including any Indebtedness assumed in connection with any such acquisition) (or such greater percentage as shall be reasonably satisfactory to the Administrative Agent or, if any such purchase price shall be greater than $25,000,000, such greater percentage shall be reasonably satisfactory to the Majority Lenders);

          (l) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 14.5, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

          (m) (i) Guarantee Obligations represented by contracts entered into by the Primary Borrower or any of its Subsidiaries for the purchase of equipment, inventory and supplies required by the Primary Borrower or such Subsidiary in the ordinary course of business and (ii) accommodation guarantees for the benefit of trade creditors of the Primary Borrower or any of its Subsidiaries in the ordinary course of business;

          (n) Guarantee Obligations in respect of Indebtedness of a Person in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Primary Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $15,000,000 in aggregate principal amount; provided that (i) such amount shall be increased by an amount equal to $2,000,000 on each anniversary of the Closing Date, commencing on the second anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased and (ii) such amount and any increase in such amount permitted by clause (i) shall be reduced by the aggregate amount of Investments permitted by subsection 14.8(j);

          (o) Guarantee Obligations of the Primary Borrower and its Subsidiaries under any Hedging Arrangements; and

          (p) Guarantee Obligations by Subsidiaries of the Primary Borrower in respect of the Senior Subordinated Notes as provided in the Senior Subordinated Note Indenture, which are subordinated as provided in the Senior Subordinated Note Indenture.

          14.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Primary Borrower may be merged or consolidated with or into the Primary Borrower (provided that the Primary Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Primary Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any Subsidiary may liquidate or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Primary Borrower or any other Wholly Owned Subsidiary of the Primary Borrower;

          (c)  pursuant to the Transaction or the German Borrower Merger; or

          (d)  as expressly permitted by subsection 14.5.

          14.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Primary Borrower or any Wholly Owned Subsidiary, except:

          (a) the sale or other disposition of inventory, or of surplus, obsolete or worn- out property or assets, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) the sale or other disposition of any other property or assets in the ordinary course of business (it being understood that this shall not include the sale or other disposition of all or substantially all of any business unit);

          (c) the sale or other disposition of any property or assets (other than assets described in clauses (a) and (b) above), provided that the aggregate market value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $20,000,000;

          (d) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary of the Primary Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

          (e) the sale or other disposition of any assets or property by the Primary Borrower or any of its Subsidiaries to the Primary Borrower or any Wholly Owned Subsidiary of the Primary Borrower; provided that, in the case of any such fixed capital asset that is subject to any Lien created and existing under the Security Documents and the fair value of which exceeds $5,000,000, such Lien may not be released upon such disposition unless such disposition is for fair value as evidenced by a certificate of a Responsible Officer of the Primary Borrower.

          (f) the sale of the Capital Stock or all or substantially all of the assets of the Subsidiaries of the Primary Borrower contemplated in the side letter of the Primary Borrower to the Administrative Agent delivered on the date hereof; provided that any such sale is consummated for fair value as determined at the time of consummation in good faith by the board of directors or comparable body of the Primary Borrower.

          (g)  as permitted by subsection 14.4(b) or (c);

          (h) pursuant to Sale and Leaseback Transactions permitted by subsection 14.10;

          (i) the abandonment, sale or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Primary Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Primary Borrower and its Subsidiaries taken as a whole;

          (j) any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries set forth on Schedule 14.5(j);

          (k) any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries, so long as the Net Proceeds of any such sale or other disposition do not exceed $50,000,000 in the aggregate after the Closing Date, provided that an amount equal to 100% of the Net Proceeds of such sale or other disposition less the Reinvested Amount is applied in accordance with subsection 9.5(d); and

          (l) any issuance, sale or other disposition of preferred stock (or equivalent equity interest) of any Subsidiary constituting Indebtedness created, incurred, assumed or existing in compliance with subsection 14.1.

          14.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Primary Borrower or options, warrants or other rights to purchase common stock of the Primary Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Primary Borrower that is not Indebtedness or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution (other than dividends payable solely in the common stock of the Primary Borrower or options, warrants or other rights to purchase common stock of the Primary Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Primary Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

          (a) the Primary Borrower may pay cash dividends in an amount sufficient to allow the Guarantor to pay its obligations to CD&R under any agreement with CD&R for the rendering of management consulting or financial advisory services, provided that such amount shall not exceed in the aggregate $750,000 per year plus reasonable out-of-pocket expenses;

          (b) the Primary Borrower may pay cash dividends in an amount sufficient to allow the Guarantor to pay expenses incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any fiscal year;

          (c) the Primary Borrower may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by the Guarantor in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under federal or state laws or under this Agreement or any of the other Credit Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity;

          (d) the Primary Borrower may pay cash dividends in amounts sufficient to pay tax liabilities of the Guarantor which are paid in cash by the Guarantor to any taxing authority;

          (e) the Primary Borrower may, and may pay cash dividends in an amount sufficient to allow the Guarantor to, repurchase shares of its common stock or rights, options or units in respect thereof, from Management Investors, including as contemplated by the Management Subscription Agreements which may be entered into between the Guarantor or the Primary Borrower and Management Investors, for an aggregate purchase price not to exceed $17,500,000 in any fiscal year and $40,000,000 during the term of this Agreement; provided that such amount shall be increased by an amount equal to the proceeds of any resales or new issuances of shares and options to any such Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by the Guarantor, the Primary Borrower or any of their Subsidiaries to any such Management Investor that shall thereafter have been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of the Guarantor's or the Primary Borrower's common stock; and

          (f) the Primary Borrower may enter into and consummate the Transaction and the transactions expressly contemplated by the Transaction Documents, and may pay cash dividends in an amount sufficient to allow the Guarantor (i) to pay all fees and expenses incurred in connection with the Transaction and the transactions expressly contemplated by the Transaction Documents, (ii) to allow the Guarantor to perform its obligations under or in connection with the Transaction Documents or the Existing Transaction Documents and (iii) permit the Guarantor to pay its Guarantee Obligations on account of the Senior Subordinated Notes and the Senior Subordinated
     Note Indenture, to the extent that the payment of such Guarantee Obligations does not violate the subordination provisions contained in the Senior Subordinated Notes or the Senior Subordinated Note Indenture.

          14.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure (a "Capital Expenditure") in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (ii) any Permitted Acquisition permitted by subsection 14.8(e)) except for (x) Capital Expenditures described in the immediately preceding parenthetical and (y) additional Capital Expenditures, in the case of this clause (y) not exceeding, in the aggregate for the Primary Borrower and its Subsidiaries, during any fiscal year of the Primary Borrower the amount set forth below opposite such fiscal year:
----------------------------------------------------------------------
               Fiscal Year                Amount
              -------------            ------------
----------------------------------------------------------------------
                2001                   $ 58,900,000
----------------------------------------------------------------------
                2002                   $ 66,600,000
----------------------------------------------------------------------
                2003                   $ 62,500,000
----------------------------------------------------------------------
                2004                   $ 70,900,000
----------------------------------------------------------------------
                2005                   $ 80,600,000
----------------------------------------------------------------------
                2006                   $ 91,500,000
         2007 and thereafter           $103,800,000

; provided that any portion of such amount which is not so expended in the fiscal year for which it is permitted above may be carried-over to increase the amount permitted for the next fiscal year of the

Primary Borrower and shall be deemed to be the first amounts expended in such next fiscal year; provided, further that none of the amounts set forth in the table above shall be increased by more than the 50% of such amount by virtue of any such carry-over.

          14.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each an "Investment") in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in cash and Cash Equivalents;

          (c) loans and advances to officers, directors or employees of the Guarantor, the Primary Borrower or their Subsidiaries (i) for travel, entertainment and relocation expenses in the ordinary course of business,
     (ii) for other purposes in an aggregate amount for the Guarantor, the Primary Borrower and their Subsidiaries, together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 14.3(j)(iii), not to exceed $2,000,000 at any one time outstanding, (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 14.9 and (iv) existing on the Closing Date and described in Schedule 14.8(f);

          (d) Investments by the Primary Borrower in, and loans, advances and capital contributions by the Primary Borrower to, any Wholly Owned Subsidiary and investments by Subsidiaries in, and loans, advances and capital contributions by Subsidiaries to, the Primary Borrower and Wholly Owned Subsidiaries;

          (e) the acquisition of all or substantially all of the business or assets or the Capital Stock of any Person or any business unit thereof or all or substantially all of the Capital Stock of any Person (a "Permitted Acquisition"), provided that:

               (i) upon giving effect to such Permitted Acquisition on a pro forma basis, either (A) the Primary Borrower would be in Historical Pro Forma Compliance with respect to such Permitted Acquisition, or
          (B) the Primary Borrower would not be in Historical Pro Forma Compliance but would otherwise be in compliance on a pro forma basis with each of the financial covenants contained in Section 13 as if such Permitted Acquisition had been made on the first day of the Historical Period, and the aggregate cash purchase price paid by the Primary Borrower and its Subsidiaries for all Permitted Acquisitions made pursuant to this subclause (B) does not exceed an amount initially equal to $50,000,000, which amount shall be increased by $10,000,000 on each anniversary of the Closing Date, or (C) the Primary Borrower would be in compliance on a pro forma basis with each of the financial covenants contained in Section 13 as if such Permitted Acquisition had been made on the first day of the Historical Period, and such Permitted Acquisition is financed entirely through the issuance of equity (excluding any financing through the assumption of Indebtedness not for borrowed money in connection with the Acquisition);

               (ii) no Default or Event of Default has occurred and is continuing at the time of consummation of such Permitted Acquisition or will result therefrom; and

               (iii) any such acquisition of Capital Stock of any Person may exclude any Capital Stock of such Person to the extent necessary in the good faith judgment of the Primary Borrower, to permit such acquisition to be accounted for as a recapitalization;

          (f)  Investments existing on the Closing Date and described in
     Schedule 14.8(f), setting forth the respective amounts of such Investments as of a recent date;

          (g) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 14.5(d);

          (h) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 14.2(c), (d) or (j);

          (i) Investments representing non-cash consideration received by the Primary Borrower or any of its Subsidiaries in connection with any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries, provided that in the case of any sale or other disposition permitted under subsection 14.5(j), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such sale or other disposition and any such non-cash consideration received by the Primary Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

          (j) Investments by the Primary Borrower or any of its Subsidiaries in one or more Persons in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Primary Borrower or such Subsidiary in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

          (k) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Primary Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Primary Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Primary Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

          (l) loans and advances to Management Investors in connection with the purchase by such Management Investors of Capital Stock of the Guarantor or the Primary Borrower of up to $20,000,000 outstanding at any one time; provided that such amount shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantee Obligations permitted by subsection 14.3(e);

          (m) Investments in the Capital Stock of the Guarantor which is held by the Guarantor as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

          (n) Investments constituting Capital Expenditures, to the extent permitted by subsection 14.7;

          (o) Investments of the Primary Borrower and its Subsidiaries under any Hedging Arrangements; and

          (p) Investments not otherwise permitted by the preceding clauses of subsection 14.8 in an aggregate amount not to exceed $30,000,000 at any one time outstanding.

          14.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Primary Borrower unless such transaction (a) is otherwise permitted under this Agreement and (b) either (i) is upon terms no less favorable to the Primary Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not such an Affiliate or (ii) has been approved by a majority of the Disinterested Directors of the Guarantor, or in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors or comparable body of the Guarantor, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required; provided that nothing contained in this subsection 14.9 shall be deemed to prohibit:

          (i) the Primary Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of the Primary Borrower or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $1,000,000 for each such director, officer or employee;

          (ii) the payment of transaction expenses in connection with this Agreement, the Transaction and the German Borrower Merger;

          (iii) the Primary Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any of the persons listed on Schedule 1.1(b) and their Affiliates, any Management Investor, and each person who is or becomes a director, officer, agent or employee of the Guarantor or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Guarantor or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Guarantor or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to the Guarantor or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Guarantor or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Guarantor or any of its Subsidiaries;

          (iv) the Guarantor or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 14.9(iv);

          (v)   payments pursuant to the Tax Allocation Agreement; or

          (vi) any transaction permitted under subsection 14.2(m), 14.3(e), 14.3(g), 14.3(j), 14.4, 14.6, 14.8(c) or 14.8(l), or any transaction with the Primary Borrower or a Wholly Owned Subsidiary of the Primary Borrower.

For purposes of this subsection 14.9, "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the board of directors or comparable body of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction (other than by virtue of such member's ownership of Capital Stock of the Guarantor).

          14.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Primary Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Primary Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Primary Borrower or such Subsidiary (any of such arrangements, a "Sale and Leaseback Transaction") other than in connection with any sale or other disposition permitted under subsection
14.5 and except for Sale and Leaseback Transactions entered into by the Primary Borrower or any such Subsidiary with respect to real or personal property with an aggregate book value not to exceed $20,000,000 at any one time.

          14.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Primary Borrower to end on a day other than March 31.

          14.12 Limitation on Optional Payments and Modifications of Debt Instruments and other Material Agreements. (a) Make any optional payment, prepayment, repurchase or redemption of the Senior Subordinated Notes or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than mandatory payments of principal and interest and payments of, in each case, fees and expenses required by the Senior Subordinated Notes or the Senior
Subordinated Note Indenture, only to the extent permitted under the subordination provisions, if any, applicable thereto); provided, however, that up to $50,000,000 of the Senior Subordinated Notes may be repurchased, redeemed or otherwise acquired provided that the Guarantor shall have received at least $190,000,000 in gross cash proceeds on or after the Closing Date from a share rights offering to its shareholders and/or from the sale of common stock of the Guarantor to one or more members of the CD&R Group, (b) make any amendment, supplement, modification or waiver of any of the terms of the Senior
Subordinated Notes or the Senior Subordinated Note Indenture (i) which amends or modifies the subordination provisions contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture; (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Subordinated Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder of the Senior Subordinated Notes; (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Primary Borrower, or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Lenders hereunder in any material respect or (c) in the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes, unless the Primary Borrower shall have (i) made, or caused to have been made, payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the Domestic L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made, or caused to have been made, an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the Domestic L/C Obligations in respect of each Lender and shall have made, or caused to have been made, payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the Domestic L/C Obligations in respect of each such Lender which has accepted such offer.
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                                                                              87

          14.13 Limitation on Negative Pledge Clauses. Enter into any agreement which prohibits or limits the ability of the Primary Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the obligations hereunder or, in the case of any guarantor, its obligations under the Collateral Agreement, other than (a) this Agreement and the other Credit Documents and any related documents and (b) any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements or Financing Leases or operating leases of real property entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby).

          14.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Primary Borrower and its Subsidiaries are engaged on the Closing Date or which are related thereto.


                         SECTION 15. EVENTS OF DEFAULT

          15.1 Certain Bankruptcy Events. If any of the following events shall occur and be continuing:

          (a) the Guarantor, the Primary Borrower or any of its Material Subsidiaries (including, without limitation, prior to the German Term Loan Repayment Date, either German Borrower) shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Guarantor or the Primary Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or

          (b) there shall be commenced against the Guarantor or the Primary Borrower or any of its Material Subsidiaries (including, without limitation, prior to the German Term Loan Repayment Date, either German Borrower) any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or

          (c) there shall be commenced against the Guarantor or the Primary Borrower or any of its Material Subsidiaries (including, without limitation, prior to the German Term Loan Repayment Date, either German Borrower) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (d) the Guarantor or the Primary Borrower or any of its Material Subsidiaries (including, without limitation, prior to the German Term Loan Repayment Date, either German Borrower) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; or

          (e) the Guarantor or the Primary Borrower or any of its Material Subsidiaries (including, without limitation, prior to the German Term Loan Repayment Date, either German Borrower) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event:

          (A)  if such event is an Event of Default specified in clause (a) or
     (b) of this subsection 15.1 with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Domestic L/C Obligations, whether or not the beneficiaries of the then outstanding Domestic L/Cs shall have presented the documents required thereunder) shall immediately become due and payable; and

          (B) if such event is any other Event of Default specified in this subsection 15.1, any or all of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Primary Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Primary Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement (including, without limitation, all amounts of Domestic L/C Obligations, whether or not the beneficiaries of the then outstanding Domestic L/Cs shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          15.2 Other Events of Default. If any of the following events shall occur and be continuing:

          (a)(i) Any Borrower shall fail to pay any principal of any Loan (other than a German Term Loan) made to it or Reimbursement Obligation owing by it when due in accordance with the terms thereof or hereof (it being understood that any conversion of a Reimbursement Obligation into a borrowing pursuant to subsection 5.5(c) or subsection 7.5(c) shall not constitute a failure to make a payment in satisfaction of such Reimbursement Obligation) or any Borrower shall fail to pay any interest on any Loan (other than the German Term Loan) made to it or any other amount payable hereunder (including, without limitation, any amounts payable on any L/C Fee Payment Date), within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Primary Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate furnished by it at any time under or pursuant to this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 13 or 14; or

          (d) Any Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this subsection 15.2), and such default shall continue unremedied for a period ending on the earlier of (i) the date 30 days after a Responsible Officer of the Primary Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Primary Borrower by the Administrative Agent; or

          (e) Any Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans and the Reimbursement Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an "Acceleration"), and such time shall have lapsed and, if any notice shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such notice shall have been given; provided, however, that no Default or Event of Default shall exist under this paragraph unless the amount of any such Indebtedness or Guarantee Obligation in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000; or

          (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Primary Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Primary Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Primary Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
     (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect; or

          (g) One or more judgments or decrees shall be entered against the Primary Borrower or any of its Active Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) Any of the Security Documents (or any guarantee thereunder by any Credit Party of the monetary obligations of the Borrowers hereunder) shall cease, for any reason, to be in full force and effect other than pursuant to the terms hereof and thereof, or any Borrower or any other Credit Party which is a party to any of the Security Documents shall so assert in writing or
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                                                                              90


     (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

          (i) The Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the Senior Subordinated Note Indenture to the obligations of the Primary Borrower under this Agreement, any Notes and the other Credit Documents; or

          (j) a Change of Control shall have occurred or the Guarantor shall cease to own directly or indirectly 100% of the issued and outstanding common stock (or equivalent equity interests) of the Primary Borrower or (if prior to the German Term Loan Repayment Date) either German Borrower;

then, and in any such event, either or both of the following actions may be taken:

               (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and

               (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement (including, without limitation, all amounts of Domestic L/C Obligations, whether or not the beneficiaries of the then outstanding Domestic L/Cs shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          15.3 Certain Provisions Applicable to Domestic L/Cs. With respect to all Domestic L/Cs with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to subsection 15.1 or 15.2, the Primary Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Domestic L/Cs. The Primary Borrower hereby grants to the Administrative Agent, for the benefit of the Domestic L/C Issuing Bank and the Domestic L/C Participants, a security interest in such cash collateral to secure all obligations of the Primary Borrower under this Agreement and the other Credit Documents. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Domestic L/Cs, and the unused portion thereof after all such Domestic L/Cs shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Primary Borrower hereunder and under the Notes. After all such Domestic L/Cs shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Primary Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Primary Borrower. The Primary Borrower shall execute and deliver to the Administrative Agent, for the account of the Domestic L/C Issuing Bank and the Domestic L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account.

          15.4 Certain Waivers. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
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                                                                              91

                     SECTION 16. THE ADMINISTRATIVE AGENT

          16.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

          (b) Each German Term Loan Lender hereby irrevocably designates and appoints the German Term Loan Servicing Bank as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the German Term Loan Servicing Bank, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the German Term Loan Servicing Bank by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the German Term Loan Servicing Bank shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any German Term Loan Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the German Term Loan Servicing Bank.

          (c) Each Lender hereby irrevocably designates and appoints Credit Suisse First Boston as the syndication agent and The Chase Manhattan Bank and Bankers Trust Company as co-documentation agents under this Agreement and the other Credit Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Syndication Agent nor the Co-Documentation Agents shall have any duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Syndication Agent or the Co-Documentation Agents.

          16.2 Delegation of Duties. The Administrative Agent and the German Term Loan Servicing Bank may execute any of their respective duties under this Agreement and the other Credit Documents by or through their respective agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the German Term Loan Servicing Bank shall be responsible for the negligence or misconduct of any agent or attorneys in-fact selected by it with reasonable care.

          16.3 Exculpatory Provisions. Neither the Administrative Agent nor the German Term Loan Servicing Bank nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or
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                                                                              92

the German Term Loan Servicing Bank, as the case may be, under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the German Term Loan Servicing Bank shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Credit Document, or to inspect the properties, books or records of any Credit Party.

          16.4 Reliance by Administrative Agent and German Term Loan Servicing Bank. The Administrative Agent and the German Term Loan Servicing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent or the German Term Loan Servicing Bank, as the case may be. The Administrative Agent and the German Term Loan Servicing Bank may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the German Term Loan Servicing Bank, as the case may be. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or such larger number of Lenders as may be explicitly required hereunder) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and the German Term Loan Servicing Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Administrative Agent or the Majority Facility Lenders under the German Term Loan Facility as it deems appropriate. With respect to any action permitted to be taken by the German Term Loan Servicing Bank hereunder or under any other Credit Document, the German Term Loan Servicing Bank shall take such action if directed to do so by the Majority Facility Lenders under the German Term Loan Facility (or such larger number of German Term Loan Lenders as may be explicitly required hereunder). With respect to any action permitted to be taken by the Administrative Agent hereunder or under any other Credit Document, the Administrative Agent shall take such action if directed to do so by the Majority Lenders (or such larger number of Lenders as may be explicitly required hereunder). The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The German Term Loan Servicing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Facility Lenders under the German Term Loan Facility (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all such Lenders and all future holders of the German Term Loans.

          16.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Primary Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent
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                                                                              93

may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          16.6 Acknowledgments and Representations by Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to each other party hereto that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents to each other party hereto that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution that makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the German Term Loan Servicing Bank hereunder, neither the Administrative Agent nor the German Term Loan Servicing Bank shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Administrative Agent or the German Term Loan Servicing Bank or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          16.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and each Co-Documentation Agent in its respective capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and/or the Co-Documentation Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and/or either Co-Documentation Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent or the Co-Documentation Agents (as the case may be). The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          16.8 Agents in their Individual Capacities. Each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents and their
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                                                                              94

respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower or any other Credit Party as though the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent or the Co-Documentation Agents (as the case may be) were not the Administrative Agent, the German Term Loan Servicing Bank, Syndication Agent or Co-Documentation Agents hereunder and under the other Credit Documents. With respect to the Loans made by it, each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent or the Co-Documentation Agents (as the case may be), and the terms "Lender" and "Lenders" shall include each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents in its respective individual capacity.

          16.9 Successor Agents. Each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents may resign as Administrative Agent, the German Term Loan Servicing Bank, Syndication Agent or Co-Documentation Agents (as the case may be) upon 10 days' notice to the Lenders.

          (b) If the Administrative Agent shall resign as "Administrative Agent" under this Agreement and the other Credit Documents, then the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent (which shall be a bank) for the Lenders, which successor Administrative Agent (provided that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Administrative Agent shall have been approved by the Primary Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

          (c) Upon appointment of the successor Administrative Agent (the "Successor Administrative Agent"), the retiring Administrative Agent shall promptly (i) deliver to the Successor Administrative Agent, all Security Collateral (as defined in the Collateral Agreement) and any other collateral held by such retiring Administrative Agent pursuant to a Security Document, (ii) execute and file uniform commercial code financing statements prepared by the Primary Borrower and the Successor Administrative Agent, naming the Successor Administrative Agent as assignee, in each jurisdiction financing statements have been filed in connection with any Credit Document, (iii) take all such actions required or requested by the Primary Borrower to name the Successor Administrative Agent as mortgagee under the mortgages, if any, and (iv) take all such actions reasonably required or requested by the Primary Borrower to perfect the pledge or lien pursuant to the Security Documents in the name of the new Administrative Agent. The Primary Borrower shall pay or reimburse the retiring Administrative Agent for the reasonable out of pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel to the retiring Administrative Agent) incurred by the retiring Administrative Agent in connection with actions pursuant to the foregoing sentence.

          (d) If the German Term Loan Servicing Bank shall resign as "German Term Loan Servicing Bank" under this Agreement and the other Credit Documents, then the Majority Facility Lenders under the German Term Loan Facility shall appoint from among the German Term Loan Lenders a successor German Term Loan Servicing Bank (which shall be a bank) for the German Term Loan Lenders, which successor German Term Loan

Servicing Bank (provided that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such German Term Loan Servicing Bank shall have been approved by the Primary Borrower), shall succeed to the rights, powers and duties of the German Term Loan Servicing Bank hereunder. Effective upon such appointment and approval, the term "German Term Loan Servicing Bank" shall mean such successor German Term Loan Servicing Bank, and the former German Term Loan Servicing Bank's rights, powers and duties as German Term Loan Servicing Bank shall be terminated, without any other or further act or deed on the part of such former German Term Loan Servicing Bank or any of the parties to this Agreement or any holders of the Loans. After any retiring German Term Loan Servicing Bank's resignation as German Term Loan Servicing Bank, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was German Term Loan Servicing Bank under this Agreement and the other Credit Documents.

          (e) If the Syndication Agent shall resign as "Syndication Agent" or either Co-Documentation Agent shall resign as a "Co-Documentation Agent" under this Agreement and the other Credit Documents, then no successor Syndication Agent or Co-Documentation Agent, as the case may be, shall be appointed.


                           SECTION 17. MISCELLANEOUS

          17.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 17.1.

          (b) Except as set forth in the succeeding paragraphs of this subsection 17.1, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the relevant Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (ii) waive at any Credit Party's request on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided, that (w) without the written consent of the Domestic L/C Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any provisions of or directly applicable to any Domestic L/C,
(x) without the written consent of the Swing Line Lender, no Specified Change shall amend, modify or waive any provision of Section 8 or any other provision of this Agreement governing the rights or obligations of the Swing Line Lender,
(y) without the written consent of the then Administrative Agent, no Specified Change shall amend, modify or waive any provision of Section 16 or, without the prior written consent of the then Administrative Agent, German Term Loan Servicing Bank or the then Syndication Agent (as applicable), no Specified Change shall amend, modify or waive any other provision of this Agreement governing the rights or obligations of the Administrative Agent, the German Term Loan Servicing Bank or the Syndication Agent and (z) without the written consent of all the Lenders (other than the German Term Loan Lender), no Specified Change shall reduce any percentage specified in the definition of "Majority Lenders".

          (c) Without the written consent of the Majority Facility Lenders under the German Term Loan Facility, the German L/C Issuing Bank and the Majority Facility Lenders under the German L/C Facility, no Specified Change shall (i) waive any of the conditions precedent to the funding of the German Term Loans and the issuance of, and participation in, the German L/C set forth in subsection 11.2 or (ii) amend, supplement or otherwise modify any provision of the German L/C or any provision of Article 5 to the extent directly relating to the German L/C. For the avoidance of doubt, notwithstanding any provision of this Agreement or any other Credit Document, no provision of the German L/C may be amended, supplemented or waived without the prior written consent of the Primary Borrower.
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                                                                              96

          (d) Without the written consent of the Lenders having Commitment Percentages which aggregate more than 80% of the amount equal to the sum of the Aggregate Tranche A Commitment, the Aggregate Tranche B Commitment, the Dollar Equivalent Amount of the Aggregate German L/C Participation Commitment and the Aggregate Revolving Credit Commitment then in effect, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their Guarantee Obligations in respect hereof (except as permitted hereby or by any Security Document).

          (e) Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan or scheduled date of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitments or amend, modify or waive any provision of this subsection 17.1.

          (f) Without the written consent of all the Lenders (other than the German Term Loan Lenders), no Specified Change shall consent to the assignment or transfer by the Primary Borrower of any of its rights and obligations under this Agreement and the other Credit Documents.

          (g) Without the written consent of all the German L/C Participants, all the German Term Loan Lenders and the German L/C Issuing Bank, no Specified Change shall consent to the assignment or transfer by the German Borrower (other than as provided herein in subsections 4.5 and 5.9 or pursuant to a transaction permitted by paragraphs (a) through (c) of subsection 14.4) of any of its rights and obligations under this Agreement and the other Credit Documents.

          (h) Without the written consent of the Majority Facility Lenders in respect of any Facility adversely affected thereby, no Specified Change shall amend or modify subsection 9.5(f) to change the order of applying prepayments thereunder among the respective Facilities.

          (i) Without the written consent of all the Lenders in respect of any Facility adversely affected thereby, no Specified Change shall (i) reduce the percentage specified in the definition of "Majority Facility Lenders" with respect to such Facility or (ii) remove such Facility from the definition of "Majority Lenders".

          (j) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          17.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered; (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid; (c) in the case of delivery by a nationally recognized overnight courier, when received or (d) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

   The Guarantor, the Primary
   Borrower or the German Borrower:

                     Dynatech Corporation
                     3 New England Executive Park
                     Burlington, Massachusetts  01803
                     Attention:  Mark V.B. Tremallo,
                                 Corporate Vice President and General Counsel
                     Fax: (781) 272-2304
                     Phone: (781) 221-2008

    with a copy to:  Debevoise & Plimpton
                     875 Third Avenue
                     New York, New York  10022
                     Attention:  David A. Brittenham, Esq.
                     Fax: (212) 909-6836
                     Phone: (212) 909-6000

  The Administrative Agent
  or the German Term Loan
  Servicing Bank:    Morgan Guaranty Trust Company of New York
                     60 Wall Street
                     New York, New York  10260
                     Attention: Colleen Galle
                     Fax: (212) 648-7010
                     Phone: (212) 648-5005

    with a copy to:  Morgan Guaranty Trust Company of New York
                     c/o J.P. Morgan Services Inc.
                     500 Stanton Christiana Road
                     Newark, Delaware  19713
                     Attention: Mark Connor
                     Fax:  (302) 634-4300
                     Phone:  (302) 634-4218

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 2.2, 3.2, 4.2, 5.2, 6.2, 7.2, 8.2. 9.3, 9.4, 9.6 or 9.12(b) shall not be effective until received.

          17.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Credit Party, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          17.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          17.5 Payment of Expenses and Taxes. The Primary Borrower agrees (a) to pay or reimburse each of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of joint counsel to the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent and the Co-Documentation Agents; (b) to pay or reimburse each Lender, the German Term Loan Servicing Bank and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the several Lenders; (c) to pay, indemnify, and hold each Lender, the German Term Loan Servicing Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify, and hold harmless each Lender, each Co-Documentation Agent, the Syndication Agent, the German Term Loan Servicing Bank and the Administrative Agent from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, or the use of the proceeds of the Loans and other extensions of credit hereunder, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Primary Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Primary Borrower shall have no obligation hereunder to the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent, either Co-Documentation Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent, either Co-Documentation Agent or such Lender, as the case may be, (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) or (ii) claims made or legal proceedings commenced against the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent, either Co-Documentation Agent or any such Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Primary Borrower shall have no obligation under this subsection 17.5 to the Administrative Agent, the German Term Loan Servicing Bank, the Syndication Agent, either Co-Documentation Agent or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          17.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (other than pursuant to subsections 4.5 and 5.9 or pursuant to a transaction permitted by paragraphs (a) through (c) of subsection 14.4).

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents; provided that (unless the Primary Borrower and the Administrative Agent otherwise consent in writing) (y) no such participating interests shall be in an aggregate principal amount of less than $5,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Loans and Commitments) and (z) in the case of a participating interest in the German Term Loan, such Participant is an Eligible German Bank. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the relevant Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Credit Documents, and no Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document, provided that such participation agreement may provide that, without the consent of the Participant, such Lender will not agree to any amendment, supplement, modification or waiver, specified in subsection 17.1(e) or (f). Each Borrower also agrees that each Lender shall be entitled to the benefits of subsections 9.14, 9.15 and 9.16 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under subsections 9.14, 9.15 and 9.16 shall be determined as if such Lender had not granted any such participating interests.

          (c) (i) Any Lender (other than a German Term Loan Lender) may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to (A) any Lender or any Affiliate thereof that is a Permitted Affiliate Transferee (as hereinafter defined), or (B) with the consent of the Administrative Agent (which shall not be unreasonably withheld), to any Related Fund or (C) with the consent of the Administrative Agent and the Primary Borrower (which, in each case, shall not be unreasonably withheld), to any additional bank or financial institution and (ii) any German Term Loan Lender may, in the ordinary course of its business and in accordance with applicable law, with the consent of the Primary Borrower, the Administrative Agent and the German Term Loan Servicing Bank (which, in each case, shall not be unreasonably withheld) at any time and from time to time assign to any Eligible German Bank (any assignee described in clause (i) or (ii), an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Permitted Affiliate Transferee, by the Administrative Agent and, to the extent required pursuant to subclause (i)(C) or clause (ii) above, by the Primary Borrower and to the extent required pursuant to clause (ii) above, by the German Term Loan Servicing Bank, as the case may be) and delivered to the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, for its acceptance and recording in the Register, provided that (u) any assignment of a Revolving Credit Commitment shall require the consent of the Domestic L/C Issuing Bank, and any assignment of the German L/C Participation Commitment shall require the consent of the German L/C Issuing Bank, (v) unless the Primary Borrower, the German Term Loan Servicing Bank and the Administrative Agent otherwise consent in writing, any assignment of a German Term Loan by a German Term Loan Lender (A) shall be of all rights and obligations of such Lender under this Agreement and the other Credit Documents and (B) at any time after a change in law or regulation has made the exception described in chapter 23 of the German revenue ruling on section 8a of the German Corporate Revenue Code (or any successor provision of applicable law) inapplicable, may not result in interest payments in respect of such German Term Loans becoming non-deductible (without regard to any debt-equity safe harbor) for German income tax purposes, (w) in the case of any such assignment which is not to a Permitted Affiliate Transferee, the sum (without duplication) of the aggregate principal amount of the Loans, the aggregate amount of the Domestic L/C Obligations, the aggregate amount the German L/C Participation Commitment and the aggregate amount of the Available Revolving Credit Commitment being assigned is not less than $5,000,000 (or, if less, the full amount of such selling Lender's Loans and Commitments), or such lesser amount as may be agreed to by the

Primary Borrower and the Administrative Agent, (x) any assignment of all or any portion of a Lender's Revolving Credit Commitment, German L/C Participation Commitment, Reimbursement Term Loans (if any) or Tranche A Loans shall be accompanied by the assignment to the same Assignee of a ratable share of the others and (y) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such Affiliate, the Primary Borrower's prior written consent shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 17.6(c) would be entitled to receive any greater payment under subsection 9.14 or 9.15 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Primary Borrower has consented in writing to the assignment and agreed in writing to waive the benefit of this sentence. As used herein, the term "Permitted Affiliate Transferee" means (i) as to any assigning Tranche A Lender, German L/C Participant or Revolving Credit Lender, any Tranche A Lender, German L/C Participant or Revolving Credit Lender or any Affiliate thereof and (ii) as to any assigning Tranche B Lender, any Tranche B Lender or any Affiliate thereof.

          (d) The Administrative Agent, on behalf of the Primary Borrower, and the German Term Loan Servicing Bank, on behalf of the German Borrower, shall maintain at the address of the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, referred to in subsection 17.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the German Term Loan Servicing Bank and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly provide so). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Primary Borrower and the Administrative Agent), together with payment to the Administrative Agent (or in the case of an assignment of a German Term Loan, to the German Term Loan Servicing Bank) of a registration and processing fee of $2,500 (provided, however, that no such fee shall be payable by a Lender in the case of an assignment to an Affiliate of such Lender or a Related Fund; and provided, further that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $2,500 such fee shall be payable for all such contemporaneous assignments), the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Primary Borrower and, if applicable thereto, each German Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and each relevant Borrower, at its own expense, shall, upon the request to the Administrative

Agent (or, in the case of a German Borrower, the German Term Loan Servicing
Bank) made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (or, in the case of the German Borrower, to the German Term Loan Servicing Bank) (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to (i) in the case of an assigned Revolving Credit Loan, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee, (ii) in the case of an assigned Tranche A Loan, the amount of such Assignee's Tranche A Loan, (iii) in the case of an assigned Tranche B Loan, the amount of such Assignee's Tranche B Loan, (iv) in the case of an assigned German Term Loan, the amount of such Assignee's German Term Loan and (v) in the case of an assigned Swing Line Loan, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Assignee, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a retained Revolving Credit Loan, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, (ii) in the case of a retained Tranche A Loan, the amount of such Lender's Tranche A Loan, (iii) in the case of a retained Tranche B Loan, the amount of such Lender's Tranche B Loan, (iv) in the case of a retained German Term Loan, the amount of such Lender's German Term Loan and (v) in the case of a retained Swing Line Loan, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent or the German Term Loan Servicing Bank, as the case may be, to the Primary Borrower or the German Borrower, as the case may be, marked "canceled".

          (f) The Primary Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 17.15, any and all financial information in such Lender's possession concerning the Primary Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Primary Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Primary Borrower in connection with such Lender's credit evaluation of the Primary Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Primary Borrower if it would require the Primary Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Primary Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes do not prohibit any pledge (i) by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or (ii) by any Tranche B Lender of any Tranche B Loan, or any Note evidencing such Loan, to any trustee with respect to a pool of collateralized loan obligations which includes the obligations owing to such Lender hereunder, provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this subsection concerning assignments and shall be void and of no force or effect unless effected in compliance with such provisions.

          17.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Lender such portion of each such other Lender's similar Loans or Reimbursement Obligations, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold such Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 15.2(a) to set-off and appropriate and apply against any amount then due and payable by the relevant Borrower under such subsection any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent (or, in the case of the German Term Loans, the German Term Loan Servicing Bank) after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          17.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Primary Borrower, each German Borrower, the German Term Loan Servicing Bank and the Administrative Agent.

          17.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Administrative Agent, the German Term Loan Servicing Bank and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agent, the German Term Loan Servicing Bank or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          17.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          17.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) in the case of the German Borrower, each of Wavetek GmbH and Holdings II GmbH hereby irrevocably designates the Primary Borrower (and the Primary Borrower hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding, and agrees that such service upon the Primary Borrower shall be effective whether or not the Primary Borrower shall inform the German Borrower thereof;

          (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Borrower or the applicable Lender, as the case may be, at its address set forth in subsection 17.2 or at such other address of which the Administrative Agent, any such Lender and the Primary Borrower shall have been notified pursuant thereto;

          (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

          17.13 Acknowledgements.  Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Administrative Agent, the German Term Loan Servicing Bank or any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent, the German Term Loan Servicing Bank and Lenders, on one hand, and any Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

          17.14 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          17.15 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives) to keep confidential any Confidential Information, and in connection therewith comply with their customary procedures for handling confidential information of this nature and with safe and sound lending practices; provided that nothing herein shall limit its disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, insurance commissioners or other Governmental Authorities, having jurisdiction over the disclosing Lender, or to such Lender's auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) by the Administrative Agent or any Lender to an Affiliate thereof, (vi) in connection with any enforcement of any of the Credit Documents or (vii) to any Transferee or prospective Transferee or to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations that agrees to comply with this subsection and (in the case of any such Person that at the time of such disclosure has not yet become a Lender) executes and delivers to the Primary Borrower a written instrument in favor of the Primary Borrower confirming such agreement, in form and substance reasonably satisfactory to the Primary Borrower; provided that (x) in the case of the preceding clauses (i) and (iii), such Lender shall, to the extent legally permissible, notify the Primary Borrower of the proposed disclosure as far in advance as is reasonably practicable under the circumstances, (y) in the case of the preceding clauses (ii) and (iii), such Lender shall inform each such counsel, auditor or accountant of the agreement under this subsection 17.15 and take reasonable actions to cause compliance by any such Person with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 17.15) and (z) in the case of the preceding clause (v), such Lender or the Administrative Agent shall be responsible for any failure by such Affiliate of the Lender or the Administrative Agent to comply with this subsection. For purposes of this subsection 17.15, "Confidential Information" shall mean, with respect to the Administrative Agent or any Lender (an "Affected Party"), information delivered to such Affected Party by or on behalf of any Credit Party, the Administrative Agent or any other Lender in connection with the transactions contemplated by or otherwise pursuant to this Agreement or information obtained by the Affected Party in the course of any review of the books or records of the Guarantor or any Borrower; provided that such term shall not include information (i) that was publicly known or otherwise known to such Affected Party prior to the time of such disclosure on a nonconfidential basis without a duty of confidentiality to any Credit Party or Subsidiary thereof being violated, (ii) that subsequently becomes publicly known through no act or omission by any Affected Party or any Person acting on the Affected Party's behalf, (iii) that becomes known to such Affected Party on a nonconfidential basis without a duty of confidentiality to any Credit Party or Subsidiary thereof being violated and other than through disclosure by or on behalf of any Borrower or (iv) that constitutes financial information delivered to any Affected Party that is otherwise publicly available through no act or omission of any Affected Party or Person acting on such Affected Person's behalf.

          17.16 Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        DYNATECH LLC, as Primary Borrower


                                        By:  /s/ Allan M. Kline
                                           --------------------------
                                             Name:  Allan M. Kline
                                             Title: Vice President


                                        WAVETEK WANDEL GOLTERMANN GMBH, as
                                        German Borrower


                                        By:  /s/ Allan M. Kline
                                           ---------------------------
                                             Name:  Allan M. Kline
                                             Title: Managing Director


                                        DYNATECH SUBWORLD HOLDINGS GMBH, as
                                        German Borrower


                                        By:  /s/  Dr. Schwarzel-Peters
                                           ----------------------------------
                                             Name:  Dr. Schwarzel-Peters
                                             Title: Corporate Counsel

                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK, as Administrative Agent, as German
                                        Term Loan Servicing Bank, as German L/C
                                        Issuing Bank and as a Lender


                                        By:    /s/ Colleen B. Galle
                                           --------------------------------
                                             Name:  Collen B. Galle
                                             Title: Vice President


                                        CREDIT SUISSE FIRST BOSTON, as
                                        Syndication Agent and as a Lender


                                        By:    /s/  Robert Hetu
                                           ---------------------------------
                                             Name:  Robert Hetu
                                             Title: Vice President


                                        By:     /s/  Vitaly G. Butenko
                                           ---------------------------------
                                             Name:  Vitaly G. Butenko
                                             Title: Assistant Vice President


                                        THE CHASE MANHATTAN BANK, as
                                        Co-Documentation Agent and as a Lender


                                        By:    /s/ William J. Caggiano
                                           ---------------------------------
                                             Name:  William J. Caggiano
                                             Title: Managing Director


                                        BANKERS TRUST COMPANY, as Co-
                                        Documentation Agent and as a Lender


                                        By:     /s/ William W. Archer
                                           -------------------------------
                                             Name:  William W. Archer
                                             Title: Managing Director

                                        COMMERZBANK AG, as a German Term Loan
                                        Lender


                                        By:     /s/ Heinz Schopp
                                           -------------------------------------
                                            Name:  Heinz Schopp
                                            Title: Managing Director


                                        By:    /s/  Winfried Becker
                                           ------------------------------------
                                            Name:  Winfried Becker
                                            Title: Assistant Vice President



                                        ABN AMRO BANK N.V.


                                        By:      /s/  James S. Adelsheim
                                            -----------------------------------
                                            Name:  James S. Adelsheim
                                            Title: Group Vice President


                                        By:      /s/  Richard J. Schrage
                                           ------------------------------------
                                             Name:  Richard J. Schrage
                                             Title: Vice President



                                        BANK OF AMERICA, N.A.


                                        By:      /s/  W. Larry Hess
                                           -------------------------------------
                                             Name:  W. Larry Hess
                                             Title: Managing Director



                                        THE BANK OF NOVA SCOTIA


                                        By:      /s/  T. M. Pitcher
                                           -------------------------------------
                                             Name:  T. M. Pitcher
                                             Title: Authorized Signatory

                                        BANK OF TOKYO-MITSUBISHI
                                        TRUST COMPANY


                                        By:      /s/  Paul P. Malecki
                                           -------------------------------------
                                             Name:  Paul P. Malecki
                                             Title: Vice President



                                        ERSTE BANK NEW YORK


                                        By:     /s/  Arcinee Hovanessian
                                           ------------------------------------
                                             Name:  Arcinee Hovanessian
                                             Title: Vice President


                                        By:     /s/  John S. Runnion
                                           -------------------------------------
                                             Name:  John S. Runnion
                                             Title: First Vice President



                                        FIRST UNION NATIONAL BANK


                                        By:     /s/  Gerald P. Hullinger
                                           ------------------------------------
                                             Name:  Gerald P. Hullinger
                                             Title: Vice President



                                        FLEET NATIONAL BANK


                                        By:    /s/  Debra E. Del Vecchio
                                           -------------------------------------
                                             Name:  Debra E. Del Vecchio
                                             Title: Vice President



                                        HSBC BANK USA


                                        By:     /s/ Paul M. Harrington
                                           -------------------------------------
                                             Name:  Paul M. Harrington
                                             Title: Authorized Signatory

                                        NATEXIS BANQUE


                                        By:     /s/ Gary Kania
                                           -------------------------------------
                                             Name:  Gary Kania
                                             Title: Vice President


                                        By:    /s/  Jordan Sadler
                                           -------------------------------------
                                             Name:  Jordan Sadler
                                             Title: Assistant Vice President



                                        NATIONAL CITY BANK


                                        By:      /s/  Julie Sabroff
                                           -------------------------------------
                                             Name:  Julie Sabroff
                                             Title: Vice President


                                        BADEN-WURTTEMBERGISCHE BANK AG, as a
                                        German Term Loan Lender


                                        By:       /s/ Mr. Bley
                                           -------------------------------------
                                             Name:  Mr. Bley
                                             Title: Prokurist


                                        By:     /s/  Dr. Wolfgang Arndt
                                           -------------------------------------
                                             Name:  Dr. Wolfgand Arndt
                                             Title: Abteilungs-direktor


                                        DEUTSCHE BANK AG
                                        UNTERNINEHMEN UND IMMOBILIEN, as a
                                        German Term Loan Lender


                                        By:      /s/  Armin Wissman
                                           -------------------------------------
                                             Name:  Armin Wissman
                                             Title: Vice President

                                        By:       /s/  Jurgen Beck
                                           -------------------------------------
                                             Name:  Jurgen Beck
                                             Title: Vice President

                                        GZB-BANK GENOSSENSCHAFTLICHE ZENTRALBANK
                                        AG STUTTGART, as a German Term Loan
                                        Lender

                                        By:      /s/ Karl Deuschle
                                           -------------------------------------
                                             Name:  Karl Deuschle
                                             Title: Authorized Signatory


                                        By:   /s/ Hans-Dieter Neurohr
                                           -------------------------------------
                                             Name:  Hans-Dieter Neurohr
                                             Title: Authorized Signatory



                                        FRANKLIN FLOATING RATE TRUST


                                        By:    /s/  Chauncey Lufkin
                                           -------------------------------------
                                             Name:  Chauncey Lufkin
                                             Title: Vice President



                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By:       /s/  Gregory Hong
                                           -------------------------------------
                                             Name:  Gregory Hong
                                             Title: Duly Authorized Signatory



                                        KZH ING-1 LLC


                                        By:         /s/  Peter Chin
                                           -------------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent



                                        KZH ING-2 LLC


                                        By:          /s/  Peter Chin
                                           -------------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent



                                        KZH SHOSHONE LLC


                                        By:   /s/  Peter Chin
                                           -------------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent

                                        KZH STERLING LLC


                                        By:    /s/  Peter Chin
                                           -------------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent



                                        MERRILL LYNCH SENIOR
                                        FLOATING RATE FUND, INC.


                                        By:    /s/  Joseph Moroney
                                           -------------------------------------
                                             Name:  Joseph Moroney
                                             Title: Authorized Signatory



                                        MERRILL LYNCH SENIOR
                                        FLOATING RATE FUND II, INC.


                                        By:    /s/  Joseph Moroney
                                           -------------------------------------
                                             Name:  Joseph Moroney
                                             Title: Authorized Signatory



                                        DEBT STRATEGIES FUND, INC.


                                        By:    /s/  Joseph Moroney
                                           -------------------------------------
                                             Name:  Joseph Moroney
                                             Title: Authorized Signatory

                                        PILGRIM PRIME RATE TRUST

                                        By:  Pilgrim Investments, Inc.
                                             as its Investment Manager


                                        By:     /s/  Robert L. Wilson
                                           -------------------------------------
                                             Name:  Robert L. Wilson
                                             Title: Vice President



                                        SAWGRASS TRADING LLC


                                        By:     /s/  Kelly C. Walker
                                           -------------------------------------
                                             Name:  Kelly C. Walker
                                             Title: Vice President



                                        VAN KAMPEN PRIME RATE
                                        INCOME TRUST


                                        By:     /s/ Darvin D. Pierce
                                           -------------------------------------
                                              Name:  Darvin D. Pierce
                                              Title: Vice President


                                        VAN KAMPEN SENIOR INCOME TRUST


                                        By:      /s/  Darvin D. Pierce
                                           -------------------------------------
                                              Name:  Darvin D. Pierce
                                              Title: Vice President

                                                                     SCHEDULE II

                             ADDRESSES FOR NOTICES


MORGAN GUARANTY TRUST COMPANY
60 Wall Street
New York, NY  10260-0060
Attn: Colleen Galle
Tel:  (212) 648-6838
Fax:  (212) 648-5000

with a copy to:

MORGAN GUARANTY OF NEW YORK
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, DE  19713
Attn: Mark Connor
Tel:  (302) 634-4218
Fax:  (302) 634-4300

CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
20th Floor
New York, NY  10010-3629
Attn: Robert Hetu
Tel:  (212) 325-4542
Fax:  (212) 325-8309

THE CHASE MANHATTAN BANK
270 Park Avenue
New York, NY  10017
Attn: William J. Caggiano
Tel:  (212) 270-1338
Fax:  (212) 972-0009

BANKERS TRUST COMPANY
130 Liberty Street
New York, NY 10006
Attn: William Hughes
Tel:  (212) 250-2836
Fax:  (212) 250-1343

ABN AMRO BANK, N.V.
500 Park Avenue
2/nd/ Floor
New York, NY 10022
Attn: Rich Schrage
Tel:  (212) 446-4383
Fax:  (212) 446-4237
with a copy to:

ABN AMRO BANK, N.V.
208 South LaSalle Street
Suite 1500
Chicago, IL  60603
Attn: Kathy Oczko
Tel:  (312) 992-5139
Fax:  (312) 992-5111

ABN AMRO BANK, N.V.
One Post Office Square
39th Floor
Boston, MA  02109
Attn: Jim Adelsheim
Tel:  (617) 988-7930
Fax:  (617) 988-7910

BANK OF AMERICA, N.A.
9 West 57/th/ Street
New York, NY 10019
Attn: Larry Hess
Tel:  (212) 847-5005
Fax:  (212) 847-6847

THE BANK OF NOVA SCOTIA
Boston Branch
28 State Street
17th Floor
Boston, MA  02109
Attn: Stephen Foley
Tel:  (617) 624-7612
Fax:  (617) 624-7607

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
1251 Avenue of the Americas
12th Floor
New York, NY  10020-1104
Attn: Paul Malecki
Tel:  (212) 782-4343
Fax:  (212) 782-4981

ERSTE BANK NEW YORK
280 Park Avenue
West Building
New York, NY 10017
Attn:  Arcinee Hovanessian
Tel:   (212) 984-5635
Fax:   (212) 984-5627

FIRST UNION NATIONAL BANK
301 South College Street
Charlotte, NC 28288-1183
Attn:  Thierry Riek
Tel:   (704) 374-4552
Fax:   (704) 374-4793

with a copy to:

FIRST UNION NATIONAL BANK
301 South College Street
One First Union Center, DC-5
Charlotte, NC 28288-0608
Attn:  Jamie Johnson
Tel:   (704) 715-1359
Fax:   (704) 383-0202

FLEET NATIONAL BANK
100 Federal Street
High-Tech Division
Boston, MA  02110
Attn:  Debra Del Vecchio
Tel:   (617) 434-2815
Fax:   (617) 434-0819

HSBC BANK USA
140 Broadway
5th Floor
New York, NY 10005-1196
Attn:  Christopher French
Tel:   (212) 658-2742
Fax:   (212) 658-2586

NATEXIS BANQUE POPULAIRE
645 5/th/ Avenue
20/th/ Floor
New York, NY 10022
Attn:  Gary Kania
Tel:   (212) 872-5113
Fax:   (212) 872-5045

NATIONAL CITY BANK
1900 East 9th Street
Cleveland, OH  44114
Attn:  Lisa B. Lisi
Tel:   (216) 575-9166
Fax:   (216) 222-0003

FRANKLIN FLOATING RATE TRUST
c/o Franklin Templeton Group
777 Mariners Island Blvd.
San Mateo, CA 94404
Attn:  Matt Gregory
Tel:   (650) 312-3309
Fax:   (650) 312-3346

GENERAL ELECTRIC CAPITAL CORPORATION
60 Long Ridge Road
Stamford, CT 06927-5100
Attn:  Mei Nishiwaki
Tel:   (203) 316-7874
Fax:   (203) 316-7978

with a copy to:

PAUL HASTINGS JANOFSKY & WALKER
1055 Washington Blvd.
9th Floor
Stamford, CT  06901
Attn:  Matthew Donaher
Tel:   (203) 961-7427
Fax:   (203) 359-3031

KZH ING-1
KZH ING-2
KZH SHOSHONE LLC
KZH STERLING LLC
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY  10001
Attn:  Virginia Conway
Tel:   (212) 946-7575
Fax:   (212) 946-7776
with a copy to:

WEIL, GOTSCHAL & MANGES LLP
767 Fifth Avenue
34/th/ Floor
New York, NY 10153
Attn:  Shan McSweeney
Tel:   (212) 310-6857
Fax:   (212) 833-3118

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
MERRILL LYNCH SENIOR FLOATING RATE FUND II, INC.
DEBT STRATEGIES FUND, INC.
c/o Merrill Lynch Asset Management
800 Scudders Mill Road-Area 1B
Plainsboro, New Jersey 08536
Attn:  Janet S. Hansen
Tel:   (609) 282-3136
Fax:   (609) 282-3542

with a copy to:

MERRILL LYNCH
800 Scudders Mill Road, 2A
Plainsboro, NJ 08536
Attn:  Brad Lucido
Tel:   (609) 282-1715
Fax:   (609) 282-3222

and:

BROWN & WOOD
1 World Trade Center
58/th/ Floor
New York, NY 10048
Attn:  Pat Murphy
Tel:   (212) 839-5789
Fax:   (212) 839-5599

PILGRIM PRIME RATE TRUST
c/o Pilgrim Investments, Inc.
Two Renaissance Square
40 North Central Avenue
Suite 1200
Phoenix, AZ 85004-4424
Attn:  Robert Wilson
Tel:   (602) 417-8128
Fax:   (602) 417-8327

SAWGRASS TRADING  LLC
c/o Banc of America Securities LLC
100 North Tryon Street
NC1-0007-06-07
Charlotte, NC 28255
Attn:  Ashley Hamilton
Tel:   (704) 387-1939
Fax:   (704) 388-0648

with a copy to:

CARAVELLE ADVISORS, L.L.C.
425 Lexington Avenue
2/nd/ Floor
New York, NY 10017
Attn:  Dean Criares/Bonnie Gleason
Tel:   (212) 885-4554/(212) 885-4593
Fax:   (212) 885-4520

VAN KAMPEN PRIME RATE INCOME TRUST
VAN KAMPEN SENIOR INCOME TRUST
c/o Van Kampen  Investment Advisory Corp.
One Parkview Plaza
5/th/ Floor
Oakbrook Terrace, IL 60181-5555
Attn:  Brian Buscher
Tel:   (630) 684-6283
Fax:   (630) 684-6740

COMMERZBANK AG
Filiale Reutlingen
Abteilung fur Firmenkunden
Herr Becker, Postfach 11 44
Reutlingen, 72701
Attn:  Heinz Schopp
Tel:   (49) 7121 304-200
Fax:   (49) 7121 304-180

BADEN-WURTTEMBERGISCHE BANK AG
Filiale Reutlingen
Marktplatz 9
Reutlingen 72764
Germany
Attn:  Wolfgang Arndt
Tel:   (49) 7121 3195 50
Fax:   (49) 7121 3195 43
with a copy to:

BW CAPITAL MARKETS, INC.
630 Fifth Avenue
Rockefeller Center
Suite 1919
New York, NY 10111
Attn:  Philip Waldrop
Tel:   (212) 218-1805
Fax:   (212) 218-1810

DEUTSCHE BANK AG
Unterninehmen und Immobilien
Filiale Reutlingen
Kaiserpassage
72764 Reutlingen
Germany
Attn:  Thomas Hoesle
Tel:   (49) 7121 335-100
Fax:   (40) 7121 335-112

GZB-BANK
GENOSSENSCHAFTLICHE ZENTRALBANK AG
Stuttgart
Heilbronner Strasse 41
Stuttgart, Germany D-70191
Attn:  Mariella Kurzenberger
Tel:   (49) 0711-940-2127
Fax:   (49) 0711-940-6127

                                                                      SCHEDULE I

                              LENDERS; COMMITMENTS

-----------------------------------------------------------------------------------------------------------------------------------
                                          Tranche A        Tranche B       German Term          German L/C             Revolving
                  Lender                  Commitment       Commitment     Loan Commitment      Participation            Credit
                                                                                                 Commitment            Commitment
------------------------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company
  of New York                           $10,285,714.29  $264,000,000.00                       (euro) 15,085,714.29   $ 24,000,000.00
Credit Suisse First Boston              $ 8,464,285.71  $ 28,500,000.00                       (euro) 12,414,285.71   $ 19,750,000.00
The Chase Manhattan Bank                $ 7,071,428.57  $ 23,500,000.00                       (euro) 10,371,428.57   $ 16,500,000.00
Bankers Trust Company                   $ 7,071,428.57  $ 23,500,000.00                       (euro) 10,371,428.57   $ 16,500,000.00
ABN-AMRO Bank, N.V.                     $ 6,857,142.86                                        (euro) 10,057,142.86   $ 16,000,000.00
Bank of America, N.A.                   $ 1,607,142.86  $  7,500,000.00                       (euro)  2,357,142.86   $  3,750,000.00
Bank of Tokyo-Mitsubishi Trust Company  $ 5,357,142.86                                        (euro)  7,857,142.86   $ 12,500,000.00
Erste Bank of New York                  $ 2,142,857.14                                        (euro)  3,142,857.14   $  5,000,000.00
First Union National Bank               $ 2,142,857.14  $ 25,000,000.00                       (euro)  3,142,857.14   $  5,000,000.00
Fleet National Bank                     $ 5,357,142.86                                        (euro)  7,857,142.86   $ 12,500,000.00
HSBC Bank USA                           $ 6,857,142.86                                        (euro) 10,057,142.86   $ 16,000,000.00
Natexis Banque                          $ 1,714,285.71  $  7,000,000.00                       (euro)  2,514,285.71   $  4,000,000.00
National City Bank                      $ 3,214,285.71                                        (euro)  4,714,285.71   $  7,500,000.00
The Bank of Nova Scotia                 $ 6,857,142.86                                        (euro) 10,057,142.86   $ 16,000,000.00
Commerzbank AG                                                           (euro) 75,862,500.00
Baden-Wurttembergische Bank AG                                           (euro) 10,837,500.00
Deutsche Bank AG                                                         (euro) 10,837,500.00
Unterninehmen Und Immobilien
GZB Bank                                                                 (euro) 10,837,500.00

-----------------------------------------------------------------------------------------------------------------------------------
                                            Tranche A        Tranche B       German Term           German L/C          Revolving
                  Lender                    Commitment       Commitment     Loan Commitment       Participation         Credit
                                                                                                    Commitment         Commitment
------------------------------------------------------------------------------------------------------------------------------------
Debt Strategies Fund, Inc.                              $  2,000,000.00
Franklin Floating Rate Trust                            $ 24,000,000.00
General Electric Capital Corporation                    $ 10,000,000.00
KZH-ING-1 LLC                                           $  2,000,000.00
KZH-ING-2 LLC                                           $  8,000,000.00
KZH Shoshone LLC                                        $  5,000,000.00
Pilgrim Prime Rate Trust                                $  8,000,000.00
Sawgrass Trading LLC                                    $ 10,000,000.00
Merrill Senior Floating Rate Fund                       $ 15,000,000.00
Merrill Senior Floating Rate Fund II                    $  5,000,000.00
KZH Sterling LLC                                        $  5,000,000.00
Van Kampen Prime Rate Income Trust                      $ 15,000,000.00
Van Kampen Senior Income Trust                          $ 22,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   $75,000,000.00  $510,000,000.00   (euro)108,375,000.00  (euro)110,000,000.00 $175,000,000.00
------------------------------------------------------------------------------------------------------------------------------------